AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 2011
REGISTRATION NO. ___-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

56-1643598
(IRS Employer Identification Number)

301 South College Street
Charlotte, North Carolina 28288-0166
(704) 374-6161
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Jeff D. Blake
Senior Counsel
Wells Fargo & Company
301 South College Street
Charlotte, North Carolina 28288-0630
(704) 383-2556
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Mark M. Rogers, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Stuart N. Goldstein, Esq. Cadwalader, Wickersham & Taft LLP 227 W. Trade Street Suite 2100 Charlotte, North Carolina 28202

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time on or after the effective date of this Registration Statement, determined in light of market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. ☐

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☒ (do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)
Mortgage Pass-Through Certificates	$1,000,000.00	100%	$1,000,000.00	$116.10

(1)	This Registration Statement relates to the offering from time to time of $1,000,000 aggregate principal amount of Mortgage Pass-Through Certificates.
(2)	Estimated for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT	(TO PROSPECTUS DATED [ ], 201[ ])
$          [                     ] (Approximate)
[WELLS FARGO] COMMERCIAL MORTGAGE TRUST 201[ ]-[  ]
as Issuing Entity
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 201[ ]-[  ]

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor
[Wells Fargo Bank, National Association]
[                                  ]
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund.  The offered certificates are mortgage-backed securities issued by the trust fund.  Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus.  The trust fund will consist primarily of a pool of [  ] commercial and multifamily mortgage loans, which together have an aggregate outstanding principal balance of approximately $[                     ] as of [        ], 201[ ].  The trust fund will issue [  ] classes of commercial mortgage pass-through certificates, [  ] of which are being offered by this prospectus supplement.   [The offered certificates will accrue interest from and including [              ], 201[ ].]  Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the [       ] business day after the [  ]th day (or, if such [  ]th day is not a business day, the next succeeding business day) of each month, commencing in [         ], 201[ ].  No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

[Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.]

 [[____________] will be the counterparty to an [             ][swap] agreement for the benefit of the Class [    ] Certificates.]

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates.  The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, [the trust advisor,] the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality.

Investing in the offered certificates involves risks.  You should review carefully the factors set forth under “Risk Factors” commencing on page S-[  ] of this prospectus supplement and page [  ] of the accompanying prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Principal Balance [or Notional Amount](1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description(2)	Assumed Final Distribution Date(3)
Class [ ]	$[ ]	[ ]%	[ ]	[ ]
Class [ ]	$[ ]	[ ]%	[ ]	[ ]
Class [ ]	$[ (4)]	[ ]%	[ ]	[ ]
Class [ ]	$[ (4)]	[ ]%	[ ]	[ ]
Class [ ]	$[ ]	[ ]%	[ ]	[ ]
Class [ ]	$[ ]	[ ]%	[ ]	[ ]
Class [ ]	$[ ]	[ ]%	[ ]	[ ]

(1)	The initial principal balances and notional amounts are approximate and on the closing date may vary by up to [5]%.

(2)	See page S-[ ] of this prospectus supplement for more information on the calculation of the pass-through rates.

[(3)	Calculated based on a [0]% CPR and the Structuring Assumptions described under “Yield and Maturity Considerations” in this prospectus supplement.]

[(4)	See page S-[ ] of this prospectus supplement for more information on the notional amount of the class [ ] certificates.]

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated [         ], 201[ ].

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities, LLC, [                ], [              ], [               ] and [              ] are the underwriters of this offering.  [Wells Fargo Securities, LLC] and [                     ] will act as co-lead managers and co-bookrunners.  We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers on or about [              ], 201[ ].  We expect to receive from this offering approximately $[                  ] in sale proceeds, plus accrued interest on the offered certificates from and including [             ], 201[ ], before deducting expenses payable by us.

[Wells Fargo Securities]	[ ]
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

[ ]	[ ]	[ ]
Co-Manager	Co-Manager	Co-Manager

The date of this prospectus supplement is [              ], 201[ ].

[MAP AND PICTURES]

Table of Contents

Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	x

SUMMARY	S-1

RISK FACTORS	S-30

Risks Related to the Offered Certificates	S-30

The Certificates May Not Be a Suitable Investment for You	S-30
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	S-30
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS	S-30
Market Considerations and Limited Liquidity	S-31
The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment	S-33
Subordination of the Class [ ], [ ], [ ], [ ], [ ] and [ ] Certificates Will Affect the Timing of Distributions and the Application of Losses on Those Respective Classes of Certificates	S-36
A Disproportionately High Rate of Prepayments on Mortgage Loans with Relatively High Mortgage Interest Rates May Adversely Affect the Yield on Certain Classes of Certificates	S-36
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	S-37
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	S-37
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	S-38
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	S-38
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	S-38
If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund
S-39
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	S-40
Potential Conflicts of Interest of the Underwriters	S-41
Potential Conflicts of Interest in the Selection of the Mortgage Loans	S-42
[The Ratings of the Offered Certificates May Be Withdrawn or Lowered, or the Offered Certificates May Receive an Unsolicited Rating, Which May Have an Adverse Effect on the Liquidity or Market Price of the Offered Certificates]
S-43
The Special Servicer May Be Directed To Take Actions	S-43
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	S-44
Because the Certificates are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences	S-44

Certain Federal Tax Considerations Regarding Original Issue Discount	S-44
State and Local Tax Considerations	S-45
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	S-45
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	S-45

Risks Related to the Mortgage Loans	S-46

Non-Recourse Loans Limit Remedies Following Borrower Default	S-46
Each of the Various Types of Mortgaged Properties are Subject to Unique Risks, Which May Reduce Payments on Your Certificates	S-47
The Repayment of a Multifamily or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates
S-47
Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	S-49
Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	S-49
[Leased Fee Properties Have Special Risks	S-50
[Credit Lease Loans Have Special Risks]	S-50
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	S-51
Tenant Early Termination Options Entail Special Risks	S-52
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	S-53
The Operation of Commercial Properties Is Dependent Upon Successful Management	S-53
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	S-54
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	S-54
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	S-55
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	S-55
Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	S-56
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	S-56
Certain Mortgaged Properties May Have a Limited Operating History	S-57
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-57
Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property
S-57

There Can Be No Assurances That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property
S-58
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	S-58
If a Borrower is Unable to Repay its Loan on its Maturity Date or Does Not Repay Its Loan on Any Anticipated Repayment Date, You May Experience a Loss or Delay in Distributions on Your Certificates	S-58
A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distribution on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property
S-59
Realization on Defaulted Mortgage Loans that are Part of a Loan Combination May Be Adversely Affected by the Rights of the Holders of the related Non-Trust Mortgage Loan	S-60
Litigation Arising Out of Ordinary Business Could Adversely Affect Distributions on Your Certificates	S-60
Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan
S-61
Borrowers That Are Not Bankruptcy Remote Entities May Be More Likely To File Bankruptcy Petitions and This May Adversely Affect Distributions on Your Certificates	S-62
Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	S-62
Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable	S-62
Substitution of Mortgaged Properties May Lead to Increased Risks	S-63
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	S-63
Mortgaged Properties That Are Not in Compliance With Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	S-63
Condemnations With Respect To Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	S-64
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	S-64
Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates
S-66
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	S-69
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	S-69
Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions	S-70
The Mortgage Loans Have Not Been Re-Underwritten by Us	S-70
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of the Depositor’s Other Trusts
S-71
No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan
S-71

v

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	S-72
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	S-72
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	S-72
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	S-73
Condominium or Cooperative Ownership May Limit Use and Improvements	S-73
Tenancies in Common May Hinder Recovery	S-74
Mortgage Loans Secured by Mortgaged Properties Subject to Assistance and Affordable Housing Programs Are Subject to the Risk that Those Programs May Terminate or Be Altered	S-75
Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders	S-75
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	S-75

Other Risks	S-76

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-76
Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-76
Additional Risks	S-76

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-76

DESCRIPTION OF THE MORTGAGE POOL	S-76

General	S-76
Mortgage Loan Selection Process	S-77
Mortgage Loan History	S-77
Certain Characteristics of the Mortgage Pool	S-77
Assessments of Property Value and Condition	S-90
Loan Purpose	S-92
Credit Lease Loans	S-92
Section 42 Low Income Housing Tax Credits	S-94
Additional Mortgage Loan Information.	S-95
[Exceptions to Underwriting Guidelines]	S-101
Assignment of the Mortgage Loans	S-102
Representations and Warranties	S-105
Cures, Repurchases and Substitutions	S-105
Changes in Mortgage Pool Characteristics	S-107
Finalized Pooling and Servicing Agreement and Other Material Agreements	S-107

TRANSACTION PARTIES	S-107

The Issuing Entity	S-107
The Depositor	S-108

The Sponsors, Mortgage Loan Sellers and Originators	S-109
[Significant Originators]	S-117
[Significant Obligors]	S-117
The Trustee	S-117
[The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian]	S-118
The Master Servicer	S-119
The Servicers	S-122
The Special Servicer	S-122
[The Trust Advisor	S-123
Affiliations and Certain Relationships Among Certain Transaction Parties	S-123
Certain Conflicts of Interest Involving Financial Exposure Related to the Mortgage Loans	S-123

[STATIC POOL INFORMATION]	S-123

DESCRIPTION OF THE OFFERED CERTIFICATES	S-124

General	S-124
Certificate Principal Balances and Certificate Notional Amounts	S-124
Distribution Account	S-125
Interest Reserve Account	S-127
Distributions	S-128
Treatment of REO Properties	S-135
[Pre-Funding Account]	S-136
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	S-136
[Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses]	S-139
[Credit Enhancement Provider]	S-140
[Cash Flow Agreements]	S-140
Advances of Delinquent Monthly Debt Service Payments	S-140
Fees and Expenses	S-144
Reports to Certificateholders; Available Information	S-154
Voting Rights	S-158
Delivery, Form and Denomination	S-158
Matters Regarding the Certificate Administrator and the Tax Administrator	S-159
Amendment of the Pooling and Servicing Agreement	S-159
Termination of the Pooling and Servicing Agreement	S-160
The Trustee	S-162
Suits, Actions and Proceedings by Certificateholders	S-163

YIELD AND MATURITY CONSIDERATIONS	S-164

Yield Considerations	S-164
Weighted Average Life	S-169
Yield Sensitivity of the Class [ ] Certificates	S-173
Pre-Tax Yield to Maturity Tables	S-173

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	S-177

General	S-177
Servicing and Other Compensation and Payment of Expenses	S-178

Asset Status Reports	S-188
[The Majority Subordinate Certificateholder and the Subordinate Class Representative	S-190
[The Trust Advisor]	S-192
Net Present Value Calculations	S-195
[Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts	S-196
Replacement of the Special Servicer	S-196
Maintenance of Insurance	S-198
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	S-200
Transfers of Interests in Borrowers	S-200
Modifications, Waivers, Amendments and Consents	S-200
Required Appraisals	S-204
Collection Account	S-206
Procedures With Respect to Defaulted Mortgage Loans and REO Properties	S-206
REO Account	S-210
Inspections; Collection of Operating Information	S-210
Rating Agency Confirmations	S-211
Rights Upon the Occurrence of an Event of Default	S-212
[Termination, Discharge and Resignation of the Trust Advisor	S-214
Resignation of the Master Servicer and the Special Servicer	S-215
Certain Matters Regarding the Master Servicer, the Special Servicer[, the Trust Advisor] and the Depositor	S-215
Evidence as to Compliance	S-217

USE OF PROCEEDS	S-219

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-219

CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-219

General	S-219
Discount and Premium; Prepayment Consideration	S-220
Characterization of Investments in Offered Certificates	S-221

ERISA CONSIDERATIONS	S-222

Plan Assets	S-222
Special Exemption Applicable to the Offered Certificates	S-223
Insurance Company General Accounts	S-224
General Investment Considerations	S-225

LEGAL INVESTMENT	S-225

METHOD OF DISTRIBUTION	S-225

LEGAL MATTERS	S-227

[RATINGS]	S-227

GLOSSARY	S-228

[Schedule I:	Amortization Schedule for [ ]	I-1]
[Schedule II:	Class [ ] Planned Principal Balance	II-1]
Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2–1
Annex A-3:	Summaries of the [ ] Largest Mortgage Loans	A-3–1
[Annex A-4:	Certain Characteristics of the Multifamily and Manufactured Housing Community Loans	A-4-1]
Annex B-1:	Mortgage Loan Representations and Warranties	B-1–1
Annex B-2:	Exceptions to Mortgage Loan Representations and Warranties	B-2–1
Annex C:	Global Clearance, Settlement and Tax Documentation Procedures	C–1
[Annex D-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	D-1–1]
[Annex D-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	D-2–1]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

•	this prospectus supplement, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents in this prospectus supplement on page S-[ ] and the table of contents in the accompanying prospectus on page [  ].  You can find the definitions of capitalized terms that are used in this prospectus supplement in the Glossary beginning on page S-[   ] in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption “Glossary” beginning on page [   ] in the accompanying prospectus.

In this prospectus supplement, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)           TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)           TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)           IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF CERTIFICATES TO THE PUBLIC” IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

x

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FINANCIAL SERVICES AND MARKET ACT (THE “FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”).  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

Dealer Prospectus Delivery Obligation

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.  This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

SUMMARY

The following summary is a short description of the main terms of the offered certificates and the mortgage loans.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

Overview of the Certificates

The table below lists certain summary information concerning the [Wells Fargo] Commercial Mortgage Trust 201[ ]-[  ], Commercial Mortgage Pass-Through Certificates, Series 201[ ]-[  ], which (other than the Class [   ], Class [   ], Class [   ], Class [R] and [V] Certificates) we are offering pursuant to this prospectus supplement.  Each Certificate represents an interest in the mortgage loans included in the trust fund.

Class	Approx. Initial Principal Balance [or Notional Amount]	Approx. % of Aggregate Cut-off Date Balance	Approx. Initial Credit Support	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Weighted Average Life (Years)	Expected Principal/ Notional Window
Offered Certificates
[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]	[ ]	[ ]/20[ ] – [ ]/20[ ]
[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]	[ ]	[ ]/20[ ] – [ ]/20[ ]
[ ]	$[ ]	[NAP]	[NAP]	[ ]%	[Variable]	[NAP]	[NAP]
[ ]	$[ ]	[NAP]	[NAP]	[ ]%	[Variable]	[NAP]	[NAP]
[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]	[ ]	[ ]/20[ ] – [ ]/20[ ]
[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]	[ ]	[ ]/20[ ] – [ ]/20[ ]
[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]	[ ]	[ ]/20[ ] – [ ]/20[ ]
Non-Offered Certificates
[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]	[ ]	[ ]/20[ ] – [ ]/20[ ]
[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]	[ ]	[ ]/20[ ] – [ ]/20[ ]
[ ]	$[ ]	[ ]%	[ ]%	[ ]%	[ ]	[ ]	[ ]/20[ ] – [ ]/20[ ]
[R]	NAP	NAP	NAP	NAP	NAP	NAP	NAP
[V]	NAP	NAP	NAP	NAP	NAP	NAP	NAP

In reviewing the foregoing table, prospective investors should note that—

•
Any information provided in this prospectus supplement regarding the characteristics of the certificates not offered by this prospectus supplement is provided only to enhance your understanding of the certificates that are offered by this prospectus supplement.

•
The Class [  ] and [  ] Certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the Class [  ] Certificates.  The Class [  ] and [  ] Certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the Class [  ] Certificates.

•
The principal balances [and notional amounts] set forth in the table are approximate.  The actual initial principal balances [and notional amounts] may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as [5]% larger or smaller than the amount presented above.

•	The approximate initial credit support with respect to the Class [ ] and [ ] Certificates represents the approximate credit enhancement for the Class [ ] and [ ] Certificates in the aggregate.

•
The Weighted Average Life and Expected Principal Windows are calculated based on a [0]% CPR and the Structuring Assumptions described under “Yield and Maturity Considerations” in this prospectus supplement.

•	The pass-through rates for the Class [ ], [ ], [ ], [ ], [ ], [ ], [ ] and [ ] Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to a weighted average of the net mortgage interest rates (“WAC Rate”) on the mortgage loans for the related distribution date, such rates as adjusted (as necessary) to a 30/360 basis, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate, or (iv) a variable rate per annum equal to the WAC Rate minus a specified percentage.]

•
[The Class [  ] Certificates are notional amount certificates.  The Notional Amount of the Class [  ] Certificates will be equal to the aggregate principal balance of the Class [  ] and [  ] Certificates outstanding from time to time.  The Class [  ] Certificates will not be entitled to distributions of principal.]

•
The pass-through rate for the Class [  ] Certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans outstanding from time to time for the related distribution date, such net mortgage rates as adjusted (in each case) to an annual rate accruing on the basis of a 360-day year consisting of twelve 30-day months and producing the same amount of interest as such pre-adjusted net mortgage rate in the relevant month, over (b) the weighted average of the pass-through rates on the Class [  ] and [  ] Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.]

•
[The Class [  ] Certificates are notional amount certificates.  The Notional Amount of the Class [  ] Certificates will be equal to the aggregate principal balance of the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates outstanding from time to time.  The Class [  ] Certificates will not be entitled to distributions of principal.]

•
[The pass-through rate for the Class [  ] Certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans outstanding from time to time for the related distribution date, such net mortgage rates as adjusted (in each case) to an annual rate accruing on the basis of a 360-day year consisting of twelve 30-day months and producing the same amount of interest as such pre-adjusted net mortgage rate in the relevant month, over (b) the weighted average of the pass-through rates on the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.]

•
For federal income tax purposes, each class of certificates presented in the table evidences a class of “regular interests” in a “real estate mortgage investment conduit”, or REMIC.  See “Certain Federal Income Tax Consequences” in this prospectus supplement.

•
The certificates will also include the Class [R] and [V] Certificates, which do not have principal balances or notional amounts and do not accrue interest.  The Class [R] and [V] Certificates are not presented in the table above and are not offered by this prospectus supplement.

Relevant Parties

Title of Certificates
[Wells Fargo] Commercial Mortgage Trust 201[ ]-[  ], Commercial Mortgage Pass-Through Certificates, Series 201[ ]-[  ], which will be issued pursuant to a pooling and servicing agreement (the “pooling and servicing agreement”), to be dated as of [          ], 201[ ], among the depositor, the master servicer, the special servicer, [the trust advisor,][ the certificate administrator, the tax administrator] and the trustee.

Issuing Entity
[Wells Fargo] Commercial Mortgage Trust 201[ ]-[  ], a New York common law trust (the “trust”, and the assets thereof, the “trust fund”), will issue the certificates.  See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
Wells Fargo Commercial Mortgage Securities, Inc. is the depositor.  As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund.  The depositor’s principal executive office is located at [301 South College Street, Charlotte, North Carolina 28288–0166] and its telephone number is [(704) 374–6161].  Neither we nor any of our affiliates have insured or guaranteed the offered certificates.  See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan
Sellers and Originators
[Wells Fargo Bank, National Association, a national banking association,] and [                 ], a [                    ], are the sponsors of this transaction.  As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued.  Those entities or their affiliates originated the mortgage loans.  Those entities will sell the mortgage loans to the depositor.  [                 ] will be the sole party responsible for any repurchase obligations of [                   ] in connection with its sale of mortgage loans to the depositor.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

[Disclose other sponsors, mortgage loan sellers and originators.]

The mortgage loan sellers are selling the following loans:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties*	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
[Wells Fargo Bank, National Association]	[ ]	[ ]	$[ ]	[ ]%
[ ]	[ ]	[ ]	[ ]	[ ]%
Total:	[ ]	[ ]	$[ ]	100.0%

Master Servicer
[Wells Fargo Bank, National Association] will act as the master servicer with respect to the mortgage loans.  The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out.  In addition, the master servicer will be primarily responsible for making debt service advances and servicing advances for the mortgage loans.  See “Transaction Parties—The Master Servicer” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Special Servicer
[                           ] will initially be appointed to act as special servicer with respect to the mortgage loans.  In general, the special servicer will service a mortgage loan following the occurrence of certain events that cause that mortgage loan to become a “specially serviced mortgage loan”.  [                      ] was designated to be the special servicer by [                                  ] (or one of its affiliates or investment funds for which it is the manager, agent or representative), which is (or are) anticipated to purchase the Class [  ] and [  ] Certificates on the Closing Date and become the initial majority subordinate certificateholder.  See “Servicing of the Mortgage

Loans and Administration of the Trust Fund” and “Transaction Parties—The Special Servicer” in this prospectus supplement.

[Certificate
Administrator, Tax
Administrator,
Certificate Registrar
and Custodian
[Wells Fargo Bank, National Association] will act as certificate administrator, tax administrator, certificate registrar and custodian.  The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties.  See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.]

Trustee
[                             ], a [                        ], will act as trustee of the trust fund.  In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations.  Upon the transfer of the mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan so transferred.  See “Transaction Parties—The Trustee” in this prospectus supplement.

[Swap Counterparty	[ ].]

Underwriters
[Wells Fargo Securities, LLC], [               ], [               ], [             ] and [                 ] are the underwriters of the offered certificates.  [Wells Fargo Securities, LLC] and [               ] are acting as co-lead bookrunning managers in the following manner:  [Wells Fargo Securities, LLC] is acting as sole bookrunning manager with respect to [    ]% of [each class] of offered certificates and [            ] is acting as sole bookrunning manager with respect to [    ]% of [each class] of offered certificates.  [             ], [           ] and [           ] are acting as co-managers.  See “Method of Distribution” in this prospectus supplement.

[Significant Obligors]	[A summary description of each entity that satisfies the definition of Significant Obligor in Item 1101(k) of Regulation AB will be included, if applicable.]

[Other Parties]	[Identify and provide a brief identification of any other swap or derivative counterparty, liquidity provider or credit enhancement provider as required under Item 1103(a)(3)(ix) of Regulation AB.]

[Trust Advisor
[                              ] will act as the trust advisor.  [The trust advisor will perform certain review duties on a platform basis that will generally include a limited annual review of and report regarding the special servicer to the certificate administrator.  The review and report generally will be based on one or more of: (a) during a subordinate control period, a single, final “asset status report” (if any), (b) during a collective consultation period or senior consultation period, certain additional information and/or (c) during a senior consultation period, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform basis in light of the Servicing Standard.  In addition, during any “collective consultation period” or “senior consultation period”, the special servicer must seek to consult with the trust advisor (in addition to the subordinate class representative, during a “collective consultation period”) in connection with material special servicing actions with respect to specially serviced mortgage loans.  Furthermore, under certain circumstances, but only during a “senior consultation period”, the trust advisor may recommend the replacement of the special servicer, in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense.  See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this prospectus supplement.  The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class [  ], [  ], [  ], [  ] and [  ] Certificates has been reduced to zero.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the trust advisor must consider the Servicing Standard in its analysis, the trust advisor will not itself be bound by the Servicing Standard.  The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.

The trust advisor is required to deliver its reports at the times and in the manner described in this prospectus supplement and the pooling and servicing agreement.  In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement

The trust advisor will have certain rights to compensation and indemnification by the trust fund.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this prospectus supplement

Notwithstanding any contrary provision described above, the special servicer will have no duty to consult with [the trust advisor,] nor the trust advisor any right to be consulted, with respect to the participated mortgage loan in the absence of a Non-Trust Mortgage Loan Control Appraisal Event.]

[Majority Subordinate
Certificateholder
The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a “subordinate control period”, the most subordinate class among the Class [  ], [  ], and [  ] Certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a “collective consultation period”, the most subordinate class among the Class [  ], [  ] and [  ] Certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.  The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.  During any “subordinate control period”, the majority subordinate certificateholder will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer.  It will be a condition to such appointment that [         ] and [         ] confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates.  It is anticipated that [                                  ] or an affiliate, or one or more investment funds for which it is the manager, agent or other representative, will purchase all the Class [  ] and [  ] Certificates on the Closing Date and become the initial majority subordinate certificateholder.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

Subordinate
Class Representative
The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

The subordinate class representative generally will be —

•
during a “subordinate control period”, entitled to direct the special servicer with respect to various special servicing matters as to the mortgage loans, and replace the special servicer with or without cause; and

•	during a “collective consultation period”, entitled [(in addition to the trust advisor)] to consult with the special servicer regarding various special servicing matters as to the mortgage loans.

During a “senior consultation period”, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

Notwithstanding any contrary provision described above, the subordinate class representative generally will have no right to replace the special servicer, or approve, direct or consult as to servicing matters with respect to the participated mortgage loan, in the absence of a Non-Trust Mortgage Loan Control Appraisal Event.

“Subordinate control period”, “collective consultation period” and “senior consultation period” are defined under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than the Class [  ], [  ] and [  ] Certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.]

[Non-Trust Mortgage
Loan Holders
The mortgaged properties identified on Annex A-1 to this prospectus supplement as [             ] and [            ] each also secure a non-trust mortgage loan that will not be included in the trust fund.  The holder of each non-trust mortgage loan will generally have (i) consent rights over material servicing matters affecting the related trust mortgage loan prior to a Non-Trust Mortgage Loan Control Appraisal Event, (ii) the right to remove the special servicer with respect to the related loan combination only, with or without cause, (iii) the right to purchase the related trust mortgage loan following certain events of default under the related loan combination at a par price and (iv) cure rights with respect to the related trust mortgage loan.  See “Description of the Mortgage Pool—Non-Trust Mortgage Loan” in this prospectus supplement.  It is anticipated that, as of the Closing Date, each non-trust mortgage loan will be held by a third party unaffiliated with the related mortgage loan seller.  However, any such mortgage loan seller may instead initially retain and hold any non-trust mortgage loan, in which case it will reserve the right to sell its non-trust mortgage loan to a third party at any time.

For purposes of its rights, powers and privileges under the servicing provisions of the pooling and servicing agreement, no non-trust mortgage loan holder will have any duty to the certificateholders.  See “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures”.

See “Risk Factors—Risks Related to the Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.]

Affiliations and Certain
RelationshipsAmong
Transaction Parties
[Wells Fargo Bank, National Association], a sponsor, originator and mortgage loan seller, is also [the master servicer,] [the certificate administrator, the tax administrator, the certificate registrar] and [the custodian], and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor[, and of Wells Fargo Securities, LLC, one of the underwriters].

[               ] is a sponsor, originator and mortgage loan seller, and an affiliate of [                ], one of the underwriters.  [              ] currently holds, but intends to sell prior to the Closing Date, the non-trust mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as [             ].

[Disclose any other affiliations.]

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Certain Conflicts of Interest Involving Financial Exposure Related to the Mortgage Loans” in this prospectus supplement.

Transaction Overview

On the closing date, the each mortgage loan seller will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the Closing Date.  The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of [             ], 201[ ], among the depositor, the master servicer, the special servicer, [the trust advisor,][ the certificate administrator, the tax administrator] and the trustee.  The master servicer will service the mortgage loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the [trustee][certificate administrator] necessary for the [trustee][certificate administrator] to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsor to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Significant Dates and Periods

Cut-off Date
The mortgage loans will be considered part of the trust fund as of their respective cut-off dates.  The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in [         ] 201[ ].

Closing Date	The date of initial issuance for the certificates will be on or about [ ], 201[ ].

Determination Date
The determination date will be the [  ]th day of each month, or, if that day is not a business day, the next succeeding business day.  The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the [fourth] business day following the related determination date, commencing in [         ] 201[ ].  The first distribution date is anticipated to be [        ], 201[ ].

Record Date
The record date for each monthly distribution on the certificates will be [the last business day of the prior calendar month], except as may otherwise be set forth in this prospectus supplement with respect to final distributions.

Business Day
Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in [California, New York, North Carolina or Pennsylvania] or any of the jurisdictions in which the respective primary servicing offices of the master servicer and the special servicer and the corporate trust offices of the certificate administrator and the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period
Amounts available for distribution on the certificates on any distribution date will depend on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period.  In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

•	will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period
[The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.  Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.]

Assumed Final
Distribution Dates
Set forth in the table below is the distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the Closing Date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date.  The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

Class	Assumed Final Distribution Date*
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

*	Calculated based on a [0]% CPR and the structuring assumptions described under “Yield and Maturity Considerations” in this prospectus supplement.

Control and
Consultation Periods
The rights of various parties to replace the special servicer and approve or consult with respect to certain material actions of the special servicer will vary according to defined periods and other provisions, as summarized below.  In the case of the [            ] loan combination, the provisions summarized below will be subject to the rights of the holder of the related non-trust mortgage loan.

•
[Subordinate Control Period.  A “subordinate control period” will exist when the Class [  ] Certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance.  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause.  [The trust advisor generally will have no rights to approve or consult with respect to actions of the special servicer during a subordinate control period.]]

•
[Collective Consultation Period.  A “collective consultation period” will exist when the Class [  ] Certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25% or more of its initial principal balance.  In general, during a collective consultation period, the special servicer will be required to consult with [each of the subordinate class representative and the trust advisor] in connection with asset status reports and material special servicing actions.  The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.]

•	[Senior Consultation Period. A “senior consultation period” will exist when the Class [ ] Certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance.  [In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions.]  During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.]

[In addition, (i) during any collective consultation period or senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than [75]% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than [25]% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than [75]% of the appraisal-reduced voting rights of all certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard.]

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

Description of the Offered Certificates

General
The trust will issue [         ] classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $[                     ].  We are offering the Class [  ], [  ], [  ], [  ], [  ], [  ], [  ], [  ], [  ] and [  ] Certificates by this prospectus supplement.  The trust will also issue the Class [R] and [V] Certificates, which are not offered hereby.

Denominations
We intend to deliver the Class [  ], [  ], [  ], [  ], [  ], [  ], [  ] and [  ] Certificates in minimum denominations of $[25,000].  We intend to deliver the Class [  ] and [  ] Certificates in minimum denomination of $[             ].  Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clearance
and Settlement
You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe.  See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Certificate Principal
Balances and Certificaes
Notional Amounts	The Class [ ], [ ], [ ], [ ], [ ], [ ], [ ] and [ ] Certificates will be the certificates with principal balances and are sometimes referred to as the “principal balance certificates”.

The Class [  ] and [  ] Certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal.  For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class [  ] Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class [  ] and [  ] Certificates outstanding from time to time and the Class [  ] Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance or notional amount set forth in the table below:

Offered Class	Approx. Initial Aggregate Certificate Principal Balance [or Notional Amount]	Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support*
Class [ ]	$[ ]	[ ]%	[ ]%
Class [ ]	$[ ]	[ ]%	[ ]%
Class [ ]	$[ ]	[NAP]	[NAP]
Class [ ]	$[ ]	[NAP]	[NAP]
Class [ ]	$[ ]	[ ]%	[ ]%
Class [ ]	$[ ]	[ ]%	[ ]%
Class [ ]	$[ ]	[ ]%	[ ]%
Class [ ]	$[ ]	[ ]%	[ ]%
Class [ ]	$[ ]	[ ]%	[ ]%
Class [ ]	$[ ]	[ ]%	[ ]%

*	The approximate initial credit support with respect to the Class [ ] and [ ] Certificates represents the approximate credit enhancement for the Class [ ] and [ ] Certificates in the aggregate.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal amount, expressed as a percentage of the cut-off date pool balance, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses.  The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates
The Class [  ], [  ], [  ], [  ], [  ], [  ], [  ], [  ], [  ] and [  ] Certificates will be the certificates that bear interest and are sometimes referred to as the “interest-bearing certificates”.  The table appearing under the caption “—Overview of the Certificates” above provides the indicated information regarding the pass-through rate at which each of those classes of certificates will accrue interest.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, with the adjustments described above, will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement.  See also “Glossary—Weighted Average Pool Pass-Through Rate” in this prospectus supplement.

Distributions

A. General
The [certificate administrator] will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution Order	Class
1st	[ ], [ ], [ ] and [ ]*
2nd	[ ]
3rd	[ ]
4th	[ ]
5th	[ ]
6th	[ ]
7th	[ ]

*
Allocation of interest distributions among these classes is pro rata based on the respective amounts of interest distributable on such classes on each distribution date.  Allocations of principal distributions among the Class [  ] and [  ] Certificates is described under “—Distributions—C. Distributions of Principal” below.  The Class [  ] and [  ] Certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensations payable to the parties to the pooling and servicing agreement, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this prospectus supplement.

B.  Distributions
of Interest	Each class of offered certificates will bear interest that will accrue during each interest accrual period based upon:

•	the pass-through rate for that class and interest accrual period;

•	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

•	the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment.  As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

[In addition, the amount of interest otherwise distributable on the Class [  ], [  ] and [  ] Certificates on any distribution date may be reduced by certain trust advisor expenses.]

On each distribution date, subject to available funds, the allocation and distribution priorities described under “— A. General” above [and, in the case of the Class [  ], [  ] and [  ] Certificates, the allocation of certain trust advisor expenses as described in this prospectus supplement,] you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class [  ], [  ], [  ] and [  ] Certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this prospectus supplement.

C.  Distributions of
Principal	Subject to—

•	available funds,

•	the distribution priorities described under “— A. General” above,

•	the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

•	[the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below,]

the holders of each class of offered certificates (other than the Class [  ] and [  ] Certificates) will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

[Except as described below,] the certificate administrator must make principal distributions in a specified sequential order to ensure that:

•	no distributions of principal will be made on the Class [ ], [ ], [ ], [ ], [ ] and [ ] Certificates until, in the case of each of those classes, the aggregate principal balance of the Class [  ] and [  ] Certificates, and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero; and

•	no principal distributions will be made on the Class [ ] Certificates until the aggregate principal balance of the Class [ ] Certificates is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates may be reduced to zero at a time when the Class [  ] and/or [  ] Certificates remain outstanding.  Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class [  ] and [  ] Certificates, pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

•
the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal:  (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status [and (3) certain trust advisor expenses.]

The Class [  ] and [  ] Certificates do not entitle their holders to any distributions of principal.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” and “Glossary—Principal Distribution Amount” in this prospectus supplement.

D.  Distributions of
Yield Maintenance
Charges and Other
Prepayment Premiums
Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the Class [  ] or [  ] Certificates and/or to the holders of any Class [  ], [  ], [  ], [  ] and/or [  ] Certificates then entitled to receive distributions of principal.  See “Description of the Offered Certificates—Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement.

Reductions of Certificate
Principal Balances in
Connection with
Losses and Expenses
Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates.  In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	[ ]
2nd	[ ]
3rd	[ ]
4th	[ ]
5th	[ ]
6th	[ ]
7th	[ ] and [ ]

Any reduction of the principal balances of the Class [  ] and [  ] Certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

[To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Principal Balances in Connection with Trust Advisor Expenses” below.  The pooling and servicing agreement will contain provisions for the identification and categorization of expenses for such purposes.]

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

[Reductions of Interest
Entitlements and Certificate
Principal Balances In
Connection with
Certain Trust
Advisor Expenses
The trust advisor will be entitled to indemnification in respect of its activities under the pooling and servicing agreement as described in this prospectus supplement.  In general, to the extent that the trust advisor incurs indemnified expenses, those trust advisor expenses will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class [  ], [  ] and [  ] Certificates on that distribution date and the portion of the Principal Distribution Amount that would otherwise be distributed on the Class [  ], [  ], [  ], [  ] and [  ] Certificates on that distribution date.  Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class [  ], [  ] and [  ] Certificates, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such Principal Distribution Amount, with a corresponding write-off of the principal balance of the Class [  ], [  ], [  ] and [  ] and [  ] Certificates (with any write-off of the Class [  ] and [  ] Certificates to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero.  Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is actually reimbursed for the relevant expense.  However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.]

Advances of
Delinquent Monthly
Debt Service Payments
The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on mortgage loans, other than balloon payments and Default Interest, and to make advances of assumed monthly debt service payments for the mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for REO mortgage loans.  The trustee must make any of those advances that the master servicer is required, but fails, to make.  Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement.  However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan.  Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must obtain an appraisal or conduct an internal valuation of the mortgaged property securing a mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement.  Based upon the results of such appraisal, the amount otherwise required to be advanced with respect to interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.  Due to the distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class [  ], then Class [  ] and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this prospectus supplement and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Fees and Expenses
Certain fees and expenses will be payable from amounts received on the mortgage loans in the trust fund and will be generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred). The master servicing fee for each mortgage loan will accrue at the related master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan is computed.  The weighted average master servicing fee rate will be approximately [  ]% per annum as of the cut-off date.  The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

[Each of [                 ] and [                 ] will be entitled to a primary servicing fee with respect to the mortgage loans for which it is the primary servicer.  The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.]

The special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan [(in the case of each loan combination, including the related non-trust mortgage loan)], if any, and (2) each mortgage loan [(in the case of each loan combination, including the related non-trust mortgage loan)], if any, as to which the corresponding mortgaged property has become an REO Property.  The special servicing fee will accrue at a rate equal to [  ]% per annum and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

Except as otherwise described in the next sentence, the special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans and any related REO properties that are on deposit in the collection account from time to time.  Notwithstanding the foregoing, any special servicing fees earned with respect to any loan combination will be payable out of any collections on or with respect to the related non-trust mortgage loan and/or the holder of such non-trust mortgage loan’s share of collections on any related REO property then in the possession of the master servicer prior to payment out of any collections described in the last bullet of the immediately preceding sentence.

The special servicer will generally be entitled to receive a workout fee with respect to each mortgage loan (in the case of each loan combination, including the related non-trust mortgage loan) worked out by that special servicer, for so long as that mortgage loan remains a worked-out mortgage loan.  Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of [    ]% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.  [Notwithstanding the foregoing, any workout fees earned with respect to any loan combination will be payable out of any collections on or with respect to the related non-trust mortgage loan and/or the related Non-Trust Mortgage Loan Holder’s share of collections on any related REO Property then in the possession of the master servicer prior to payment out of any collections on the trust mortgage loan or any other mortgage loan.]

The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan [(in the case of each loan combination, including the related non-trust mortgage loan)] for which a full, partial or discounted payoff is obtained from the related borrower.  The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property [(in the case of each loan combination, including the related non-trust mortgage loan)] as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of

[      ]% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund under the circumstances described below under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Liquidation Fee” in this prospectus supplement.

[Any liquidation fees earned with respect to any loan combination will be payable out of any collections on or with respect to the related non-trust mortgage loan and/or the related non-trust mortgage loan holder’s share of proceeds or payments then in the possession of the master servicer prior to payment out of any collections on the related trust mortgage loan or any other mortgage loans.]

The trustee and certificate administrator will each be entitled to a fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate or certificate administrator fee rate, as the case may be, calculated on the outstanding principal balance of the mortgage pool.  The trustee fee rate is [   ]% per annum and the certificate administrator fee rate is [   ]% per annum.

The master servicer, special servicer, trustee and certificate administrator are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Early Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to [1.0]% or less of the cut-off date pool balance.

[Insert any series-specific events that may trigger a liquidation or amortization of the asset pool, or otherwise alter the transaction structure or flow of funds in accordance with Item 1103(a)(3)(vii) of Regulation AB.]

[Pre-Funding Account]
[The trust fund will include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage loans.  Amounts in the pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date.  Additional mortgage loans will be selected using criteria that are substantially similar to the criteria used to select the mortgage loans included in the trust fund on the Closing Date.  [Provide disclosure required under Items 1103(a)(5) and 1111(g) of Regulation AB if the series of certificates will include a pre-funding account.]

The Trust Fund

Creation of the
Trust Fund
We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers.  Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A.  General
Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans, please note that—

•	All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans is provided on an approximate basis.

•
All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances.  We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund.

•
In presenting the cut-off date principal balances of the mortgage loans, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from [            ], 201[ ] up to and including the cut-off date.

•
With respect to the [                    ] mortgage loan, with respect to which the related mortgaged property also secures a non-trust mortgage loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and loan per net rentable square foot or unit, as applicable, in this prospectus supplement in a manner that reflects the mortgage loan without regard to the related non-trust mortgage loan.

•
Some of the mortgage loans are part of a group of mortgage loans that are cross-collateralized and cross-defaulted with each other.  In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them was secured only by the related mortgaged properties identified on Annex A-1 to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement.  None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund [(except as described in this prospectus supplement with respect to the mortgage loans secured by the mortgaged properties respectively identified on Annex A-1 to this prospectus supplement as [            ])].

•
The information for mortgage loans secured by more than one mortgaged property in this prospectus supplement is generally based on allocated loan amounts as stated in Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

B.  General
Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

Cut-off date pool balance	$[ ]
Number of mortgage loans	[ ]
Number of mortgaged properties	[ ]
Percentage of multi-property mortgage loans	[ ]%
Largest cut-off date principal balance	$[ ]
Smallest cut-off date principal balance	$[ ]
Average cut-off date principal balance	$[ ]
Highest mortgage interest rate	[ ]%
Lowest mortgage interest rate	[ ]%
Weighted average mortgage interest rate	[ ]%
Longest original term to maturity or anticipated repayment date	[ ] months
Shortest original term to maturity or anticipated repayment date	[ ] months
Weighted average original term to maturity or anticipated repayment date	[ ] months
Longest remaining term to maturity or anticipated repayment date	[ ] months
Shortest remaining term to maturity or anticipated repayment date	[ ] months
Weighted average remaining term to maturity or anticipated repayment date	[ ] months
Highest debt service coverage ratio, based on underwritten net cash flow*	[ ]x
Lowest debt service coverage ratio, based on underwritten net cash flow*	[ ]x
Weighted average debt service coverage ratio, based on underwritten net cash flow*	[ ]x
Highest cut-off date loan-to-value ratio*	[ ]%

Lowest cut-off date loan-to-value ratio*	[ ]%
Weighted average cut-off date loan-to-value ratio*	[ ]%
Highest maturity date loan-to-value ratio*	[ ]%
Lowest maturity date loan-to-value ratio*	[ ]%
Weighted average maturity date loan-to-value ratio*	[ ]%
Highest underwritten NOI debt yield ratio*	[ ]%
Lowest underwritten NOI debt yield ratio*	[ ]%
Weighted average underwritten NOI debt yield ratio*	[ ]%
Highest underwritten NCF debt yield ratio*	[ ]%
Lowest underwritten NCF debt yield ratio*	[ ]%
Weighted average underwritten NCF debt yield ratio*	[ ]%

*
In the case of the [                    ] mortgage loan, with respect to which the related mortgaged property also secures a non-trust mortgage loan, the debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the related non-trust mortgage loan.  Considering the annualized monthly debt service payable as of the cut-off date under each loan combination, the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be [   ]x, [   ]x and [   ]x, respectively.  Considering the aggregate principal balance of each loan combination, the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be [   ]%, [   ]% and [   ]%, respectively.

Other than as described above or otherwise noted, debt service coverage ratio, loan-to-value and debt yield information for the mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Property-Secured Financing and Mezzanine and Similar Financing” in this prospectus supplement for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related mezzanine indebtedness outstanding.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information”, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, the Glossary and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios that are presented in this prospectus supplement.

C.  Encumbered and
Other Interests	The table below shows the number of, and percentage of the cut-off date pool balance secured by, mortgaged properties for which the interest is as indicated:

Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Fee	[ ]	$[ ]	[ ]%
Leasehold	[ ]	[ ]	[ ]%
Fee in Part and Leasehold in Part	[ ]	[ ]	[ ]%
Total:	[ ]	$[ ]	100.0%

D. Property Types	The table below shows the number of, and percentage of the cut-off date pool balance secured by, mortgaged properties operated primarily for each indicated purpose:

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
[Retail]	[ ]	$[ ]	[ ]%
[Office]	[ ]	[ ]	[ ]%
[Mixed Use]	[ ]	[ ]	[ ]%
[Industrial/ Warehouse]	[ ]	[ ]	[ ]%
[Other][(1)]	[ ]	[ ]	[ ]%
[Self Storage]	[ ]	[ ]	[ ]%
[Multifamily]	[ ]	[ ]	[ ]%
[Manufactured Housing Community]	[ ]	[ ]	[ ]%
[Hospitality]	[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]	[ ]%
Total:	[ ]	$[ ]	100.0%

[(1)	Consists of fee interests in land that are subject to a ground lease granted by the borrower to another party, which party owns the improvements.]

E.  State
Concentrations	Set forth in the table below are the states in which the mortgaged properties are located:

State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
[ ]	[ ]	$[ ]	[ ]%
[ ]	[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]	[ ]%
Other States(1)	[ ]	[ ]	[ ]%
Total:	[ ]	$[ ]	100.0%

(1)	Includes [ ] other states.

F.  Amortization
Characteristics	The table below shows the amortization characteristics of the mortgage loans:

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Amortizing Balloon	[ ]	$[ ]	[ ]%
Interest-Only, Amortizing Balloon	[ ]	[ ]	[ ]%
Interest-Only	[ ]	[ ]	[ ]%
Total:	[ ]	$[ ]	100.0%

G.  Prepayment
Restrictions	Set forth in the table below is an overview of the prepayment restrictions under the terms of the mortgage loans:

Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Lockout/ Defeasance/ Open	[ ]	$[ ]	[ ]%
Lockout/Greater of Prepayment Premium or Yield Maintenance/Open	[ ]	[ ]	[ ]%
Lockout/Defeasance or Greater of Prepayment Premium or Yield Maintenance/ Open	[ ]	[ ]	[ ]%
Lockout/Greater of Prepayment Premium or Yield Maintenance /Defeasance/ Open	[ ]	[ ]	[ ]%
Total:	[ ]	$[ ]	100.0%

(1)	See Annex A-1 to this prospectus supplement for the type of provision that applies to each mortgage loan and the length of the relevant periods.

(2)	Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions”.

The mortgage loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
[ ] to [ ]	[ ]	[ ]	[ ]%
[ ] to [ ]	[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]	[ ]%
Total:	[ ]	$[ ]	100.0%

[H.  Other Mortgage
Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

•	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

•
[        ] (  ) groups of mortgage loans (excluding groups of cross-collateralized loans) were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership.  The [     ] (  ) largest groups represent [   ]%, [   ]%, [   ]%, [   ]% and [   ]%, respectively, of the aggregate cut-off date pool balance.  See Annex A-1 to this prospectus supplement.

•	[ ] ( ) mortgaged properties, securing mortgage loans representing [ ]% of the aggregate cut-off date pool balance, are each either wholly owner-occupied or 100.0% leased to a single tenant.

•
[The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described on the Footnotes to Annex A-1 in this prospectus supplement.]

•
[Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis.  Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.]

•
[No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such loan).]

I.  Removal of Loans
From the Trust Fund	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

1.	Seller Repurchase
and Substitution
[Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it.  Those representations and warranties are set forth in Annex B-1 and will be subject to the exceptions set forth in Annex B-2.  If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this prospectus supplement, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan.  Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.]

2.	[Sale of Defaulted
Mortgage Loans]
[Pursuant to the pooling and servicing agreement, the special servicer may offer to sell to any person (or may offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis.  In the event that the special servicer sells a specially serviced mortgage loan or REO property, the special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.]

3.	Defaulted Loan
Purchase Options
Pursuant to the related co-lender or intercreditor agreements, the holder of the non-trust mortgage loan related to the [                    ] mortgage loan, and the holder of a mezzanine loan incurred by the owners of a borrower, generally have an option to purchase the related mortgage loan from the trust fund following a material default.  The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses.  The purchase price will generally not include any prepayment premium or yield maintenance charge.

Information Available
to Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date.  Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.

Deal
Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

•	[ ]; and

•	the [certificate administrator’s] website initially located at [ ].

Additional Aspects of the Offered Certificates and the Trust Fund

Federal Tax Status
Elections will be made to treat designated portions of the trust fund as [three] separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Code.  Those REMICs will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, which collections will constitute a “stripped coupon” interest in a grantor trust for federal income tax purposes.

The offered certificates will evidence the ownership of “regular interests” in a REMIC.  The Class [  ] Certificates and the Class [  ] Certificates will each evidence the ownership of multiple “interest-only” regular interests, with each such regular interest having a notional principal balance corresponding to one of the classes of certificates offered hereunder that has a principal balance.  The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  This means that you will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

We anticipate that the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates will be issued with more than a de minimis amount of original issue discount, and that the Class [  ], [  ], [  ] and [  ] Certificates will be issued at a premium, for federal income tax purposes.  When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

•	the mortgage loan with an anticipated repayment date will be paid in full on that date,

•	no mortgage loan will otherwise be prepaid prior to maturity, and

•	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Certain Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA
The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this prospectus supplement and the accompanying prospectus referenced above.  If you are a benefit plan fiduciary considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

Legal Investment
The offered certificates [will][will not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended[, if and for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization].

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

[Ratings	The depositor expects that the offered certificates will receive credit ratings from two credit rating agencies hired by the depositor to rate the offered certificates (the “Hired Agencies”).]

RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision.  Your investment in the offered certificates will involve some degree of risk.  If any of the following risks are realized, your investment could be materially and adversely affected.  In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

The risks and uncertainties described below are not the only ones relating to your certificates.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.  If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  This prospectus supplement also contains forward looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.  In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan.  However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For the reasons set forth in these “Risk Factors”, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency.  The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity.  The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS

Recent events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities (“CMBS”), as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate have resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial real estate and thus affect the values of such CMBS.  We cannot assure you that the dislocation in the CMBS market will not continue to occur or become more severe.  Even if the CMBS market does recover, the mortgaged properties and therefore, the mortgage loans and the certificates, may nevertheless decline in value.  Any further economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the loan.  Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

In addition to credit factors directly affecting CMBS, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also affected the CMBS market by contributing to a decline in the market value and liquidity of securitized investments such as CMBS.  The deterioration of other structured products markets may continue to adversely affect the value of CMBS.  Even if CMBS are performing as anticipated, the value of such CMBS in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS.

Market Considerations and Limited Liquidity

There is currently no secondary market for the certificates and we cannot assure you that a secondary market for the certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide holders of certificates with liquidity of investment or that it will continue for the life of the certificates.  Lack of liquidity could result in a decline in the market value of the certificates.  In addition, the market value of such certificates at any time may be affected by many factors, including then prevailing interest rates.  No representation is made by any person or entity as to the market value of any certificate at any time.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.  The market value of the certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•
legal and other requirements and restrictions that prohibit a particular entity from investing in CMBS, limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	accounting standards that may affect an investor its owner’s characterization or treatment of an investment in CMBS for financial reporting purposes;

•
increased regulatory compliance burdens imposed on CMBS or securitization generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

•
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  However, the following are examples of recent statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire CMBS or the consequences to them of an investment in CMBS and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

•
New Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended) (the “CRD”)) (“Article 122a”), which Member States of the European Union are in the process of implementing and applies to new securitizations issued on or after December 31, 2010 and, in relation to existing securitizations, from December 31, 2014 to the extent that new underlying exposures are added or substituted after that date, imposes a severe capital charge on a securitization position acquired by an EU regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender of the securitization has explicitly disclosed to the EU regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis.  For purposes of Article 122a, an EU regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Neither the depositor nor any of the mortgage loan sellers will retain a 5% net economic interest with respect to the offered certificates in one of the forms prescribed by Article 122a.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that United States regulators amend their regulations, including their capital and legal investment regulations, to remove references to credit ratings and substitute other standards of creditworthiness.  These regulations may subject investments in rated CMBS by regulated institutions to greater capital charges, affect the legality of an investment in rated CMBS by such institutions or otherwise adversely affect the treatment of CMBS for regulatory purposes.  Any such regulations may have retroactive effect to investments made prior the effective date of such regulations.

•
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the trust, could under certain circumstances require an investor or its owner generally to consolidate the assets of the trust in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates.  In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your offered certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your offered certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the mortgage loans.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis or on any particular date.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the certificates will develop.  Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  No representation is made by any person or entity as to what the market value of any certificate will be at any time.  Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source.  The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this prospectus supplement.  See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of CMBS and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure.  Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Although certain commercial mortgage lenders have made financing more available in recent months, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight and financing availability remains limited and declines may occur in real estate values.

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.  The responses to such crisis and events have included, among other things:

•
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

•
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

•
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions released in April 2010 to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euro, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the Bankruptcy Code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

•
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

•
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

•
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing.  See “—If the Master Servicer or the Special Servicer Purchases Certificates or has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this prospectus supplement;

•
some participants in the CMBS markets have sought permission from the IRS to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•
trading activity associated with indices of CMBS may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Subordination of the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates Will Affect the Timing of Distributions and the Application of Losses on Those Respective Classes of Certificates

Unless your certificates are Class [  ], [  ], [  ] or [  ] Certificates, your offered certificates will generally provide credit support to all classes of certificates with an earlier alphabetical designation and the Class [  ] and [  ] Certificates.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust before the holders of those other classes of certificates.  [However, with limited exceptions, any trust advisor expenses generally will be borne by the holders of certificates other than the Class [  ], [  ] or [  ] Certificates, with the result that those holders, notwithstanding their general seniority over the Class [  ], [  ] and [  ] Certificates, may experience a loss or shortfall (as a result of a trust advisor expense) on a distribution date when the holders of the Class [  ], [  ] and [  ] Certificates do not.]

When making an investment decision, you should consider, among other things—

•	the distribution priorities of the respective classes of the certificates,

•
the order in which and the extent to which the principal balances of the respective classes of principal balance certificates or the interest distributable on the interest-bearing certificates will be reduced in connection with expenses, losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans.

Although the Class [  ] Certificates are not subordinate in right of distribution, losses allocated to the classes of certificates related to the Class [  ] Certificates will reduce the notional amount of the Class [  ] Certificates, so the Class [  ] Certificates will be sensitive to the subordination offered by such classes to more senior classes of certificates.

In addition, the payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates as a result of the credit support provided by one or more other classes of offered certificates.

A Disproportionately High Rate of Prepayments on Mortgage Loans with Relatively High Mortgage Interest Rates May Adversely Affect the Yield on Certain Classes of Certificates

The pass-through rate on one or more classes of certificates will be based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.  If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate based upon or equal to the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than mortgage loans with relatively low mortgage interest rates.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

•	the pass-through rate for, and the other distribution terms of, your offered certificates,

•
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Amortization Characteristics” and the footnotes to Annex A-1 for more detail) if leasing criteria are not satisfied, the exercise of a purchase option by tenants or others that can result in prepayment of principal, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases, sales or other removals of mortgage loans from the trust fund,

•	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

•
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

•	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

•	servicing decisions with respect to the mortgage loans.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

Additionally, under certain circumstances, certain mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply.  See Annex A-1 to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each mortgage loan.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan.  On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan.  Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the mortgage loans and those additional losses result in a reduction of the total distributions on, or the aggregate principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.  The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the aggregate principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.  Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent.  In addition, if the debt service advances and/or servicing advances are made with respect to a mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month.  Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, [trust advisor expenses,] interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled.  The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund.  Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests.  Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement.

In the case of each loan combination, the holder of the related non-trust mortgage loan will generally have (i) consent rights over certain servicing matters affecting the loan combination prior to a Non-Trust Mortgage Loan Control Appraisal Event, (ii) the right to purchase the related trust mortgage loan following certain events of default on the loan combination and (iii) the right to cure defaults on the related trust mortgage loan.  The decisions of any non-trust mortgage loan holder may differ from the decisions that you would have made and may be contrary to your interests and the interests of other certificateholders.  For purposes of its rights, powers and privileges under the related co-lender agreement and the servicing provisions of the pooling and servicing agreement, each non-trust mortgage loan holder will have no duty to the certificateholders.

[In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no control or consultation rights over actions by the special servicer during any Subordinate Control Period.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder.  It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement.  Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.]

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust.  In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class.  In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts.  These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders.  See “Description of the Offered Certificates—Voting Rights” and “Transaction Parties—Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The master servicer and special servicer and their affiliates may purchase certificates.  The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates.  In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons.  Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund.  However, under the pooling and servicing agreement, the master servicer and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders.  Pursuant to the provisions of the pooling and servicing and/or, in the case of each loan combination, the related co-lender agreement, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of (i) the holders of a class of subordinate certificates and (ii) in the case of the [                    ] mortgage loan, prior to a Non-Trust Mortgage Loan Control Appraisal Event, the holder of the related non-trust mortgage loan and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters.  Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours.  For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken.  You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion.  None of them will have any liability for acting solely in its own interests.

[In the normal course of conducting its business, [                         ], the trust advisor, and its affiliates have rendered services to, performed surveillance of, entered into workout projects with, and negotiated with, numerous parties engaged in activities related to structured finance.  These parties include one or more mortgage loan sellers and their affiliates and one or more of the master servicer, the special servicer, the trustee, the certificate administrator and the initial subordinate class representative.  These relationships are expected to continue in the future.  Each of these relationships may involve a conflict of interest with respect to [                         ]’s duties as trust advisor.  There can be no assurance that the existence of these relationships and other relationships in the future will not affect the manner in which the trust advisor performs its duties under the pooling and servicing agreement.  [                         ], and any successor trust advisor, will be prohibited from making a principal investment in any certificate or interest therein.  However, such prohibition shall not be construed to have been violated (i) in connection with riskless principal transactions effected by a broker-dealer affiliate or (ii) pursuant to investments by an affiliate if the trust advisor and the affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in the affiliate’s investment activities and to prevent the affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to the affiliate’s information regarding its investment activities.]

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates.  Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.  Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses.  During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers), securing the mortgage loans or properties that are in the same markets as those mortgaged properties.  Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loans under provisions that we described in this prospectus supplement.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing” and the Summaries of the [      ] Largest Mortgage Loans attached as Annex A-3 to this prospectus supplement.  Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers (or in the owners of the borrowers) or mortgaged properties under certain of the mortgage loans.  One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates.  It is anticipated that, as of the Closing Date, the non-trust mortgage loan related to the [                    ] mortgage loan will be held by a third party unaffiliated with the related mortgage loan seller, [                      ]. That mortgage loan seller may instead initially retain and hold such non-trust mortgage loan, in which case it will reserve the right to sell such non-trust mortgage loan to a third party at any time.  During such initial period, if any, [                         ], in its capacity as holder of the related non-trust mortgage loan will be entitled to approve or disapprove material servicing actions and to terminate and replace the special servicer with respect to the related loan combination, generally during any period when the principal balance of that non-trust mortgage loan, as notionally reduced by appraisal reduction amounts on the related mortgage loan, is at least [25]% of its initial principal balance.  Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund.  Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Potential Conflicts of Interest of the Underwriters

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates.  Any underwriter may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates.  If that were to occur, that underwriter’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates (collectively, the “Underwriter Entities”) include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the Underwriter Entities and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates.  Such transactions may result in Underwriter Entities and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, Underwriter Entities may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates.  The positions of the Underwriter Entities or their clients in such derivative transactions may increase in value if the certificates default or decrease in value.  In conducting such activities, no Underwriter Entity (including the related underwriter) has any obligation to take into account the interests of the certificateholders or holders of companion interests or any possible effect that such activities could have on them.  The Underwriter Entities and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of companion interests.  Additionally, the Underwriter Entities will have no obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee and will have no authority to advise the master servicer, the special servicer or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  [Wells Fargo Bank, National Association] and its affiliates are playing several roles in this transaction.  [Wells Fargo Securities, LLC], one of the underwriters, is the affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and [Wells Fargo Bank, National Association], a sponsor, an originator, [the master servicer,] [the certificate administrator, the tax administrator, the certificate registrar and the custodian].  In addition, [                   ], one of the underwriters, is an affiliate of [                    ], a sponsor and an originator.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor(s) in the Class [  ] and [  ] Certificates, or an investment manager or other representative thereof (together, the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans.  The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as the B-Piece Buyer or that the final mortgage pool as affected by requests made by the B-Piece Buyer will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the B-Piece Buyer may desire an mortgage pool composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates.  In any case, the B-Piece Buyer performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan or mortgage loan or any originator.  Other investors are not entitled to rely on the B-Piece Buyer’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the B-Piece Buyer have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the B-Piece or otherwise in connection with the activities of the B-Piece described in the preceding two paragraphs.  The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the B-Piece Buyer in respect of such activities.

The B-Piece Buyer will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans and, during the subordinate control period, the right to replace the special servicer under some circumstances.  See as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Subordinate Class Representative” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage loans.

[The Ratings of the Offered Certificates May Be Withdrawn or Lowered, or the Offered Certificates May Receive an Unsolicited Rating, Which May Have an Adverse Effect on the Liquidity or Market Price of the Offered Certificates]

[Security ratings are not recommendations to buy, sell or hold the offered certificates.  Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability to a particular investor.  A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency.  The ratings of any offered certificates maybe lowered by a rating agency (including the Hired Agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a rating agency at the time of its initial rating analysis.  Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, there is no assurance that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter.  If any rating with respect to the offered certificates is revised or withdrawn, the liquidity or the market value of your offered certificate may be adversely affected.

The Hired Agencies have been hired by the depositor to provide their ratings on the offered certificates.  We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

It is possible that other rating agencies not hired by the depositor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies.  As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction.  However, there can be no assurance that an unsolicited rating will not be issued prior to or after the Closing Date, and none of the sponsors, the depositor or the underwriters is obligated to inform investors (or potential investors) in the offered certificates if an unsolicited rating is issued after the date of this prospectus supplement.  Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your offered certificate may be adversely affected.]

The Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative or any non-trust mortgage loan holder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The subordinate class representative will be controlled by the Class [  ], [  ] or [  ] Certificateholders.  The subordinate class representative or any non-trust mortgage loan holder may have interests in conflict with those of the certificateholders.  As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative.  Although the special servicer has contractually agreed not to take actions that, among other things, are prohibited by law, violate the Servicing Standard, the terms of any mortgage loan or the pooling and servicing agreement, the Servicing Standard and other provisions of the pooling and servicing agreement generally protect the special servicer from liability for errors in judgment.  In addition, the Servicing Standard is a generalized standard of conduct that allows the special servicer discretion in determining its response to particular circumstances.  In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, the special servicer may be removed without cause by the initial majority subordinate certificateholder or any non-trust mortgage loan holder as described in this prospectus supplement and provided in the pooling and servicing agreement (or, in connection with any loan combination, the related non-trust mortgage loan holder for as long as such non-trust mortgage loan holder has the control rights described in this prospectus supplement and provided in the pooling and servicing agreement).

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of [the trust advisor or] the special servicer.  In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Certificates are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through The DTC, and its participating organizations:  (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by The DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Certain Federal Tax Considerations Regarding Original Issue Discount

One or more classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in your recognizing taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur or losses be incurred with respect to the mortgage loans.  This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad deduction which may be required to be treated as a capital loss.  See “Certain Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this prospectus supplement.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Certain Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from federal income tax law.  This prospectus supplement does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction.  One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns.  If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee.  Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied.  These provisions may limit the ability of an investor in the certificates to enforce the provisions of the pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the mortgage loans to secure the indebtedness of the mortgage loan seller.  The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by [Wells Fargo Bank, National Association], as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor (the “FDIC Safe Harbor”) adopted by the FDIC for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6 (the “Rule”)).  However, the FDIC Safe Harbor is non-exclusive and an opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by the sponsor would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association.  Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the Bankruptcy Code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the receivables rather than a sale.  An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the Bankruptcy Code.  Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company prior to a transition period (which will end no earlier than June 30, 2011), provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, or if it were independently to be appointed as receiver of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur.

Risks Related to the Mortgage Loans

Non-Recourse Loans Limit Remedies Following Borrower Default

The mortgage loans that will back the offered certificates are generally non-recourse loans.  Therefore, recourse generally may be had only against the specific mortgaged property securing a mortgage loan and any other assets that may have been pledged to secure that mortgage loan, which may or may not be sufficient to repay that mortgage loan in full.  Consequently, the repayment of each mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any mortgage loan.

No mortgage loan is insured or guaranteed by the United States of America or foreign government, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, the master servicer, the special servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

Each of the Various Types of Mortgaged Properties are Subject to Unique Risks, Which May Reduce Payments on Your Certificates.

Mortgaged properties representing security for [   ]%, [   ]%, [   ]%, [   ]%, [   ]%, [   ]%, [   ]%, [   ]% and [   ]% of the cut-off date pool balance are fee and/or leasehold interests in [retail properties, office properties, hospitality properties, industrial properties, multifamily properties, mixed use properties, other properties, self storage properties, and manufactured housing community properties], respectively.  Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties.  For more detailed information, you should refer to the following sections in the accompanying prospectus:

(1)           “Risk Factors—Risks Relating to the Mortgage Loans”; and

(2)           “Description of the Trust Funds—Mortgage Loans”.

The Repayment of a Multifamily or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

Commercial lending is generally thought to expose a lender to greater risk than one-to four-family residential lending because, among other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.  All of the mortgage loans were originated within the [       ] months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories.  In some cases, the mortgage loans have little or no payment histories.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

•	the age, design and construction quality of the property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the proximity and attractiveness of competing properties;

•	the adequacy and effectiveness of the property’s operations, management and maintenance;

•	increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in prices for key commodities or products;

•	changes in consumer tastes and preferences, including the effects of adverse publicity; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the level of tenant defaults;

•	the ability to convert an unsuccessful property to an alternative use;

•	new construction in the same market as the mortgaged property;

•	rent control laws or other laws impacting operating costs;

•	the number and diversity of tenants;

•	the availability of trained labor necessary for tenant operations;

•	the rate at which new rentals occur; and

•
the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	proximity and attractiveness of competing properties;

•	new construction of competing properties in the same market;

•	convertibility of a mortgaged property to an alternative use;

•	the availability of refinancing; and

•	changes in interest rate levels.

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans.  For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

[In that regard, by allocated loan amount:

•	mortgage loans secured by retail properties represent, as of the cut-off date, [ ]% of the cut-off date pool balance;

•	mortgage loans secured by office properties represent, as of the cut-off date, [ ]% of the cut-off date pool balance;

•	mortgage loans secured by mixed use facilities represent, as of the cut-off date, [ ]% of the cut-off date pool balance;

•	mortgage loans secured by industrial or warehouse properties represent, as of the cut-off date, [ ]% of the cut-off date pool balance;

•
mortgage loans secured by certain other property types (consisting of fee interests in land that are subject to a ground lease granted by the borrower to another party, which party owns the improvements) represent, as of the cut-off date, [   ]% of the cut-off date pool balance;

•	mortgage loans secured by self storage properties represent, as of the cut-off date, [ ]% of the cut-off date pool balance;

•	mortgage loans secured by manufactured housing community properties represent, as of the cut-off date, [ ]% of the cut-off date pool balance; and

•	mortgage loans secured by multifamily properties represent, as of the cut-off date, [ ]% of the cut-off date pool balance;

•	mortgage loans secured by hospitality properties represent, as of the cut-off date, [ ]% of the cut-off date pool balance; and

•	mortgage loans secured by [ ] properties represent, as of the cut-off date, [ ]% of the cut-off date pool balance.]

[Leased Fee Properties Have Special Risks

[          ] (   ) of the mortgaged properties, securing approximately [   ]% of the cut-off date pool balance, are leased fee interests, or fee interests in land that are subject to a ground lease granted by the borrower to another party, which party owns the improvements.

Land subject to a ground lease presents special risks.  The borrower’s sole source of income is the rental income from the ground lease.  Any default by the ground lessee would adversely affect the related borrower's ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single-tenant commercial property, but without the control over the premises that it would ordinarily have as landlord.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and although the leasehold mortgage is generally subject and subordinate to the fee mortgage and the ground lease, the leasehold lender often has notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for a foreclosing lender to sell the fee interest if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, the tenant may default in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are subject to some of the risks associated with the type of use made by the ground lessee of the premises, in part because that use is a source of revenue for the payment of ground rent.  The improvements at the mortgaged property identified on Annex A-1 as [               ], which represents security for [   ]% of the cut-off date pool balance, are operated as part of a [        ] property.  See “—[          ] Properties Have Special Risks” in the accompanying prospectus.]

[Credit Lease Loans Have Special Risks]

[           ] (   ) of the mortgage loans, representing approximately [   ]% of the cut-off date pool balance, are credit lease loans.  The payment of interest and principal on credit lease loans is dependent principally on the payment by each tenant and/or guarantor of the credit lease, if any, of monthly rental payments and other payments due under the terms of its credit lease.

Because the ability of a borrower to make payments on the related credit lease loan is dependent upon revenue from a single tenant, in the event of a default under a credit lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such credit lease loan until the premises are re-let.  If a payment default on the credit lease loan occurs, the special servicer may be entitled to foreclose upon or otherwise realize upon the related mortgaged property to recover amounts due under the credit lease loan, and will also be entitled to pursue the available remedies against the defaulting tenant and any guarantor as set forth in the pooling and servicing agreement.

Any failure by the provider of any residual value policy to pay under the terms of any such policy, or any downgrade, qualification or withdrawal of the credit rating of such provider or of any tenant or guarantor, may have an adverse effect on the ratings of your certificates.  See “Description of the Mortgage Pool—Credit Lease Loans” in this prospectus supplement.]

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income.  Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations.  See Annex A-1 and the Summaries of the [      ] Largest Mortgage Loans attached as Annex A-3 to this prospectus supplement for an identification of any government sponsored tenant that constitutes one of the three largest tenants (or, if applicable, the single tenant) at any mortgaged property.

In addition, certain properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage is less than 80%.

Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments.  Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.  Certain properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors.  We cannot assure you that the tenants at those properties will continue to fulfill their lease obligations or that the space will be relet.  See “—Tenant Early Termination Options Entail Special Risks” below.

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property.  Although in many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are subject to the related mortgage or not applicable to a foreclosure or a foreclosure sale, there can be no assurance that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected.

In addition, certain of the mortgaged properties securing the mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.  [     ] (  ) of the mortgaged properties, securing approximately [   ]% of the cut-off date pool balance, are leased to a single tenant with respect to which the related lease expires prior to the maturity date of the related mortgage loan.  In the case of many of the mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan’s maturity date or anticipated repayment date.  [[For example, in the case of the mortgaged properties securing [     ] (  ) of the [    ] largest mortgage loans identified on Annex A-1 to this prospectus supplement as [        ], [       ] and [      ], representing in the aggregate approximately [   ]% of the cut-off date pool balance, leases representing more than [50]% of the net rentable square footage at those respective mortgaged properties expire prior to the maturity date of the related mortgage loans.]]  Other loans have similar circumstances.  We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements.  Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks.  Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property.  Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur.  In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property.  In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction.  A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

[          ] (  ) of the mortgage loans that are secured by retail, office, industrial and/or mixed use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs.  These mortgage loans represent [   ]% of the aggregate cut-off date balance of the mortgage loans secured by retail, office, industrial and/or mixed use properties.  There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.  In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Tenant Early Termination Options Entail Special Risks

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a percentage of the tenants cease to operate at the applicable mortgaged property or if a tenant at an adjacent or nearby property terminates its lease or goes dark.  In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be relet or the revenues replaced.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property.  Under the Bankruptcy Code, a tenant/debtor has the option of affirming or rejecting any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim.  The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.

Furthermore, certain tenants in retail, industrial and office properties may have recently exited bankruptcy proceedings, and as a result their cash flow and business operations may not be stable.  No assurance can be given that any such tenant will not re-enter bankruptcy proceedings.

The Operation of Commercial Properties Is Dependent Upon Successful Management

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the mortgage loans.  Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers.  Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties.  With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as [                ], representing [   ]% of the cut-off date pool balance, there is a self-owned anchor tenant.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in [          ], [         ], [        ] and [         ] represent security for [   ]%, [   ]%, [   ]% and [   ]%, respectively, of the cut-off date pool balance.  Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not.  Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties.  For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  In October 2007, widespread fires occurred in Southern California which caused extensive damage and displacement.  The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and

Alabama), parts of Florida and certain other parts of the southeastern United States.  The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties.  We cannot assure you that any hurricane damage would be covered by insurance.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

•	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

•	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan represents [   ]% of the cut-off date pool balance.  The [three], [five] and [ten] largest mortgage loans represent [   ]%, [   ]% and [   ]%, respectively, of the cut-off date pool balance.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement and the Summaries of the [      ] Largest Mortgage Loans attached as Annex A-3 to this prospectus supplement.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender.  [        ] (  ) mortgaged properties, the aggregate allocated loan amounts of which represent [   ]% of the cut-off date pool balance, are each leased to a single tenant.  Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease.  This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

For further information with respect to tenant concentrations, see Annex A-1 to this prospectus supplement.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

The trust fund will include some mortgage loans that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.  Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

•	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

•	the person:

(1)	was insolvent at the time of the incurrence of the obligation or transfer, or

(2)
was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)	intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

•	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at [100]% to [150]% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers under [   ] mortgage loans, representing [   ]% of the cut-off date pool balance, acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan or within the prior twelve months of origination.  These borrowers have limited experience operating the particular mortgaged properties and, therefore, the net operating income and cash flow of such mortgaged properties may vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management.  For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties.  As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history.  There can be no assurance that any of the mortgaged properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.  There can be no assurance that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent.  As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.  See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  This is because:

•	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

•	zoning, land use or other restrictions also may prevent alternative uses.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.  If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.  See “—Mortgaged Properties that are Not In Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates” below.

There Can Be No Assurances That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs.  However, we cannot assure you that any such reserve will be sufficient for its intended purpose.  We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable to Repay its Loan on its Maturity Date or Does Not Repay Its Loan on Any Anticipated Repayment Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this prospectus supplement, all of the mortgage loans are balloon mortgage loans.  The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

•	prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	tax laws; and

•	prevailing general and regional economic conditions.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans in a manner consistent with the Servicing Standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consent” in this prospectus supplement.  We cannot provide assurance, however, that any extension or modification will increase the present value of recoveries in a given case.  Any delay in collection of a balloon payment or a repayment of a mortgage loan on or before any related anticipated repayment date that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distribution on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness.  These mortgage loans include [                ].  See “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Permitted in Future (Secured Financing and Mezzanine and Similar Financing)”.

In addition, with respect to [                    ] mortgage loans representing [   ]% of the cut-off date pool balance, the related mortgaged property also secures a non-trust mortgage loan.  See “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement.

Some of the mortgage loans permit certain affiliates of the borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  The loan documents for such mortgage loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the loan documents but do not prohibit a change in control in the event of a permitted foreclosure.  For example, see the summaries of the [              ] mortgage loan and the [                  ] mortgage loan in the Summaries of the [      ] Largest Mortgage Loans attached as Annex A-3 to this prospectus supplement for a description of such lines of credit or credit facilities with respect to those mortgage loans.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing” and Annex A-1 to this prospectus supplement.  Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt.  Such additional debt may be secured by other property owned by those borrowers.  Certain of these borrowers may have already incurred additional debt.  In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks.  For example, the borrower may have difficulty servicing and repaying multiple loans.  Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners’ economic stake in the related mortgaged property.  While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower.  The existence of such debt may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the trust fund.  If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity.  The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Realization on Defaulted Mortgage Loans that are Part of a Loan Combination May Be Adversely Affected by the Rights of the Holders of the related Non-Trust Mortgage Loan

Any sale of any mortgage loan that forms part of a loan combination by the special servicer under the provisions that authorize it to attempt recovery by means of an asset sale will not terminate or otherwise limit the payment, servicing and other rights of the holder of the non-trust mortgage loan.  The attendant constraints on a prospective purchaser’s ability to control a workout, foreclosure or other resolution of any trust mortgage loan in a loan combination loan may adversely affect the ability of the special servicer to sell the trust mortgage loan after a loan default.  In addition, the net proceeds of any sale that does occur may be substantially less than would have been realized if such mortgage loan were in the form of a whole loan and otherwise identical to such mortgage loan.

Litigation Arising Out of Ordinary Business Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business.  We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the Bankruptcy Code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action.  In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness will be reduced to the then current value of the mortgaged property.  The lender would become a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness.  If it otherwise meets the criteria for confirmation established by the Bankruptcy Code, a plan of reorganization may:

•	permit a debtor to cure existing defaults and reinstate a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers.  The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases.  The Bankruptcy Code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents.  A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement.  The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans.  For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships.  Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.  The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to a number of the mortgage loans, the borrowers own the related mortgaged property as tenants in common.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common for all mortgage loans are special purpose entities.

We cannot assure you that any principal or affiliate of any borrower under a mortgage loan has not been a party to any bankruptcy proceeding.

Borrowers That Are Not Bankruptcy Remote Entities May Be More Likely To File Bankruptcy Petitions and This May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities.  Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.  In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Provisions in the mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a mortgage loan will be enforceable.  Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions in the mortgage loans related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Substitution of Mortgaged Properties May Lead to Increased Risks

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as [                    ], representing [   ]% of the cut-off date pool balance, the loan documents permit the related borrower the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loan.  As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loan may not secure such mortgage loan for their entire term.  Although any substitution will have to meet certain conditions, including loan-to-value tests and receipt of written confirmation from the Rating Agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn, the replacement property may differ from the substituted property with respect to certain characteristics.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Mortgaged Properties That Are Not in Compliance With Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.  The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders.  Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents.  These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance.  In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs.  Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty.  If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future.  In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things.  These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect To Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents.  Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in California, Florida and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods.  The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.  We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

In addition, most of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under TRIPRA.  See the Summaries of the [      ] Largest Mortgage Loans attached as Annex A-3 to this prospectus supplement for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates.  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.  In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide self-insurance against risks.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs.  Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy.

Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans.  Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.  In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup.  In some states, this lien has priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

All of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans.  In some cases, a Phase II site assessment was also performed or recommended.  In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification.  In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II site assessment performed.  Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)
to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon.  Where certain levels of asbestos-containing materials, lead-based paint, or mold was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

In general, any environmental liability insurance or pollution legal liability policy of the type referred to above provides coverage with respect to a mortgage loan for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy’s conditions and exclusions:

•
if during the term of a policy, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance (or in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

•
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

•
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance and pollution legal liability policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued.

Environmental liability insurance and pollution legal liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.  There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition.  There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

[         ] (  ) mortgage loans, securing [   ]% of the cut-off date pool balance, are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy.  In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity.  We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance” in this prospectus supplement.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations.  Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws.  Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances.  These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems.  In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.  In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment.  This requirement will decrease the likelihood that the trust will become liable under any environmental law.  However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken.  There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained.  Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.  Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates.  An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals.  Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Annex A-1 and Annex A-2 to this prospectus supplement.  In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals.  We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and an “as-stabilized” valuation, the latter of which is based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  All relevant loan-to-value information presented in this prospectus supplement is based on the as-is valuations, except where we specifically state otherwise.  See the footnotes to Annex A-1 of this prospectus supplement.

Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions

As described under “Glossary” in this prospectus supplement, underwritten net cash flow means cash flow adjusted based on a number of assumptions used by the mortgage loan sellers.  No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows.  Each investor should review the types of assumptions described below and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  In certain instances, cotenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this prospectus supplement.  Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control.  In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements.  No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity.  No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this prospectus supplement intended to represent such future cash flow.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

The Mortgage Loans Have Not Been Re-Underwritten by Us

We have not re-underwritten the mortgage loans.  Instead, we have relied on the representations and warranties made by the mortgage loan seller, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true as of the date when it was made and such breach materially and adversely affects the interests of the certificateholders with respect to the affected mortgage loan.  Those representations and warranties are limited (see “Description of the Mortgage Pool—Representations and Warranties” in this prospectus supplement) and you should not view them as a substitute for re-underwriting the mortgage loans.  In addition, we have relied on other representations made by the mortgage loan sellers that do not inure to the benefit of the trustee or the trust fund or any certificateholder.  If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process would have revealed problems with one or more of the mortgage loans that are not covered by the representations or warranties made by the mortgage loan sellers for the benefit of the trust.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different.  In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.  Accordingly, any breach of a representation or warranty that exists as of the Closing Date may not be discovered for an extended period of time following the Closing Date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person or entity with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect.  No other person or entity is obligated perform such obligation to repurchase or substitute if that mortgage loan seller defaults on its obligation to do so.

A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties.  We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property.  Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent.  In addition, any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax.  In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax.  In this event, the net proceeds available for distribution on your certificates may be reduced.  The special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Not all leases were reviewed to ascertain the existence of these provisions.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage.  If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant.  If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lockout period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.  Borrowers may incur costs complying with the Americans with Disabilities Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances.  The costs of this compliance may be high and the penalties for noncompliance may be severe.  Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of [    ] (  ) mortgaged properties, with an aggregate allocated loan amount representing [   ]% of the cut-off date pool balance, the borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease.  These mortgaged properties consist of the mortgaged properties identified on Annex A-1 to this prospectus supplement as [           ] and [            ], with respect to which the portion of the borrower’s leasehold or sub-leasehold interest represents a material portion of the property in the case of [           ] and, in the case of [                ], the borrower’s leasehold interest represents an immaterial portion of the property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security.  Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease.  If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals).  If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right.  If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance.  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan.  If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Condominium or Cooperative Ownership May Limit Use and Improvements

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as [                    ], representing [   ]% of the cut-off date pool balance, the related mortgaged property consists of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative.  The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity.  In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests.  There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative’s board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws.  Consequently, servicing and realizing upon the collateral described above could subject the holders of the certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Tenancies in Common May Hinder Recovery

The [             ] (  ) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as [          ] and [            ], which represent [   ]% and [   ]%, respectively, of the initial mortgage pool balance, have borrowers that either own the related mortgaged properties as tenants in common or are permitted under their related loan documents to convert their ownership structure to a tenancy in common.  In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a borrower exercises such right of partition, the related mortgage loan may be subject to prepayment.  In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition.  In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy.  There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this mortgage loan.  Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers.  Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

Mortgage Loans Secured by Mortgaged Properties Subject to Assistance and Affordable Housing Programs Are Subject to the Risk that Those Programs May Terminate or Be Altered

Certain of the mortgage loans may be secured by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the related mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, such as the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development.  With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from state and/or local government programs. Generally, in the case of mortgaged properties that are subject to assistance programs of the kind described above, the subject mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements.  No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans – even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place.  Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose related mortgaged property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of that property.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders

Certain of the mortgaged properties securing the pooled  mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan.  There are no assurances that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan.  The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under in the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions.  Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property.  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2001-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a loan-to-value ratio of 125% or less.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates.  Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans.  It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits.  Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.  Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan.  It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement.  If not defined elsewhere in this prospectus supplement, each of those capitalized terms will have the meaning assigned to it in the “Glossary” included in this prospectus supplement.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund will consist of [             ] ([  ]) commercial and multifamily whole mortgage loans.

The cut-off date pool balance will equal the total cut-off date principal balance of all the mortgage loans.  The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received.  The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement.  Those cut-off date principal balances of the mortgage loans range from $[             ] to $[               ] and the average of those cut-off date principal balances is $[               ].

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest.  Each of the mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties.  That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

Mortgage Loan Selection Process

All of the mortgage loans were selected based on various considerations concerning the mortgage pool in an effort to maximize the execution of the certificates.  Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties, the sponsor of each mortgage loan and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios.  Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool.

Mortgage Loan History

All of the mortgage loans will be acquired on the Closing Date by the depositor from the mortgage loan sellers, which either originated each such mortgage loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. [None of the mortgage loans was 30 days or more delinquent as of the cut-off date, and no mortgage loan has been 30 days or more delinquent during the 12 months preceding the cut-off date (or since the date of origination if such mortgage loan has been originated within the past 12 months).[Insert delinquency and loss information as required by Item 1111(c), if applicable.]]

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers.

Several of the mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance.  The largest mortgage loan is the [                     ] mortgage loan, which has a cut-off date principal balance of $[                 ] and represents [   ]% of the cut-off date pool balance.  The [three], [five] and [ten] largest mortgage loans have cut-off date principal balances that collectively represent [   ]%, [   ]% and [   ]%, respectively, of the cut-off date pool balance.  Each of the ten largest mortgage loans is described in Annex A-3 to this prospectus supplement.

Cross-Collateralized and Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers.

An aggregate of [      ] (  ) individual mortgage loans are secured by two or more properties, and [                ] (  ) cross-collateralized mortgage loans, which represent [   ]% of the cut-off date pool balance.  However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax.  In such instances, the mortgage amount may equal a specified percentage (generally ranging from [100]% to [150]%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties.  This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

The table below shows each individual mortgage loan that is secured by two or more mortgaged properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
[ ]	$[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
Total:	$[ ]	[ ]%

In addition, some of the mortgaged properties that we present on Annex A-1 to this prospectus supplement as a single mortgaged property, including the [                  ] property, which represents security for [   ]% of the cut-off date pool balance, consist of multiple parcels of real estate.

Some groups of mortgage loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  The table below shows each group of two or more mortgage loans that—

•	are not cross-collateralized or cross-defaulted (except as indicated below), but

•	have the same or affiliated borrowers/owners.

Related Borrower Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Group [A]:
[ ]	$[ ]	[ ]%
[ ]	[ ]	[ ]%
Total for Group [A]:	$[ ]	[ ]%
Group [B]:(1)
[ ]	$[ ]	[ ]%
[ ]	[ ]	[ ]%
Total for Group [B]:	$[ ]	[ ]%

(1)
The sponsor of the borrower also owns a non-controlling interest in the mortgaged property identified as Annex A-1 to this prospectus supplement as [                 ], which represents security for [   ]% of the cut-off date pool balance.

Due Dates.  Subject, in some cases, to a next business day convention, all of the mortgage loans provide for scheduled payments of principal and/or interest to be due on the first or fifth day of each month.  The mortgage loans have various grace periods for purposes of late charges and events of default.  In no case is the grace period for purposes of late charges more than [five (5)] days after the due date, except in the case of the mortgage loans identified as [            ] and [           ], representing [  ]% and [  ]% of the cut-off date pool balance, for which, by operation of applicable state law, the late charge grace period expires on the next business day following the [  ]th day of each month, the shortest period allowed by applicable state law.  In no case is the grace period for purposes of events of default more than [five (5)] days after the due date.  We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest.  Each of the mortgage loans accrues interest at the annual rate specified with respect to that mortgage loan on Annex A-1 to this prospectus supplement.  The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default and (ii) in the case of a mortgage loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date.

Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

[             ] (  ) of the mortgage loans, representing [   ]% of the cut-off date pool balance, accrue interest on an Actual/360 Basis.  [       ] (  ) of the mortgage loans, representing [   ]% of the cut-off date pool balance, accrues interest on a 30/360 Basis.

Amortization Characteristics.  All of the mortgage loans are balloon mortgage loans that, in each case, provide for:

•
an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

•	a substantial payment of principal on its maturity date.

[         ] (  ) mortgage loans, representing [   ]% of the cut-off date pool balance, provide for initial interest-only periods that expire [   ] to [   ] months following their respective origination dates.  [           ] (  ) mortgage loans, representing [   ]% of the cut-off date pool balance, provide for no

amortization and for interest-only payments for its entire term to maturity.  See Annex A-1 to this prospectus supplement for information regarding the amortization features of each mortgage loan.

[          ] (  ) mortgage loans, representing [   ]% of the cut-off date pool balance, are “ARD” or “hyperamortizing” loans that provide material incentives (as described below) to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date.  We consider that specified date to be the anticipated repayment date for the mortgage loan.  Because of these incentives, we consider ARD Loans also to be balloon loans.  We cannot assure you, however, that these incentives will result in these mortgage loans being paid in full on or before their anticipated repayment dates.

In the case of each mortgage loan with an anticipated repayment date, the provisions providing the related borrower with an incentive to repay on that anticipated repayment date, which in each case will become effective as of that anticipated repayment date, include:

•
The accrual of interest in excess of the initial mortgage interest rate.  The mortgage interest rate will increase by the lesser of [(a) the excess of a specified yield on United States Treasury securities (generally with a maturity corresponding to the maturity date of the mortgage loan) over the initial mortgage interest rate or (b) 5%].  The additional interest will generally be deferred and become payable only after the outstanding principal balance of the mortgage loan is paid in full.  Collections of this additional interest will be payable to the holders of the Class [V] Certificates and will not be part of the Available Distribution Amount at any time.

•
The application of excess cash flow from the mortgaged property to pay the principal amount of the mortgage loan.  The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

Some of the mortgage loans, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied.  Some of the individual mortgage loans that are secured by multiple mortgaged properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

With respect to some of the mortgage loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions.

General

As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the mortgage loans:

•
[            ] (  ) of the mortgage loans, representing [   ]% of the cut-off date pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

•
[          ] (  ) of the mortgage loans, representing [   ]% of the cut-off date pool balance, prohibit voluntary principal prepayments during a Lock-out Period and following the Lock-out Period provide for the greater of a Yield Maintenance Charge or a Prepayment Premium.

•
[          ] (  ) of the mortgage loans, representing [   ]% of the cut-off date pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to either (a) defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject mortgage loan and obtaining the release of the mortgaged property from the lien of the mortgage or (b) prepay the mortgage loan upon payment of the greater of a Yield Maintenance Charge or a Prepayment Premium.

•
[          ] (  ) of the mortgage loans, representing [   ]% of the cut-off date pool balance, prohibit voluntary principal prepayments during a Lock-out Period of [      ] months but permit the related borrower to, for a period of [         ] months following such Lockout Period, prepay the mortgage loan upon payment of the greater of a Yield Maintenance Charge or a Prepayment Premium and following such period, to defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

See Annex A-1 to this prospectus supplement for the general prepayment restrictions applicable to each mortgage loan.

Other Prepayment Provisions

Under certain circumstances, certain mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply.  See “—Partial Release” below.

In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives include achieving specified debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof.  Such funds will be released to the related borrower upon the satisfaction of the stated conditions.  Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met.  If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the master servicer will generally be directed in the pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your certificates.  In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment.  In addition, certain other mortgage loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

In the case of some of the mortgage loans, a tenant has a purchase option with respect to all or a portion of the related mortgaged property and a prepayment of the mortgage loan may occur if the tenant exercises its purchase option.  Except as set forth below or on the footnotes to Annex A-1 to this prospectus supplement, the relevant prepayment restrictions of the mortgage loan (as we otherwise describe them) apply notwithstanding the existence of any exercise of such tenant purchase option.  [Notwithstanding any otherwise applicable lockout period, with respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 as [                    ], representing [   ]% of the cut-off date pool balance, the related borrower has the right, in connection with the exercise by the ground tenants of an option to purchase one of several parcels that constitute the mortgaged property, to partially prepay or, if the option is exercised after the expiration of the defeasance lockout period, partially defease the related loan. If such a prepayment or defeasance occurs, the borrower must pay the applicable prepayment or defeasance consideration.]

In other circumstances, tenants may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related loans.  In such cases, the lender would have the right to exercise remedies available to it under the related loan documents prior to any prepayment occurring during the lockout period, though we cannot assure you as to the timing of such remedies.

See the Summaries of the [      ] Largest Mortgage Loans attached as Annex A-3 to this prospectus supplement and the footnotes to Annex A-1 in this prospectus supplement.

Calculation of Yield Maintenance Charges

Under each mortgage loan that provides for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the mortgage loan, determined on a date close to the date of the prepayment, minus (b) the amount of the prepayment.  In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment.  The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.  In some cases, the relevant mortgage loan provides for the use of a spread in determining the discount rate.  In other cases, the relevant mortgage loan does not provide for the use of a spread in determining the discount rate.

Defeasance Conditions Generally

As described in this prospectus supplement, some of the mortgage loans permit their borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the mortgage loan the requisite amount of defeasance collateral, and thereby obtain a release of the related mortgaged property or, if applicable, one or more of the related mortgaged properties.  In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

•
will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

•
will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Each individual multi-property mortgage loans that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged properties securing any particular multi-property mortgage loan are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following:  (a) an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase Government Securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.  See “—Partial Release” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.  In addition, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan (or portion thereof to be defeased) through maturity or, if applicable, the related anticipated repayment date.

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release.  Some of the individual mortgage loans that are secured by two or more mortgaged properties, and some of the mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan (subject to the satisfaction of various conditions).  The following paragraphs summarize the related provisions for releases in connection with partial prepayment and partial defeasance.

Furthermore, some of the mortgage loans permit the release of specified parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property.  Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

Real Estate Substitution.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as [                     ], representing [   ]% of the cut-off date pool balance, the loan documents permit the borrower to obtain a release of any of the mortgaged properties following the second anniversary of the issuance of the certificates, in each case by substituting another self-storage property of like kind and quality acquired by the borrower, provided that certain requirements are met, including, but not limited to:  (i) the borrower has paid a substitution fee of [    ]% of the allocated loan amount of the substituted property; (ii) the substitute property’s appraised value is equal to or greater than the appraised value of the released property; (iii) the debt service coverage ratio with respect to the substitution property is equal to or greater

than [     ]x; and (iv) the loan-to-value ratio and the loan-to-cost ratio of the substitute property does not exceed [   ]%.  The loan documents also require a receipt of confirmation from the Rating Agencies that such substitution will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates as well as other lender approvals.

No assurance can be given that the performance or value of a property or parcel substituted for any one of the properties or parcels related to the [                        ] mortgage loan on the closing will be the same as the property or parcel for which such property or parcel was substituted.

Non-Recourse Obligations.

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower’s obligations.  In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse.  None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.

The mortgage loans generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the mortgage loan documents.

All or substantially all of the mortgage loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related mortgaged property to and cause an assumption of the mortgage loan by a third-party purchaser, subject to one or both of the following (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; or (ii) delivery of confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates.  Additional conditions to such transfers generally include the payment of an assumption fee.  Under the pooling and servicing agreement, assumption fees may be waived by the master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the master servicer and/or the special servicer as additional servicing compensation.

The mortgage loans generally also permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer or permit one or more of the following transfers in limited circumstances:  (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

Furthermore, certain individual mortgage loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their due-on-sale or due-on-encumbrance provisions.  See “—Secured and/or Other Financing” below.

The master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the pooling and servicing agreement.

Encumbered Interests.

In the case of [               ] (  ) of the mortgaged properties, representing security for [   ]% of the cut-off date pool balance, the borrower’s interest in the related mortgaged property consists of a fee interest (and we consider the borrower’s interest in a mortgaged property to be a fee interest if the borrower’s interest consists of overlapping fee and leasehold interests).  In the case of [        ] (  ) mortgaged properties representing security for [   ]% of the cut-off date pool balance, the borrower’s interest in the related mortgaged property consists of a fee interest in a portion of the mortgaged property and a leasehold interest in another portion of the mortgaged property.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this prospectus supplement.

Pari Passu, Subordinate and/or Other Financing.

Split Loan Structures

The following paragraphs summarize information regarding existing secondary financing secured by the mortgaged properties and/or existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

The mortgage loans related to the mortgaged properties identified on Annex A-1 to this prospectus supplement as [                    ] and [                   ], respectively, each form part of a loan combination.

The following table presents certain information regarding the loan combinations:

Loan Combination Name	Cut-off Date Principal Balance of Trust Mortgage Loan	Cut-off Date Principal Balance of Non-Trust Mortgage Loan	Aggregate Cut-off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Trust Mortgage Loan	Cut-off Date LTV Ratio of Loan Combination	Trust Mortgage Loan Interest Rate	Non-Trust Mortgage Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination

[Insert description of each co-lender agreement for any loan combination].

Property-Secured Financing and Mezzanine and Similar Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following paragraphs summarize information regarding existing secondary financing secured by the mortgaged properties and/or existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

[Describe existing secondary financing secured by the mortgaged properties and/or existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower]

The following table sets forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have related mezzanine indebtedness outstanding.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date LTV Ratio(1)	Interest Rate for Mortgage Loan	Mortgage Loan U/W DSCR	Interest Rate for Mezzanine Loan	Total Debt U/W DSCR(2)

(1)
The combined cut-off date loan-to-value ratio of the mortgage loan and mezzanine loan is equal to the ratio of their aggregate cut-off date principal balances to the Appraised Value of the related mortgaged property(ies).

(2)
The combined underwritten debt service coverage ratio of the mortgage loan and/or mezzanine loan is equal to the ratio of the Underwritten Net Cash Flow for the related mortgaged property(ies) to the sum of the annual debt service due under the mortgage loan and the annual debt service due under the mezzanine loan.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

Certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower.  The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Inter-creditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirma-tion(3)

Total

(1)
Indicates the maximum principal amount (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related mortgage loan documents.  Except as otherwise noted in connection with a mortgage loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates.

Additional Related Information

[In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.]

See “Certain Legal Aspects of Mortgage Loans and Leases—Subordinate Financing” in the accompanying prospectus and “Risk Factors— A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distribution on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property” in this prospectus supplement.

The mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

Other Additional Financing

Some of the mortgage loans permit certain affiliates of the borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  The loan documents for such mortgage loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the loan documents but do not prohibit a change in control in the event of a permitted foreclosure.  For example, see the summaries of the [                 ] mortgage loan, representing [   ]% of the cut-off date pool balance, and the [                  ] mortgage loan, representing [   ]% of the cut-off date pool balance, in the Summaries of the [      ] Largest Mortgage Loans attached as Annex A-3 to this prospectus supplement, for a description of such lines of credit or credit facilities with respect to those mortgage loans.

The mortgage loan secured by the mortgaged property identified in Annex A-1 to this prospectus supplement as [            ], which represents [   ]% of the cut-off date pool balance, allows the borrower to obtain an unsecured loan from its guarantors or affiliates in an amount of up to $[                ] in connection with funding [                  ] at the mortgaged property.

Prospective investors should assume that all or substantially all of the mortgage loans permit their borrowers to incur a limited amount (generally in an amount not more than [5]% of the loan balance) of trade payables and unsecured indebtedness in the ordinary course of business.

Cash Management Agreements/Lockboxes.

[              ] (  ) of the mortgage loans, representing [   ]% of the cut-off date pool balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management or lockbox arrangement.

Annex A-1 to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan.  The following is a description of each type of provision:

•
Hard.  The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust fund.  Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other “trigger” event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

•
Soft, Springing Hard.  Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund.  Until the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund.

•
Soft.  Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund.  The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

•
Springing Hard.  Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager, who initially has no obligation to deposit that revenue into any account.  Upon the occurrence of certain specified “trigger” events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

•
None.  Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Closing Date, and no lockbox is contemplated to be established during the mortgage loan term.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash and “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the trust fund.

Hazard Insurance.

Each borrower under a mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents.  This includes a fire and hazard insurance policy with extended coverage.  Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure.  The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

In some cases, the mortgage loans allow hazard insurance to be provided under blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this prospectus supplement for a description of the obligations of the master servicer and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Tenant Matters.

Described below is certain additional factual information regarding tenants at the mortgaged properties securing the mortgage loans.

•
[                ] (  ) mortgaged properties, the aggregate allocated loan amounts of which represent [   ]% of the cut-off date pool balance, are each leased to a single tenant.  See “Risk Factors—Risks Relating to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates”.

•
In the case of many of the mortgage loans, all or a substantial portion (which may exceed a majority) of the tenant leases (or ground leases) at the mortgaged property expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan’s maturity date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan’s maturity date.  See “Risk Factors—Risks Related to the Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment”.

•
Some of the mortgaged properties that are office, industrial or retail properties, or mixed use properties that are used for office, industrial or retail purposes, may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

•
Certain of the multifamily rental properties have material tenant concentrations of students or military personnel (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

•	Certain of the multifamily rental properties consist of senior housing.

•	Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

•	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

•
There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

•
In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property.  Although in many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are subject to the related mortgage or not applicable to a foreclosure or a foreclosure sale, there can be no assurance that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected.  See “Risk Factors—Risks Relating to Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment”.

•
There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

Assessments of Property Value and Condition

[The following subsections will be conformed to reflect the property-related reviews conducted or obtained by the mortgage loan sellers for the relevant series.]

Appraisals.

In connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals.  The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only and is reflective of calculations based on the “as-is” value in each case.  None of these appraisals are more than [12] months old as of the cut-off date, [except in the case of [  ] mortgaged properties, securing [  ] of the mortgage pool, for which the related appraisals are not more than [  ] months old as of the cut-off date].  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.

Environmental Assessments.

[Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under “—Environmental Insurance” below, a][A]ll of the mortgaged properties securing the mortgage loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans.  In some cases, a Phase II site assessment was also performed.  In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification.  None of these environmental assessments are more than [12] months old as of the cut-off date[, except in the case of [  ] mortgaged properties, securing [  ] of the mortgage pool, for which the related environmental assessments are not more than [  ] months old as of the cut-off date].  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement.

Property Condition Assessments.

In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.  Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related mortgage loan or in connection with this offering.  None of these engineering reports are more than [12] months old as of the cut-off date.  In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.  See “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this prospectus supplement.

Seismic Review Process.

In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  No such PML, PL or SEL exceeded 20% of the estimated replacement cost of the building.

Zoning and Building Code Compliance.

Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.  Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents.  Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material, except that in the case of the mortgage loan identified on Annex A-1 to this prospectus supplement as [                 ], representing [   ]% of the cut-off date pool balance, [describe any violations ].  In some cases the improvements at the property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance might have been obtained to cover losses arising from any required removal of such building(s).  Where the property as currently operated is a permitted nonconforming use and/or structure, the related mortgage loan seller generally conducted an analysis as to—

•	the likelihood that a material casualty would occur that would prevent the mortgaged property from being rebuilt in its current form, and

•
whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire mortgage loan or, taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

Environmental Insurance.

[             ] (  ) mortgage loans, securing [   ]% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental liability insurance or pollution legal liability policy.  In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment, in lieu of a non-recourse carve-out for environmental matters or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity.  These policies will be assigned to the trust.  The premiums for these policies have been or, as of the Closing Date, will have been paid in full.

[If applicable, describe provisions of policies.]

In general, the master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

[                ] (  ) of the mortgage loans, securing [   ]% of the cut-off date pool balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

[                ] (  ) of the mortgage loans, securing [   ]% of the cut-off date pool balance, were originated in connection with the borrower’s acquisition of the mortgaged property that secures such mortgage loan.

Credit Lease Loans

[  ] of the mortgage loans, or approximately [  ]% of the cut-off date pool balance (the “credit lease loans”), are secured by mortgages on mortgaged properties that are, in each case, subject to a lease (a “credit lease”) to a tenant that possesses (or the parent of which or other affiliate of which guarantees the credit lease obligation possesses) the rating indicated in the table below.  Scheduled monthly rental payments under the credit leases are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related credit lease loans.

The credit leases generally provide that the tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related mortgaged property.

The payment of interest and principal on credit lease loans is dependent principally on the payment by each tenant or guarantor of the tenant’s credit lease, if any, of monthly rental payments and other payments due under the terms of its credit lease.  Each credit lease has a primary lease term that expires on or after the scheduled final maturity date of the related credit lease loan.  The credit lease loans are scheduled to be fully repaid from (i) monthly rental payments made over the primary term of the related credit lease or (ii) with respect to credit lease loans that are balloon loans, monthly rental payments and the related tenant balloon payments (which balloon payments (except for [   ] credit lease loans representing approximately [  ]% of the cut-off date pool balance), are guaranteed by a residual value insurance policy).  Certain of the credit leases give the tenant the right to extend the term of the credit lease by one or more renewal periods after the end of the primary term.

The amount of the monthly rental payments payable by each tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related credit lease loan.

[  ] of the credit lease loans, representing approximately [  ]% of the cut-off date pool balance, which loan are balloon loans, are insured to the extent of the related balloon payment through a residual value insurance policy.  Pursuant to the terms of such policies, if a default occurs under such credit lease loans and no recovery is available from the related borrower, the tenant or any guarantor, the special servicer will be entitled to recover in full the amount of the balloon payment due under such credit lease loan after the maturity date for such credit lease loan.

Set forth in the table below for each credit lease loan, is the name of the tenant, the cut-off date principal balance of the related credit lease loan, the guarantor, if any, and the credit lease type.

Mortgage Loan Name	Property Type	Guarantor/Tenant	Cut-off Date Balance	Lease Type Code (1)	Required Rating

(1)	“NNN” means triple net lease; “B” means bond type lease.

Generally, each credit lease provides that the related tenant is responsible for all real property taxes and assessments levied or assessed against the related mortgaged property, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related mortgaged property.

Generally, each credit lease loan provides that if the tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such credit lease (a “credit lease default”), then the holder of the related mortgage may require the related borrower either (i) to terminate such credit lease or (ii) refrain from the exercise of any of its rights thereunder.  A credit lease default will constitute a default under the related credit lease loan, although in certain cases the borrower may possess certain cure rights.

In addition, most of the credit leases permit the tenant, at its own expense, and generally with the consent of the borrower, to make alterations or improvements on the related mortgaged property as the tenant may deem necessary or desirable.  Such actions, if undertaken by the tenant, will not affect the tenant’s obligations under the credit lease.

Lease termination rights and rent abatement rights, if any, provide that tenants in the credit leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations (“Casualty or Condemnation Rights”), (ii) termination and abatement rights arising from a borrower’s default relating to its obligations under a credit lease to perform required maintenance, repairs or replacements with respect to the related mortgaged property (“Maintenance Rights”) and (iii) termination and abatement rights arising from a borrower’s default in the performance of various other obligations under the credit lease, including remediating environmental conditions not caused by the tenant, enforcement of restrictive covenants affecting other property owned by the borrower in the area of the related mortgaged property and complying with laws affecting such mortgaged property or common areas related to such mortgaged property (“Additional Rights”).  Certain credit leases (“bond-type leases”) provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the tenants thereunder are required, at their expense, to maintain their related mortgaged property in good order and repair.  Other credit leases provide Casualty or Condemnation Rights and may provide Additional Rights (“triple net leases”).  The tenants under triple net leases are required, at their expense, to maintain their mortgaged properties, including the roof and structure, in good order and repair.  If the borrower defaults in the performance of certain obligations under a triple net lease and the tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of monthly rental payments available to pay principal and interest to the credit lease loans.  Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such mortgage loan, receiving tenant estoppel certificates (i.e., tenant certificates confirming the non-existence of landlord default).

Credit leases with respect to [  ] of the mortgage loans, represinting approximately [  ]% of the cut-off date pool balance, are bond-type leases, and the credit lease with respect to [  ] mortgage loans, or approximately [  ]% of the cut-off date pool balance, are triple net leases.

At the end of the term of the credit leases, tenants are generally obligated to surrender the related mortgaged properties in good order and in its original condition received by the tenant, except for ordinary wear and tear and repairs required to be performed by the borrower.

Pursuant to the terms of each assignment of a credit lease (the “credit lease assignment”), the related borrower has assigned to the mortgagee of the related credit lease loan, as security for such borrower’s obligations thereunder, such borrower’s rights under the credit leases and its rights to all income and profits to be derived from the operation and leasing of the related mortgaged property including, but not limited to, an assignment of any guarantee of the tenant’s obligations under the credit lease and an assignment of the right to receive all monthly rental payments due under the credit leases.  Pursuant to the terms of the credit lease Assignments, each tenant is obligated under its credit lease to make all monthly rental payments directly to the owner of the related credit lease loan.  Repayment of the credit lease loans and other obligations of the borrowers are expected to be funded from such monthly rental payments and tenant balloon payments.  Notwithstanding the foregoing, the borrowers remain liable for all obligations under the credit lease loans (subject to the non-recourse provisions thereof).

The mortgage loans that are credit lease loans are indicated on Annex A-1 to this prospectus supplement.

Section 42 Low Income Housing Tax Credits

[            ] (  ) of the mortgaged properties, or approximately [  ]% of the Cut Off Date Pool Balance, entitle their owners to receive low income housing tax credits pursuant to Section 42 of the Code.  Section 42 of the Code provides a tax credit for owners of residential rental property meeting the definition of low income housing who have received a tax credit allocation from the state or local allocating agency.

At the time the project is “placed in service,” the property owner must make an irrevocable election of one of two set aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of tax credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development (“HUD”) for each metropolitan area or county in the United States and is adjusted annually.

The tax credit provisions require that gross rent for each low income unit not exceed 30% of the annual HUD median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable tax credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15 year compliance period. In addition, agreements governing the property may require an “extended use period” which has the effect of extending the income and rental restrictions for an additional period.

In the event a tax credit project does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the owners of the related mortgaged property may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for project owners to keep the related mortgaged property project in compliance and to fund property operating deficits.

Additional Mortgage Loan Information.

For purposes of the statistical information regarding the mortgage loans set forth in this prospectus supplement, including the Annexes hereto:

(1)
“Appraised Value” means, for any mortgaged property securing a mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date.  The appraisals for certain of the mortgaged properties state a “stabilized value” as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  The “as is” value is presented as the Appraised Value in this prospectus supplement, except where we specifically state otherwise.  See the footnotes to Annex A-1 of this prospectus supplement.

(2)	“Balloon Payment” means, for any mortgage loan, the payment of principal due upon its stated maturity date.

(3)
“Call Protection” denotes a general summary of the provisions of a mortgage loan that restrict the ability of the related borrower to voluntarily prepay the mortgage loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a mortgaged property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply.  In describing Call Protection, we use the following symbols with the indicated meanings:

•
“D(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of the related mortgaged property.

•
“L(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•
“O(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•
“YM(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a yield maintenance charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•
“GRTR#% or YM(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a yield maintenance charge and a prepayment premium and the lender is not entitled to require a defeasance in lieu of prepayment.

(4)
“Cash Flow Summary” is, with respect to the one or more mortgaged properties securing a mortgage loan among the ten largest mortgage loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions.  For this purpose:

•
“Effective Gross Income” means, with respect to any mortgaged property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Effective Gross Income.

•
“Total Expenses” means, with respect to any mortgaged property, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

Selected historical income, expenses and net income associated with the operation of the related mortgaged property securing each mortgage loan appear in each Cash Flow Summary contained in the Summaries of the [      ] Largest Mortgage Loans attached as Annex A-3 to this prospectus supplement.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from unaudited financial statements provided by the borrowers.  The historical information in the Cash Flow Summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from unaudited financial statements furnished by the respective borrowers which has not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(5)
“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals”.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and the footnotes to Annex A-1 in this prospectus supplement.  Because the Appraised Values of the mortgaged properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each mortgaged property.  In a declining real estate market, the appraised value of a mortgaged property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a mortgage loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus supplement, even after taking into account amortization since origination.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.  The Cut-off Date Loan-to-Value Ratio information for the mortgage loans contained in any group of cross-collateralized mortgage loans, if any, is calculated on the basis of the aggregate cut-off date principal balance of all those mortgage loans and the aggregate Appraised Value of all the related mortgaged properties securing the group.  Except as otherwise specifically stated, the Cut-off Date Loan-to-Value Ratio with respect to each trust mortgage loan that forms part of a loan combination is presented in this prospectus supplement in a manner that reflects the cut-off date principal balance of the trust mortgage loan without regard to the cut-off date principal balance of the non-trust mortgage loan.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale of that property.

(6)	“Cut-off Date Pool Balance” means the aggregate of the Cut-off Date Principal Balances of the mortgage loans.

(7)	“Cut-off Date Principal Balance” or “Cut-off Date Balance” means, with respect to any mortgage loan, the outstanding principal balance thereof as of the close of business on its cut-off date.

(8)
“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in Annex A-1 to this prospectus supplement.  In the case of mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), 12 months of principal and interest payments is used as the annual debt service.  In the case of mortgage loans that provides for payments of interest-only for its entire term, 12 months of interest-only payments is used as the annual debt service.  The Underwritten Debt Service Coverage Ratio for the mortgage loans contained in any group of cross-collateralized mortgage loans, if any, is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those mortgage loans.  In the case of each loan combination when the DSCR of the entire loan combination is presented, the annual debt service on the entire loan combination is the 12 payments due on the loan combination beginning on the [         ] 201[ ] due date.  In addition, except as otherwise specifically stated, the Underwritten Debt Service Coverage Ratio with respect to each trust mortgage loan that forms a part of a loan combination, is presented in this prospectus supplement in a manner that reflects the portion of the debt service on the trust mortgage loan, without regard to the debt service on the non-trust mortgage loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a mortgaged property’s ability to service the mortgage debt over the entire remaining loan term.  See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus supplement appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus supplement accurately reflect that ability.

(9)
“LTV Ratio at Maturity” generally means the ratio, expressed as a percentage, of (a) (1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals”.  Because the Appraised Values of the mortgaged properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each mortgaged property.  In a declining real estate market, the appraised value of a mortgaged property may have decreased from the appraised value determined at origination and the current actual loan-to-value ratio at maturity of a mortgage loan may be higher than the LTV Ratio at Maturity that we present in this prospectus supplement.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.

(10)
“Occupancy Rate” means (i) in the case of multifamily rental properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain mortgage loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.  In the case of some of the mortgage loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within six to twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

(11)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a mortgaged property.

(12)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(13)	“Remaining Term to Maturity” means, with respect to any mortgage loan, the number of months from the cut-off date to the stated maturity date.

(14)
“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the assumed revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

In determining the “revenue” component of Underwritten Net Cash Flow for each commercial mortgaged property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than [5]%, assumed a minimum [5]% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than [5]% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than [5]%, the mortgage loan seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greatest of (a) actual current vacancy at the related mortgaged property, (b) current vacancy at comparable properties in the same market as the related mortgaged property, and (c) [5]%.  In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally either reviewed rental revenue shown on the rolling three-to-twelve month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy and daily rates achieved during the prior three-to-twelve month reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each mortgaged property, the related mortgage loan seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; (ii) property management fees were generally assumed to be [2]% to [6]% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures and (iv) expenses were assumed to include annual replacement reserves.  Annual replacement reserves were underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, and are (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $[0.40] per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $[350] per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally [4]% to [5]%, inclusive, of gross revenues.  In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information.  No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  In the case of some of the mortgage loans, the calculation of Underwritten Net Cash Flow for the related mortgaged properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a mortgaged property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within six to twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a mortgaged property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  There is no assurance that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a mortgaged property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement.  In addition, the underwriting analysis of any particular mortgage loan will conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

(15)	“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” means, with respect to any mortgage loan, the related Underwritten NCF divided by the cut-off date principal balance of that mortgage loan.

(16)
“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

(17)	“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any mortgage loan, the related Underwritten NOI divided by the cut-off date principal balance of that mortgage loan.

(18)
You should review the footnotes to Annex A-1 in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the mortgage loans.

(19)
References to “weighted averages” of the mortgage loans in the mortgage pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the mortgage loans.

(20)
If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings.  If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.  Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus supplement, including information in Annex A-1 and A-3 to this prospectus supplement is derived from unaudited financial statements provided by the borrowers.  In each case, the historical information is taken from the same source with respect to a mortgage loan and subject to the same adjustments and considerations as described above with respect to the ten largest mortgage loans under the definition of “Cash Flow Analysis”.

Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

[Exceptions to Underwriting Guidelines]

[To be set forth by each Sponsor (if an Originator) or Originator, and in the aggregate for all originators of less than 10% of pool assets: the number and aggregate principal amount of loans originated with exceptions to underwriting guidelines and, in each case, a narrative summary disclosure of the exceptions allowed and the compensating factors for such exceptions and a table presenting statistical disclosure regarding loans originated with exceptions.]

[As described under [“Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Wells Fargo Bank, National Assocation—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”] and “—[                  ],” approximately [       ] mortgage loans, representing [    ]% of the cut-off date pool balance, were originated by _____________ with exceptions to its underwriting guidelines, including [Debt Service Coverage Ratios below the guidelines], [LTV Ratios above the guidelines], [the absence of Phase I environmental site assessments], [the absence of requirements for tax and insurance escrow accounts], [___________], [__________], [__________] and [___________].  In these instances, compensating factors were present, such as  [a shorter amortization period], [additional reserves or letters of credit], [__________] and [___________].]  The table set forth below presents certain statistical information regarding the exceptions and compensating factors described above.]

Exceptions to Underwriting Guidelines – Mortgage Loans Originated by [__________]

[present a table for each identified Originator and in the aggregate for all Originators of less than 10% of pool assets]

Exception Type	No. of Mortgage Loans	Aggregate Cut-off Date Pool Balance	Percent-age of Cut–Off Date Pool Balance	Summary of Compensating Factors
[LTV Ratio Above Guidelines, with Compensating Factors ]				[[Shorter Amortization Period], [Additional Reserves or Letters of Credit], [or] [______]]

[LTV Ratio Above Guidelines, without Compensating Factors][if any such loans are included in pool]				[Not applicable. No compensating factors were present.]

[DSCR Below Guidelines, with Compensating Factors]
[[Shorter Amortization Period], [Rating(s) of Sole or Major Tenants or Affiliates], [Earn-out Reserves Disbursable to Borrower only after achievement of specified DSCR or additional lease-up], [or] [_____]

[DSCR Below Guidelines, without Compensating Factors] ][if any such loans are included in pool]				[Not applicable. No compensating factors were present.]

[Environmental Site Assessment Not Conducted, with Compensating Factors]				[Delivery of Environmental Insurance Policy for benefit of Lender] [or] [_____]

[Environmental Site Assessment Not Conducted, Without Compensating Factors] [if any such loans are included in pool]				[Not applicable. No compensating factors were present.]

[__________________]				[__________________]

[__________________]				[__________________]

[__________________]				[__________________]

Total:

Assignment of the Mortgage Loans

On or before the Closing Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans.  In each case, the transferor will assign the mortgage loans, without recourse, to the trustee[, except as described below in this “—Assignment of the Mortgage Loans” section and except as described under “—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or

Other Financing—Split Loan Structures” above].  See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

In connection with the transfers of the mortgage loans, the mortgage loan sellers will be required to deliver to the custodian on behalf of the trustee, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.
an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•
an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy;

•	if a material portion of the interest of the borrower in the related mortgaged property consists of a leasehold interest, the original or a copy of the related ground lease; and

•	in the case of any mortgage loan that forms part of a loan combination, the related co-lender agreement.

The pooling and servicing agreement will specify the dates by which these documents and instruments must be delivered.  All promissory notes must be in the possession of the custodian on the Closing Date.  Each promissory note must be endorsed to the trustee, in that capacity, for the registered holders of the certificates or in blank.  Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the trustee, in that capacity, for the registered holders of the certificates.

Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the Closing Date pursuant to the pooling and servicing agreement.

The custodian is required to hold all of the documents delivered to it with respect to the mortgage loans on behalf of the trustee, in trust for the benefit of the certificateholders and, in the case of each loan combination, also for the benefit of the related Non-Trust Mortgage Loan Holder.  Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents.  The scope of the custodian’s review of those documents will, in general, be limited solely to confirming that they have been received.  No party to the pooling and servicing agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

If—

•	any of the documents required to be delivered by a mortgage loan seller to the custodian is not delivered or is otherwise defective, and

•	that omission or defect materially and adversely affects the interests of the certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect.  The pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.  The rights of the certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Representations and Warranties

As of the Closing Date, each mortgage loan seller will make, with respect to each of the mortgage loans sold to us by that mortgage loan seller, the representations and warranties set forth on Annex B-1, subject to the exceptions set forth on Annex B-2.

The representations and warranties made by each mortgage loan seller as described on Annex B-1, subject to the exceptions set forth on Annex B-2, will be assigned by us to the trustee under the pooling and servicing agreement.  If—

•	there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

•	that breach materially and adversely affects the interests of the certificateholders in the subject mortgage loan,

then that breach will be a material breach of the representation and warranty.  The rights of the certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each mortgage loan purchase agreement, together with the related representations and warranties, serves to contractually allocate risk between the related mortgage loan seller, on the one hand, and the trust fund, on the other.  We present the related representations and warranties in this prospectus supplement for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the mortgage loans, mortgaged properties or other matters.  We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present in this prospectus supplement.

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under “—Representations and Warranties” above, or a material document defect with respect to any of those mortgage loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

•	cure the material breach or the material document defect in all material respects;

•	repurchase the affected mortgage loan at the applicable Purchase Price; or

•	prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the certificates, as confirmed in writing by each of the Rating Agencies, replace the affected mortgage loan with a substitute mortgage loan that—

1.	has comparable payment terms to those of the mortgage loan that is being replaced, and

2.	is acceptable to the subordinate class representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable mortgage loan seller replaces one mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which—

•	the Purchase Price, exceeds

•	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of discovery by the applicable mortgage loan seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the pooling a servicing agreement.  However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

If a mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the mortgage loan is part of a group of cross-collateralized mortgage loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other mortgage loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

•
the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event under the pooling and servicing agreement, and

•	both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected mortgage loans (and not the other loans in the group):

1.
the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) [0.10]x below the debt service coverage ratio for the group (including the affected loans) set forth in Annex A-1 to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) [1.25]x; and

2.
the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Annex A-1 to this prospectus supplement plus [10]%,

(B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) [75]%.

The cure/repurchase/substitution obligations of each of the mortgage loan sellers as described above will constitute the sole remedy available to the certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties.  We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

Expenses incurred by the master servicer, the special servicer, the certificate administrator and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of the collection account.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut–off date.  Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the depositor or any mortgage loan seller deems such removal necessary, appropriate or desirable.  A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement.  The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

[A Current Report on Form 8–K describing any material changes to the composition of the mortgage pool will be available to purchasers of the offered certificates on or shortly after the Closing Date.]

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized pooling and servicing agreement, and other material agreements relating to this offering, with the SEC on or before the date we file this prospectus supplement with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The issuing entity with respect to the offered certificates will be the [Wells Fargo] Commercial Mortgage Trust 201[ ]-[  ] (the “trust”).  The trust is a New York common law trust that will be formed on the Closing Date pursuant to the pooling and servicing agreement.  The only activities that the trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and engaging in any other activities described generally in this prospectus supplement.  Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments.  The trust may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent principal and interest payments and servicing advances to the trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan.  These advances are intended to provide liquidity, rather than credit support.  The pooling and servicing agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement.  The trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicer and the special servicer.

The only assets of the trust other than the mortgage loans and any REO Properties are the distribution account, the collection account, the other accounts maintained pursuant to the pooling and servicing agreement, the short-term investments in which funds in the collection account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this prospectus supplement.  The trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicer and the special servicer.  The fiscal year of the trust is the calendar year.  The trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

Since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor.  The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates.  The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, [a sponsor, an originator, a mortgage loan seller,] [the master servicer,] [the certificate administrator, the tax administrator, the custodian and the certificate registrar] [and an affiliate of Wells Fargo Securities, LLC, one of the underwriters].  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

[[The depositor will have minimal ongoing duties with respect to the offered certificates and the mortgage loans.  The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the trust for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the master servicer, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust.  The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.]]

[Provide a brief description of any legal proceedings pending against the depositor as contemplated in Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

The Sponsors, Mortgage Loan Sellers and Originators

[Insert sponsor disclosure in accordance with Item 1104 of Regulation AB for any additional entity that meets the definition of “sponsor”.]

[If Wells Fargo Bank, National Association is a sponsor for the applicable series, the following disclosure related to the sponsor, its securitization program and its underwriting standards will be included.]

[Wells Fargo Bank, National Association]

General

 [Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE:  WFC).  The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697.  Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.  Wells Fargo is also the successor by merger to Wachovia Bank, National Association (“Wachovia”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank.  On March 27, 2010, Wachovia merged with and into Wells Fargo Bank.

[Wells Fargo Bank was active as a participant in securitizations of commercial and multifamily mortgage loans from 1995 through 2007 and has been an active participant in such securitizations again since 2010.  Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor (only since 2010) or to an unaffiliated securitization depositor (from 1995 to 2007 [and since 2010]) and participating in structuring decisions.

Between the inception of its commercial mortgage securitization program in 1995 and [                  ], 201[ ], Wells Fargo Bank originated approximately [       ] fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $[    ] billion, which were included in approximately [   ] securitization transactions.  The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties.  Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.  For the twelve-month period ended [               ], 201[ ], Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $[    ] billion.]

See “The Sponsor” in the accompanying prospectus.]

[Provide a brief description of any legal proceedings pending against the Sponsor as contemplated in Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

[Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General.  Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization.  Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals.  Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

[In the case of the mortgage loan identified on Annex A-1 to this prospectus supplement as [                            ], representing [   ]% of the cut-off date pool balance, Wells Fargo Bank, the mortgage loan seller, delegated certain of its underwriting and origination functions to [                          ], an affiliate of [                        ], including the preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by Wells Fargo Bank.  These functions were all performed in substantial accordance with the loan approval procedures described herein.  The loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization.]

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors.  Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

Loan Analysis.  Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan.  In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (generally certified but unaudited), current rent rolls (generally certified), leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt.  The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases.  Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed.  Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market accessibility, visibility and demand generators.  Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports.  Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant for compliance with program standards.  Generally, the results of these reviews are incorporated into the underwriting report.  In some instances, one or more provisions of the guidelines were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval.  Prior to commitment, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more—depending on loan size—specified internal committees or by officers of Wells Fargo Bank, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.  The repayment of a mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that mortgaged property to generate income sufficient to make payments on the loan. Accordingly, Wells Fargo will analyze whether cash flow expected to be derived from the mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wells Fargo uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each mortgaged property.  In determining the “revenue” component of Net Cash Flow for each mortgaged property securing a Wells Fargo mortgage loan, Wells Fargo generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than [5]%, assumed a minimum [5]% to [10]% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than [5]% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than [5]%, Wells Fargo determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual current vacancy at the related mortgaged property, (b) current vacancy at comparable properties in the same market as the related mortgaged property, and (c) [5]%.  In determining revenue for multifamily and self storage properties, the mortgage loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed [75]% and daily rates achieved during the prior one-to-three year annual reporting period.  In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates.

In determining the “expense” component of Net Cash Flow for each mortgaged property securing a Wells Fargo mortgage loan, Wells Fargo generally relied on rolling 12-month operating statements, full-year or year-to-date financial statements supplied by the related borrower, and/or estimates within the appraisal prepared for the mortgaged property, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be [3]% to [5]% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves.  In addition, in some instances, Wells Fargo recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing “net cash flow”) where Wells Fargo determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a mortgaged property securing a Wells Fargo mortgage loan, Wells Fargo may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•
the assumption that a particular tenant at a mortgaged property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•
the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a mortgaged property or is out for signature will be executed and in place on a future date;

•
the assumption that a portion of currently vacant and unleased space at a mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•
the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•
assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wells Fargo mortgage loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.25x; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than [75]%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above [75]% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of mortgage loans and the related additional debt may be significantly below [1.25]x and significantly above [75]%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, Wells Fargo Bank will, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.  In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments.  Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.  For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Escrow Requirements.  Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•
Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least [125]% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  Some of the mortgage loans were originated by Wells Fargo with exceptions to its underwriting guidelines.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.]

Repurchase Requests

[For a series of certificates having an initial bona fide offering on or after February 14, 2012:

The following table provides information regarding the demand, repurchase and replacement history with respect to the commercial mortgage loans securitized by Wells Fargo Bank during the period from [                   ] to [                      ].

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%

			#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%

[Insert disclosure regarding the most recent Form ABS-15G filed by the securitizer and the CIK number of the securitizer.]]

[Significant Originators]

[Describe significant originators, apart from the sponsor or its affiliates, if any, with respect to the mortgage loans.]

[Provide a brief description of any legal proceedings pending against the originators as contemplated in Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

[________________ originated 20% or more of the pool assets.]  [Description of the originator(s)’ [that originated 20% or more of the pool assets] origination program and prior experience to be provided as applicable.]

[Exceptions.  Some of the Mortgage Loans were originated by the Originators with exceptions to their respective underwriting guidelines.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.]

[Significant Obligors]

[Describe significant obligors, if any, with respect to the mortgage loans.]

[Provide a brief description of any legal proceedings pending against the significant obligors as contemplated in Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

The Trustee

[  ] (“[  ]”) is acting as trustee pursuant to the pooling and servicing agreement. [  ], a direct, wholly owned subsidiary of [  ], is a national banking association originally chartered in [  ] and is engaged in a wide range of activities typical of a national bank. [  ]’s principal office is located at[  ], [  ], [  ]. Certificate transfer services are conducted at [  ]’s offices in[  ]. [  ] otherwise conducts its trustee and securities administration services at its offices in [  ], [  ]. Its address there is [  ]. Certificateholders and other interested parties should direct their inquires to[  ]’s CMBS Customer Service office. The telephone number is [  ]. See “Description of the Pooling and Servicing Agreements—The Trustee,” “—Duties of the Trustee,” “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” in the accompanying prospectus.

The trustee has been acting as trustee for commercial mortgage loan securitizations for [__] years.  The chart below sets out the number of commercial mortgage loan securitizations and the aggregate principal amount of those securitizations  for the past five years.

[Table Caption]

[Name of Trustee]	20[ ]	20[ ]	20[ ]	20[ ]	20[ ]
Number of commercial mortgage loan securitizations	[__]	[__]	[__]	[__]	[__]
Aggregate principal amount of securitizations	$[____]	$[____]	$[____]	$[____]	$[____]

[Provide a brief description of any legal proceedings pending against the trustee as contemplated in Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

The information set forth under this sub-heading has been provided by the trustee.

[The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian]

[If Wells Fargo Bank, National Association is a certificate administrator for the applicable series, the following disclosure related to the certificate administrator will be included.]

[Wells Fargo Bank, National Association (“Wells Fargo Bank”)] will be the certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement.

Wells Fargo Bank is a national banking association organized under the laws of the United States and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $[   ] trillion in assets and [          ] employees as of [               ], 201[ ], which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the master servicer, the special servicer, the sponsors and the mortgage loan seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at [9062 Old Annapolis Road, Columbia, Maryland 21045-1951] (among other locations) and its office for certificate transfer services is located at [Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113].

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction and/or issuer.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of [             ], 201[ ], Wells Fargo Bank was acting as custodian of more than [        ] commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the mortgage loan seller or an affiliate of the mortgage loan seller and anticipates that one or more of those mortgage loans may be included in the trust.  The terms of the custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As tax administrator, the certificate administrator is responsible for the preparation of all REMIC and grantor trust tax and information returns on behalf of the trust.  Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997.  It has acted as securities administrator with respect to more than [400] series of commercial mortgage-backed securities, and, as of [                ], 201[ ], was acting as securities administrator with respect to more than $[    ] billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

[Provide a brief description of any legal proceedings pending against the certificate administrator as contemplated in Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

The information set forth under this sub-heading has been provided by Wells Fargo Bank.]

The Master Servicer

[If Wells Fargo Bank, National Association is a master servicer for the applicable series, the following disclosure related to the master servicer will be included.]

[Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer for all of the mortgage loans to be deposited into the trust fund.  Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo Bank.  Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.  That integration is continuing.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator, the tax administrator, the custodian, the certificate registrar and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities LLC, an underwriter.  Furthermore, Wells Fargo Bank provides warehouse financing to [             ], another sponsor and mortgage loan seller, through a repurchase facility, and the mortgage loans that [              ] will transfer to the depositor are subject to the repurchase facility.  Pursuant to certain interim servicing agreements between Wells Fargo Bank and [                 ], a sponsor and mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to mortgage loans owned by [                ] from time to time, including, prior to their inclusion in the trust fund, the mortgage loans transferred by [                   ].  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any mortgage loan being transferred by [                ] that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at [MAC A0227-020, 1901 Harrison Street, Oakland, California 94612].  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at [MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202].

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo Bank reports to trustees and certificate administrators in the CREFC format.  The table below sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/20[ ]	As of 12/31/20[ ]	As of 12/31/20[ ]	As of 12/31/20[ ]
By Approximate Number:

By Approximate Aggregate Unpaid Principal Balance (in billions):

Within this portfolio, as of December 31, 201[ ], are approximately [       ] commercial and multifamily mortgage loans with an unpaid principal balance of approximately $[    ] billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 201[ ], were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB

Calendar Year 20[ ]

Calendar Year 20[ ]

Calendar Year 20[ ]

Calendar Year 20[ ]

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by [         ] and [       ] as a primary servicer and a master servicer of commercial mortgage loans.  Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	[ ]	[ ]

Primary Servicer:

Master Servicer:

The long-term deposits of Wells Fargo Bank are rated “[   ]” by S&P, “[   ]” by Moody’s and  “[   ]” by Fitch.  The short-term deposits of Wells Fargo Bank are rated “[   ]” by S&P, “[   ]” by Moody’s and “[   ]” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder.  Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	entry of new loan data and document collection;

•	performance of quality control measures for new loans boarded;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wells Fargo Bank for approval; and

•	Uniform Commercial Code searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the mortgage loans.  Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo Bank on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the mortgage loans.  On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the mortgage loans or otherwise.  To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website ([www.wellsfargo.com/com/comintro]) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended.  Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

[There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.]

[Provide a brief description of any legal proceedings pending against the master servicer as contemplated in Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.]

[The master servicer and the special servicer will each be required to pay all expenses incurred in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.]

The Servicers

[The following disclosure will be included for all servicers servicing 10% or greater of the pool of assets through sub-servicing agreements.]

[____________], a [____________] is a servicer and will be responsible for the primary servicing of [__]% of the mortgage loans on the basis of the cut-off date pool balance.  [Include description of the length of time such servicer has been servicing mortgage loans and a general description of the assets serviced and a description of the servicing functions it will perform].  [Include any material changes to the policies and procedures in the servicing functions it will perform in the current transaction from the transactions over the past three (3) years].

The Special Servicer

[Wells Fargo Bank , National Association]

[Wells Fargo Bank, National Association] will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO Properties pursuant to the pooling and servicing agreement.  As of [         ] [  ], 20[  ], [Wells Fargo Bank, National Association] served as the named special servicer on [  ] securitized transactions encompassing [  ] loans, with an aggregate principal balance of approximately $[  ]. Additionally, [Wells Fargo Bank, National Association] manages a master servicing portfolio of commercial and multifamily loans with an aggregate principal balance, as of [          ] [  ], 20[  ], of approximately $[  ], the collateral for which is located in [  ] states, [  ], [  ], [  ], and [  ]. [  ]’s

servicing operations are located at [  ]. [Wells Fargo Bank, National Association’s] principal servicing office is located at [                 ].

[The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund.  Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers and so forth.]

The information set forth in this prospectus supplement concerning the special servicer has been provided by the special servicer. The special servicer (except for the information in the two immediately preceding paragraphs) will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates, the mortgage loans, this prospectus supplement or related documents.

 [The Trust Advisor

[                     ]

The information set forth under this sub-heading has been provided by [            ].

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to the series 201[ ]-[  ] securitization transaction, on the one hand, and any separate legal entity that is a material party to the series 201[ ]-[  ] securitization transaction, on the other.  Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization.  In this section, we do not describe all the conflicts of interest that a party to the securitization may have; we described only affiliations.  For information regarding conflicts of interest, see the “Risk Factors” section of this prospectus supplement and “—Certain Conflicts of Interest Involving Financial Exposure Related to the Mortgage Loans” below.

[Wells Fargo Bank], a sponsor, originator and mortgage loan seller, is also the [master servicer], [the special servicer,] [the certificate administrator, the tax administrator, the custodian and the certificate registrar,] and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of [Wells Fargo Securities, LLC], one of the underwriters.

Certain Conflicts of Interest Involving Financial Exposure Related to the Mortgage Loans

It is anticipated that, as of the Closing Date, the non-trust mortgage loan related to the [                    ] mortgage loan, which mortgage loan represents [   ]% of the cut-off date pool balance, will be held by a third party unaffiliated with the related mortgage loan seller, [                    ]. That mortgage loan seller may instead initially retain and hold such non-trust mortgage loan, in which case it will reserve the right to sell such non-trust mortgage loan to a third party at any time.  For as long as it holds that non-trust mortgage loan, that mortgage loan seller’s interest as a holder of a subordinate interest in the mortgage loan, an interest that entails the control rights that we describe in this prospectus supplement, conflict with the interests of the certificateholders, whose certificates will together represent the beneficial ownership of a senior interest in the same mortgage loan.

The conflicts of interest that we described above are in addition to other conflicts of interest that exist, or may arise, in connection with this securitization.  See “Risk Factors”.

[STATIC POOL INFORMATION]

[Static pool information to be included for transactions where the issuer determines static pool data is material]

[Certain static pool information will be made available by the depositor on [its] website at [_____________].][Information required by Item 1105 of Regulation AB to the extent material.]]

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The certificates will be issued on the Closing Date pursuant to the pooling and servicing agreement.  Some of the provisions of the offered certificates and the pooling and servicing agreement are described in this “Description of the Offered Certificates” section of this prospectus supplement.  For additional detailed information regarding the terms of the pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

•	the mortgage loans;

•	any and all payments under and proceeds of the mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the mortgage loans (insofar as they are required to be delivered to the trustee (or its custodian));

•	certain rights granted to us under the mortgage loan purchase agreements;

•
any REO Properties acquired by or on behalf of the trust fund with respect to defaulted mortgage loans (but, in the case of each loan combination, only to the extent of the trust fund’s interest therein); and

•
those funds or assets as from time to time are deposited in the master servicer’s collection account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this prospectus supplement, the special servicer’s REO account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the certificate administrator’s distribution account described under “—Distribution Account” below or the certificate administrator’s interest reserve account described under “—Interest Reserve Account” below.

The certificates will consist of:

•	the Class [ ], [ ], [ ], [ ], [ ], [ ] and [ ] Certificates, which are the classes of certificates that are offered by this prospectus supplement; and

•	the Class [ ], [ ], [ ], [R] and [V] Certificates, which are the classes of certificates that—

1.           will be retained or privately placed by us, and

2.           are not offered by this prospectus supplement.

Certificate Principal Balances and Certificate Notional Amounts

The Class [  ], [  ], [  ], [  ], [  ], [  ], [  ] and [  ] Certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates.  The aggregate principal balance of each class of principal balance certificates will represent the total distributions of principal to which the holders of that class are entitled over time out of payments and other collections on the assets of the trust fund.  Accordingly, on each distribution date, the principal balance of each of these classes will be reduced by any principal distributions actually made with respect to that certificate on that distribution date.  See “—Distributions” below.  On any particular distribution date, the principal balance of each of these classes of certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the mortgage loans and default-related and otherwise unanticipated trust fund expenses.  Notwithstanding the provisions described above, the principal balance of a class of principal balance certificates may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances.  See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class [  ] and [  ] Certificates will each be comprised of components that correspond to respective classes of principal balance certificates.  The Class [  ] Certificates will be comprised of two components corresponding to the Class [  ] and [  ] Certificates.  The Class [  ] Certificates will be comprised of six components corresponding to the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates.  Each component of the Class [  ] or [  ] Certificates will have a notional amount equal to the principal balance of its corresponding class of principal balance certificates from time to time.  Accordingly, for purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class [  ] Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class [  ] and [  ] Certificates outstanding from time to time and the Class [  ] Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates outstanding from time to time.

The Class [R] Certificates will not have principal balances or notional amounts.  They will be residual interest certificates.  The holders of the Class [R] Certificates are not expected to receive any material payments.

The Class [V] Certificates will not have principal balances or notional amounts.  They will entitle holders to certain additional interest that may accrue with respect to the mortgage loans that are ARD Loans.

In general, principal balances and notional amounts will be reported on a class-by-class basis.  In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Closing Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class.  The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance of that class, and the denominator of which will be the original aggregate principal balance of that class.  Certificate factors will be reported monthly in the certificate administrator’s report.

Distribution Account

General.  The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the certificates and from which it will make those distributions.  That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies [         ] and [         ] standards for securitizations similar to the one involving the offered certificates.

Deposits.  On the business day prior to each distribution date, the master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

•
All payments and other collections on the mortgage loans and any REO Properties in the trust fund (which will not include amounts payable to any Non-Trust Mortgage Loan Holder in respect of the related non-trust mortgage loan), that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a due date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to the master servicer or the special servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other additional trust fund expenses,

(d)	[amounts payable with respect to the trust advisor as trust advisor fees,] and

(e)	amounts deposited in the collection account in error.

•	Any advances of delinquent monthly debt service payments made by the master servicer with respect to those mortgage loans for that distribution date.

•	Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to those mortgage loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

With respect to the distribution date that occurs in March of any calendar year subsequent to 201[ ] (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under “—Interest Reserve Account” below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

Withdrawals.  The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

•	to make distributions on the certificates;

•
to pay itself, the tax administrator and the trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator, the Tax Administrator and the Trustee” and “—Reports to Certificateholders; Available Information” below;

•
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

•	to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

•
to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this prospectus supplement;

•	to pay itself net investment earnings earned on funds in the distribution account for each collection period;

•
to pay for the cost of recording the pooling and servicing agreement in a public recording office, if determined to be in beneficial to the certificateholders and the subordinate class representative consents;

•
with respect to each distribution date during February of any year subsequent to 201[ ] and each distribution date during January of any year subsequent to 201[ ] that is not a leap year, to transfer to the certificate administrator’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis;

•	to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

•	to clear and terminate the distribution account upon the termination of the pooling and servicing agreement.

Interest Reserve Account

The certificate administrator must maintain an account (which may be a sub-account of the distribution account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans that accrue interest on an Actual/360 Basis.  That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies [         ] and [         ] standards for securitizations similar to the one involving the offered certificates.  The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year subsequent to 201[ ], the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced.  In general, that interest reserve amount for each of those mortgage loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.  In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

In March of each calendar year after 201[ ] (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.  All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General.  On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the certificates on that distribution date to the holders of record as of the close of business on the related record date.  The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a class of certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

In order for a certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.  Otherwise, that certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations.  See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus..

If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so.  The certificate administrator, the master servicer, the special servicer and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the certificateholders.  In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust.  Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions.  All of the classes of the certificates will bear interest, except for the Class [R] and Class [V] Certificates.

With respect to each interest-bearing class of the certificates, interest will accrue during each interest accrual period based upon:

•	the pass-through rate for that class and interest accrual period;

•	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

•	the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

The interest accrual period for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing class of the certificates will be entitled to receive the sum of—

•	the excess of:

1.           the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

2.           the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that class as described further below, and

•	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that class on the prior distribution date.

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a class of certificates on any distribution date will be adjusted in accordance with the provisions described below:

•
[In the case of the Class [  ], [  ] and [  ] Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of trust advisor expenses allocated to that class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” (which excludes Designated Trust Advisor Expenses);]

•
[If any such trust advisor expenses were previously allocated to reduce the interest distributable on the Class [  ] or [  ] Certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class [  ] and [  ] Certificates (in that order) will be increased (in each case, up to the amount of the trust advisor expenses previously so allocated to that class), and the amount otherwise distributable in respect of interest on the Class [  ] and (if necessary) Class [  ] Certificates (in that order) will be reduced (in each case, up to the amount of interest otherwise distributable on that class on the current distribution date);]

•
[If any such trust advisor expenses were previously allocated to the Class [  ], [  ] or [  ] Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the mortgage loans or the related mortgaged properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any principal balance certificates that suffered write-offs in connection with trust advisor expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class [  ], [  ] and [  ] Certificates, in that order, in each case up to the aggregate unrecovered amount of such trust advisor expenses previously allocated to that class; and]

•
If any class of principal balance certificates experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class [  ] or [  ] Certificates.  The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of principal balance certificates will equal the product of—

•	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

•	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the principal balance certificates.

With respect to each class of interest-bearing certificates, the accrued interest for that class, subject to all the above-described adjustments, is the interest entitlement for that class and distribution date.

Calculation of Pass-Through Rates.  The pass-through rate applicable to each interest-bearing class of certificates for the initial interest accrual period is shown in the table appearing under the caption “Summary—Description of the Offered Certificates” in this prospectus supplement.

The pass-through rates for the Class [   ], [   ], [   ] and [   ] Certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

The pass-through rates for the Class [   ], [   ], [   ], [   ] and [   ] Certificates for each subsequent interest accrual period will equal the lesser of:

•	the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

•	the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rates applicable to each of the Class [   ], [   ], [   ] and [   ] Certificates for each interest accrual period will equal, in the case of each of those classes, the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a

specified fixed percentage.  In the case of the Class [   ] Certificates, that percentage is [   ]%, in the case of the Class [   ] Certificates, that percentage is [   ]%, in the case of the Class [   ] Certificates, that percentage is [   ]% and in the case of the Class [   ] Certificates, that percentage is [   ]%.

The pass-through rate applicable to the Class [   ], [   ], [   ] and [   ] Certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rate applicable to the Class [  ] Certificates for each interest accrual period will equal the excess, if any, of the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class [  ] and [  ] Certificates, weighted according to the respective aggregate outstanding principal balances of those classes.  The pass-through rate applicable to the Class [  ] Certificates for each interest accrual period will equal the excess, if any, of the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates, weighted according to the respective aggregate outstanding principal balances of those classes.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The Class [R] and [V] Certificates are not interest-bearing certificates and will not have pass-through rates.

Principal Distributions.  Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each class of the principal balance certificates on each distribution date will equal that class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

•	to the holders of the Class [ ] Certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the aggregate principal balance of the Class [ ] Certificates immediately prior to that distribution date;

•	to the holders of the Class [ ] Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class [  ] Certificates), and holders of the Class [  ] Certificates), and

2.	the aggregate principal balance of the Class [ ] Certificates immediately prior to that distribution date; and

•	to the holders of the Class [ ], [ ], [ ], [ ], [ ] and [ ] Certificates, in that order, in each case in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the classes of certificates with an earlier alphabetical designation), and

2.	the aggregate principal balance of such class of certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if both the Class [  ] and [  ] Certificates are outstanding at a time when the aggregate principal balance of the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class [  ] and [  ] Certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those classes outstanding immediately prior to that distribution date, which amount will be allocated between such classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

To the extent that the master servicer, the special servicer or the trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs).  See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and “Glossary—Principal Distribution Amount”.

Loss Reimbursement Amounts.  As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any class of principal balance certificates may be reduced without a corresponding distribution of principal.  If such a reduction occurs as described in that section with respect to any class of principal balance certificates, then, subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).  [In addition, as discussed under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below, the aggregate principal balance of any class of principal balance certificates, other than the Control-Eligible Certificates, may be reduced, in connection with certain trust advisor expenses, without a corresponding distribution of principal.  If such a reduction occurs as described in that section, then, if such trust advisor expense is recovered from a source other than the proceeds of the mortgage loan, the holder(s) of that class will be entitled to be reimbursed for the amount of that reduction, without interest.]

Priority of Distributions.

On each distribution date, the certificate administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

•
first, to make distributions of interest to the holders of the Class [  ], [  ], [  ] and [  ] Certificates, pro rata according to the respective amounts of interest entitlements with respect to those classes as described under “—Interest Distributions”;

•
second, to make distributions of principal to the holders of the Class [  ] and [  ] Certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those classes as their current entitlements to principal as described under “—Principal Distributions” above;

•
third, to reimburse the holders of the Class [  ] and [  ] Certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below [and excluding trust advisor expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made], which distributions are required to be made pro rata in accordance with the respective entitlements of those classes;

•
fourth, sequentially to the holders of the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below [and excluding trust advisor expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made];

•
fifth, to reimburse the holders of the Class [  ] and [  ] Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates, in that order, for any other amounts that may previously have been allocated to those classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

•	finally, to the holders of the Class [R] Certificates any remaining portion of the Available Distribution Amount for that distribution date.

[Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of trust advisor expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the mortgage loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any principal balance certificates that suffered write-offs in connection with trust advisor expenses.  Those distributions will be made to the holders of the Class [  ] and [  ] Certificates (on a pro rata basis) and then the Class [  ], [  ] and [  ] Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that class in respect of trust advisor expenses (other than Designated Trust Advisor Expenses).]

Distributions of Yield Maintenance Charges and Prepayment Premiums.  If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:  (1) pro rata, between the (x) the group (“YM Group [A]”) of Class [  ], [  ] and [  ] Certificates, and (y) the group (“YM Group [B]” and, collectively with the YM Group [A], the “YM Groups”) of Class [  ], [  ], [  ] and [  ] Certificates, based upon the aggregate of principal distributed to the classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that such class for that distribution date, and the denominator of which is the total amount of principal distributed to all the certificates in that YM Group for that distribution date.  Any Yield Maintenance Charge or Prepayment Premium allocated to such YM Group remaining after such distributions will be distributed to the class of Class [  ] Certificates in such YM Group.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class [  ], [  ], [  ], [R] or [V] Certificates.  The holders of the Class [  ] Certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class [  ], [  ], [  ], [  ], [  ] and [  ] Certificates are retired.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” in this prospectus supplement.

Distributions of Post-ARD Additional Interest.  The holders of the Class [V] Certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.  It is expected that the initial majority subordinate certificateholder or an affiliate thereof will be the initial holder of the Class [V] Certificates.

Application of Mortgage Loan Collections.  The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the mortgage loans are allocated.  The pooling and servicing agreement requires that all amounts received by the trust fund in respect of any group of cross-collateralized mortgage loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the mortgage loans constituting such group in accordance with the express provisions of the related mortgage loan documents and, in the absence of such express provisions, in accordance with the Servicing Standard.  The pooling and servicing agreement further provides that all amounts received by the trust fund in respect of or allocable to any particular mortgage loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such mortgage loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related mortgage loan documents and the related co-lender agreement and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:  first, as a recovery of any related and unreimbursed servicing advances (together with, without duplication, any unliquidated advances in respect of prior servicing advances and any prior servicing advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses; second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such mortgage loan to, but not including, the due date in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a mortgage loan and constitutes an Appraisal-Reduced Interest Amount; third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such mortgage loan then due and owing, including by reason of acceleration of such mortgage loan following a default thereunder (or, if a liquidation event has occurred in respect of such mortgage loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, any Appraisal-Reduced Interest Amount then existing with respect to such mortgage loan; fifth, unless a liquidation event has occurred in respect of such mortgage loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, unless a liquidation event has occurred in respect of such mortgage loan, as a recovery of reserve funds to the extent then required to be held in escrow; seventh, as a recovery of any Default Interest and late payment charges then due and owing under such mortgage loan; eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such mortgage loan; ninth, as a recovery of any assumption fees and modification fees then due and owing under such mortgage loan; tenth, as a recovery of any other amounts then due and owing under such mortgage loan other than remaining unpaid principal and other than post-ARD additional interest (and if both (x) fees that constitute Additional Master Servicing Compensation or Additional Special Servicing Compensation and (y) Operating Advisor Consulting Fees are due and owing, first, allocated to fees that constitute Additional Master Servicing Compensation or Additional Special Servicing Compensation, and then allocated to Operating Advisor Consulting Fees)); eleventh, as a recovery of any remaining principal of such mortgage loan to the extent of its entire remaining unpaid principal balance; and twelfth, in the case of an ARD Loan after its anticipated repayment date, as a recovery of accrued and unpaid post-ARD additional interest on such ARD Loan.

In connection with each REO Property, the pooling and servicing agreement requires that all amounts received by the trust fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property, be treated:  first, as a recovery of any related and unreimbursed servicing advances (together with any unliquidated advances in respect of prior servicing advances and any prior servicing advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses; second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO mortgage loan to, but not including, the due date in the collection period of receipt by or on behalf of the trust fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a mortgage loan and constitutes an Appraisal-Reduced Interest Amount; third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO mortgage loan to the extent of its entire unpaid principal balance; fourth, any Appraisal-Reduced Interest Amount then existing with respect to such mortgage loan; fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO mortgage loan; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO mortgage loan; seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO mortgage loan (other than, in the case of an ARD Loan after its anticipated repayment date, accrued and unpaid post-ARD additional interest (and if both (x) fees that constitute Additional Master Servicing Compensation or Additional Special Servicing Compensation and (y) Operating Advisor Consulting Fees are due and owing, first, allocated to fees that constitute Additional Master Servicing Compensation or Additional Special Servicing Compensation, and then allocated to Operating Advisor Consulting Fees)); and eighth, in the case of an REO loan that relates to an ARD Loan after its anticipated repayment date, as a recovery of any accrued and unpaid post-ARD additional interest on such REO loan.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a mortgage loan is the cumulative amount of any reductions in debt service advances on the related mortgage loan that results from Appraisal Reduction Amounts as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Treatment of REO Properties

Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	distributions on the certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the certificates, and

•	the amount of all fees payable to the master servicer, the special servicer, the certificate administrator and the trustee under the pooling and servicing agreement.

In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

•
first, to pay – or to reimburse the master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts that would have been due on the related mortgage loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

[Pre-Funding Account]

[The trust fund will include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage loans.  Amounts in the pre-funding account will not exceed 25% of the cut-off date pool balance.  Additional mortgage loans will be selected using criteria that are substantially similar to the criteria used to select the mortgage loans included in the trust fund on the Closing Date.  [Provide disclosure required under Items 1103(a)(5) and 1111(g) of Regulation AB if the series of certificates will include a pre-funding account.]]

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage loans may decline below the aggregate principal balance of the certificates.  If this occurs following the distributions made to the certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the principal balance certificates are to be sequentially reduced in the following order, until the aggregate principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	[ ]
2nd	[ ]
3rd	[ ]
4th	[ ]
5th	[ ]
6th	[ ]
7th	[ ] and [ ], pro rata based on their total outstanding principal balances

The above-described reductions in the aggregate principal balances of the respective classes of the certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans and those classes.  In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate classes of certificates.  However, unless and until collections of principal on the mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the mortgage loans and the certificates.

The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with—

1.
all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

2.
all related unreimbursed servicing advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

•	the total amount of liquidation proceeds, if any, recovered in respect of that mortgage loan in connection with the liquidation.

If any of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—

Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the aggregate principal balance of the certificates on the succeeding distribution date.  The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the principal balance certificates on the distribution date for that collection period.  However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the aggregate principal balance of the certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the principal balance certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the master servicer, the special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

The following items are some examples of Additional Trust Fund Expenses:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized Loss;

•
any interest paid to the master servicer, the special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Expenses; Servicing Advances” in this prospectus supplement);

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other assets of the trust fund;

•	any unanticipated, non-mortgage loan specific expenses of the trust fund, including—

1.
any reimbursements and indemnification to the certificate administrator, the tax administrator, the certificate registrar, the custodian, the trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” and “—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” below;

2.
any reimbursements and indemnification to the master servicer, the special servicer[, the trust advisor] and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer[, the Trust Advisor] and the Depositor” in this prospectus supplement, or to the subordinate class representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement; and

Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

•
rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

•
any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

[Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of trust advisor expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below.  Designated Trust Advisor Expenses will be allocated and borne by the certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.]

[Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses]

[The trust advisor will be entitled to indemnification in respect of its activities under the pooling and servicing agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.  We refer to expenses incurred by the trust advisor for which it is entitled to indemnification as “trust advisor expenses”.  The trust advisor will be entitled to reimbursement of its indemnified expenses on or about each distribution date, except that the amount reimbursed in respect of trust advisor expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

•	the interest otherwise distributable on the Class [ ], [ ] and [ ] Certificates on that distribution date, and

•	and the portion of the Principal Distribution Amount that would otherwise be paid on the Class [ ], [ ], [ ], [ ] and [ ] Certificates on that distribution date.

Immediately prior to the distributions to be made to the certificateholders on each distribution date, the certificate administrator is required to allocate the trust advisor expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class [  ], [  ] and [  ] Certificates, in that order, in each case until the interest otherwise distributable on that class on such distribution date has been reduced to zero.  No such trust advisor expenses will be allocated to reduce the interest distributable on the Class [  ], [  ], [  ], [  ], [  ], [  ] or [  ] Certificates on any distribution date.  Any remaining unallocated portion of such trust advisor expenses will constitute “excess trust advisor expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class [  ], [  ], [  ], [  ] and [  ] Certificates) for the applicable distribution date.  Such reduction will also result in a write-off of the principal balances of the Class [  ], [  ] and [  ] Certificates, in that order, in each case until the principal balance of that class has been reduced to zero.  Thereafter, the certificate administrator will be required to allocate any remaining amount of such trust advisor expenses between the Class [  ] and [  ] Certificates, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class [  ] and [  ] Certificates has been reduced to zero.

Any trust advisor expenses allocated to a class of certificates as described above will be allocated among the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Any trust advisor expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the trust advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is reimbursed for those trust advisor expenses.

Trust advisor expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Class [  ], [  ] or [  ] Certificates.

“Designated Trust Advisor Expenses” consist of any trust advisor expenses for which the trust advisor is indemnified under the pooling and servicing agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement) and arise from any legal action that is pending or threatened against the trust advisor at the time of its discharge under the pooling and servicing agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this prospectus supplement).]

[Credit Enhancement Provider]

[Identify the name, the organizational form and the general character of the business of such credit enhancement provider.  Additionally, if the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB.]

[Cash Flow Agreements]

[State the name, organizational form and general character of the business of any third party derivative counterparty.  Describe the terms of the derivative instrument, to the extent material, as well as any material terms regarding substitution of the derivative instrument.   State whether the significance percentage is less than 10%, at least 10% but less than 20%, or 20% or more.]  As used in the preceding sentence, “significance percentage” refers to the percentage that the amount of the significance estimate represents of the aggregate initial principal balance of the mortgage loans.  “Significance estimate” refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar instruments.  [Provide summary financial information if the significance percentage is 10% or more but less than 20%, and provide further financial information if the significance percentage is 20% or more, in each case as required by Item 1115 of Regulation AB.]

Advances of Delinquent Monthly Debt Service Payments

The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the mortgage loans, other than balloon payments and Default Interest, and assumed monthly debt service payments on mortgage loans (as described below), in each case net of master servicing fees, that—

•	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each mortgage loan as to which:

•
the related mortgage loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

•	the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date.  The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any portion thereof remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.  Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.  The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

•
the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the collection account that are not required to be paid on the certificates on that distribution date.

If the master servicer fails to make a required monthly debt service advance and the trustee has actual knowledge of same, the trustee will be obligated to make that advance, subject to a determination of recoverability.

The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made.  Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related mortgage loan.  If the master servicer or the trustee makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the collection account from time to time.  In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes.  The trustee will be entitled to conclusively rely on any recoverability determination made by the master servicer or the special servicer.  The master servicer and the special servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any mortgage loan or REO property.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to certificateholders of their Interest Distribution Amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the offered certificates.  The master servicer or the trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the collection account or distribution account, as applicable, allocable to interest on the mortgage loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information requested by the master servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give each Rating Agency notice of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) or collections on the related mortgage loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the mortgage loans, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph).  The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

The master servicer and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds.  However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.  Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the collection account thereby reducing amounts available for distribution on the certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this prospectus supplement.

For information regarding procedures for reimbursement of servicing advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses.  Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the offered certificates.  In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid.  Refer to the column titled “sources of funds” for such limitations.  Notwithstanding any contrary description set forth in the table, with respect to each mortgage loan that is included in a loan combination that includes one or more non-trust mortgage loans, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on the related non-trust subordinate mortgage loans are insufficient.  Notwithstanding any contrary description set forth in the table, with respect to each mortgage loan that is included in a loan combination that includes one or more non-trust pari passu mortgage loans, (i) the related mortgage loan’s share of any special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund on a pro rata and pari passu basis (according to principal amount) with the related non-trust pari passu mortgage loans’ share of such amounts and (ii) any amounts that are payable from the trust fund as described above will generally be payable from any and all collections in the trust fund.

Type	Recipient	Amount	Frequency	Source of Payment

Fees
Master Servicing Fee	Master Servicer and Primary Servicers
The product of the portion of the per annum master servicing fee rate for the master servicer and the related mortgage loan that is applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for that mortgage loan for such month, and the Stated Principal Balance of that mortgage loan.  The master servicing fee rate will range, on a loan-by-loan basis, from [   ]% per annum to [   ]% per annum.  With respect to each mortgage loan for which a primary servicer acts as primary servicer, a portion of the master servicing fee is payable to that primary servicer.
Monthly.
Interest payment on the related mortgage loan and, with respect to unpaid master servicing fees (including any primary servicing fees) in respect of any mortgage loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Type	Recipient	Amount	Frequency	Source of Payment

Special Servicing Fee	Special Servicer
The product of the portion of a rate equal to [     ]% per annum that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for such month, and the Stated Principal Balance of each specially serviced mortgage loan.
			Monthly.	Any and all collections on the mortgage loans.
Workout Fee	Special Servicer
[1.00]% of each collection of principal and interest on each worked out mortgage loan for as long as it remains a worked-out mortgage loan; provided, however, that the amount of any Workout Fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this prospectus supplement.
			Monthly following a workout and before any redefault.	The related collection of principal and/or interest.
Liquidation Fee	Special Servicer
[1.00]% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust fund (net of any default interest, late payment charges and/or post-ARD additional interest), other than (with certain exceptions) in connection with the purchase or repurchase of any mortgage loan from the trust fund by any person; provided, however, that the amount of any Liquidation Fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan.	The related liquidation proceeds, condemnation proceeds or insurance proceeds.
Trustee Fee	Trustee
The product of the portion of a rate equal to [     ]%  per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each mortgage loan.
			Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicer.

Type	Recipient	Amount	Frequency	Source of Payment

Certificate Administrator Fee	Certificate Administrator
The product of the portion of a rate equal to [     ]% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each mortgage loan.
			Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicer.
[Trust Advisor Fee]	[Trust Advisor]
The product of the portion of a rate equal to [       ]% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each mortgage loan.
			Monthly.	Any and all collections and P&I advances on the mortgage loans, to the extent included in the amounts remitted by the master servicer.

Type	Recipient	Amount	Frequency	Source of Payment

Additional Servicing Compensation	Master Servicer
[The following amounts:

•      [100]% of any defeasance fees;

•      (x) [50]% of Modification Fees actually collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans and paid in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement and (y) [100]% of Modification Fees actually collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans and paid in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•      [100]% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement, and [50]% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•      [100]% of Assumption Application Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans;
			From time to time.	Actual collections of the related fees or investment income.

Type	Recipient	Amount	Frequency	Source of Payment

Additional Servicing Compensation (continued)	Master Servicer
•      [100]% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent the master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement, and [50]% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•      any and all amounts collected for checks returned for insufficient funds on all mortgage loans;

•      to the extent provided in the pooling and servicing agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;

•      any Prepayment Interest Excesses arising from any principal prepayments on the mortgage loans;

•      interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related mortgage loan); and
			From time to time.	Actual collections of the related fees or investment income.

Type	Recipient	Amount	Frequency	Source of Payment
Additional Servicing Compensation (continued)	Master Servicer	• a portion of late payment charges and Default Interest.]	From time to time.	Actual collections of the related fees or investment income.
Additional Servicing Compensation	Special Servicer
[The following amounts:

•      [100]% of Modification Fees actually collected during the related collection period with respect to any specially serviced mortgage loans or successor REO mortgage loans;

•      [50]% of Modification Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•      [100]% of Assumption Fees collected during the related collection period with respect to mortgage loans that are specially serviced mortgage loans, and [50]% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•      [100]% of Assumption Application Fees collected during the related collection period with respect to mortgage loans that are specially serviced mortgage loans;
			From time to time.	Actual collections of the related fees or investment income.

Type	Recipient	Amount	Frequency	Source of Payment

Additional Servicing Compensation	Special Servicer
•      [100]% of consent fees on mortgage loans that are specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan, and [50]% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•      to the extent provided in the pooling and servicing agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;

•      interest or other income earned on deposits in the REO account maintained by the special servicer (but only to the extent of the net investment earnings, if any, with respect to such REO account for each collection period); and

•      a portion of late payment charges and Default Interest.]

			From time to time.	Actual collections of the related fees or investment income.

Type	Recipient	Amount	Frequency	Source of Payment

Expenses

Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any servicing advances.	From time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the mortgage loans.

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the servicing advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate on the related mortgage loan, and then from any and all other collections on the mortgage loans.

P&I Advances	Master Servicer and Trustee	The amount of any P&I advances.	From time to time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the mortgage loans.

Type	Recipient	Amount	Frequency	Source of Payment

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate on the related mortgage loan, and then from any and all other collections on the mortgage loans.

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)
Losses, liabilities and expenses incurred by the trustee, the certificate administrator, a master servicer or the special servicer [or the trust advisor (in the case of the trust advisor, only to the extent that such losses, liabilities and expenses constitue Designated Trust Advisor Expenses)] in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (subject to applicable limitations under the pooling and servicing agreement).
			From time to time.	Any and all collections on the mortgage loans.

Type	Recipient	Amount	Frequency	Source of Payment

[Indemnification Expenses]	[Trust Advisor]
[Losses, liabilities and expenses incurred by the trust advisor in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (subject to applicable limitations under the pooling and servicing agreement).]
From time to time.
[Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class [   ], [   ] and [   ] Certificates, then from amounts otherwise distributable in respect of principal on [all of the certificates]; amounts constituting Designated Trust Advisor Expenses may be reimbursed from any and all collections on the mortgage loans.]

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the mortgage loans.

Reports to Certificateholders; Available Information

Certificate Administrator Reports.  Based on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a certificate, the parties to the pooling and servicing agreement and any other designee of the depositor, a report (a “Distribution Date Statement”) setting forth, among other things the following information:

1.	the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

2.	the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

3.	the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

4.
the aggregate amount of compensation paid to the certificate administrator and the trustee and servicing compensation paid to the master servicer and the special servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

7.
the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the distribution date;

10.	the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each class of interest-bearing certificates for the distribution date;

12.	the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.	the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

21.
with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicer and/or the trustee since the prior distribution date;

24.	the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicer, the special servicer and/or the trustee since the prior distribution date;

25.	a loan by loan listing of any mortgage loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable mortgage loan seller, as provided by the master servicer, the special servicer or the depositor;

28.	the amounts of any excess liquidation proceeds held in the certificate administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the Class [R] Certificates; and

[for all Distribution Date Statements to be filed on Form 10-D after December 31, 2011:

30.
[the information required by Rule 15Ga-1(a) under the Exchange Act concerning all mortgage loans that were the subject of a demand to repurchase or replace for breach of representation or warranty; and]

31.	a reference to the most recent Form ABS-15G filed by the depositor and the EDGAR central index key (“CIK”) number of the depositor.]

Book-Entry Certificates.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

Information Available Electronically.  The certificate administrator will be required to make available to any Privileged Person (except as described below) certain items (including certain CREFC Reports) by means of the Certificate Administrator’s Website.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons by means of the Certificate Administrator’s Website, where certificateholders, beneficial owners of certificates and prospective purchasers of certificates may submit inquiries to the certificate administrator relating to the Distribution Date Statement, and submit inquiries to the master servicer or the special servicer relating to servicing reports prepared by that party, the mortgage loans, or the mortgaged properties, and where Privileged Persons may view previously submitted inquiries and related answers.  The certificate administrator will forward such inquiries to the appropriate person.  The certificate administrator, the master servicer or the special servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the trust and/or the certificateholders, would be in violation of applicable law or the loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer or the special servicer, as applicable, or is otherwise not advisable to answer, in which case the certificate administrator will not post such inquiry on the Investor Q&A Forum.  The certificate administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the pooling and servicing agreement.  In addition, no party will post or otherwise disclose direct communications with the subordinate class representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters.  None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any certificateholder and beneficial owner by means of the Certificate Administrator’s Website.  Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the pooling and servicing agreement.

The Certificate Administrator’s Website will initially be located at www.[             ]. Access will be provided by the certificate administrator to Privileged Persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the pooling and servicing agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website.  The parties to the pooling and servicing agreement will not be required to provide that certification.  In connection with providing access to the Certificate Administrator’s Website, the certificate administrator may require registration and the acceptance of a disclaimer.  The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the pooling and servicing agreement.  The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  The certificate administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the certificate administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a certificateholder, a beneficial owner of a certificate or a prospective purchaser of a certificate and that either (a) such person is not an agent of any borrower or affiliate of any borrower, in which case such person will have access to all the reports and information made available to certificateholders hereunder and under the pooling and servicing agreement, or (b) such person is an agent or affiliate of any borrower, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator.  The Investor Certification will be substantially in the form(s) provided for in the pooling and servicing agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the master servicer or the special servicer, accompanied by an Investor Confidentiality Agreement.

“CREFC” means the CRE Finance Council.

“CREFC Reports” collectively refer to the following electronic files:  (i) CREFC bond level file, (ii) CREFC collateral summary file, (iii) CREFC property file, (iv) CREFC loan periodic update file, (v) CREFC loan setup file, (vi) CREFC financial file, (vii) CREFC special servicer loan file, (viii) CREFC comparative financial status report, (ix) CREFC delinquent loan status report, (x) CREFC historical loan modification and corrected mortgage loan report, (xi) CREFC operating statement analysis report, (xii) CREFC NOI adjustment worksheet, (xiii) CREFC REO status report, (xiv) CREFC servicer watch list, (xv) CREFC loan level reserve – LOC report, and (xvi) CREFC advance recovery report.

[The certificate administrator may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to the certificate administrator’s internet website.  The certificate administrator will not be liable for the dissemination of information by it in accordance with the pooling and servicing agreement.]

Other Information.  The pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a certificate or any interest in a certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund.  Those documents include (among other things) the mortgage files for the mortgage loans and notices of any waiver, modification or amendment of any term of a mortgage loan.  You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to certificateholders, beneficial owners of certificates and prospective purchasers of certificates, the trustee, the master servicer, the special servicer, the certificate administrator or any document custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended.  Such reports will be filed under the name of the issuing entity (File No. [              ]).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

[   ]% of the voting rights will be allocated to the holders of the Class [  ], [  ], [  ], [  ], [  ], [  ], [  ] and [  ] Certificates, in proportion to the respective aggregate principal balances of those classes [(or, in connection with a proposed termination and replacement of the special servicer at the direction of the certificateholders generally or following a recommendation of the trust advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, in proportion to the respective aggregate principal balances of those classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the mortgage loans)]; [   ]% of the voting rights will be allocated to the holders of the Class [  ] Certificates for as long as they are outstanding, [   ]% of the voting rights will be allocated to the holders of the Class [  ] Certificates until the Class [  ] Certificates are no longer outstanding, after which [   ]% of the voting rights will be allocated to the holders of the Class [  ] Certificates; and [0]% of the voting rights will be allocated to the holders of the Class [R] and Class [V] Certificates.  Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.  Notwithstanding the foregoing, solely in connection with certificateholder proposals, or directions, to terminate and replace the special servicer [or the trust advisor], Appraisal Reduction Amounts in respect of the mortgage loans will be allocated to notionally reduce the aggregate principal balances of the respective classes of principal balance certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General.  We intend to deliver the Class [  ], [  ], [  ], [  ], [  ], [  ], [  ] and [  ] Certificates in minimum denominations of $[25,000].  We intend to deliver the Class [  ] and [  ] Certificates in minimum denominations of $[             ].  Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your offered certificates in book-entry form through the facilities of DTC.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Matters Regarding the Certificate Administrator and the Tax Administrator

The certificate administrator will be entitled to a monthly fee for its services.  That fee will accrue with respect to each and every mortgage loan.  In each case, that fee and the monthly fee payable to the trustee will collectively accrue at [     ]% per annum on the Stated Principal Balance of the subject mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject mortgage loan, which is either an Actual/360 Basis or a 30/360 Basis.  The certificate administrator will be required to pay to the trustee a monthly fee for its services as set forth in the pooling and servicing agreement.  The certificate administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.  In addition, the trustee and the certificate administrator will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the pooling and servicing agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to the master servicer, the special servicer, us and the trustee.

The trust fund will indemnify the certificate administrator (in each of the capacities in which it serves under the pooling and servicing agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the pooling and servicing agreement, the mortgage loans or the certificates, other than (i) those resulting from the breach of the certificate administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

None of the certificate administrator, the custodian, the tax administrator or the trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement.  None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Amendment of the Pooling and Servicing Agreement

The pooling and servicing agreement may be amended by the mutual agreement of the depositor, the master servicer, the special servicer, [the trust advisor,] the certificate administrator and the trustee, without the consent of any of the certificateholders or any Non-Trust Mortgage Loan Holder, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the pooling and servicing agreement to this prospectus supplement, (iv) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which will not be inconsistent with the then existing provisions, (v) to relax or eliminate (A) any requirement under the pooling and servicing agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III, (vii) to modify, add to or eliminate certain provisions of the pooling and servicing agreement relating to transfers of Class [R] Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any class of certificates to which a rating has been assigned by a Rating Agency at the request of the depositor (or the placement of the class on “negative credit watch” status in contemplation of any such action with respect thereto), or (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound; provided, that, among other things,

(a)           any such amendment for the specific purposes described in clause (iii), (iv) or (vii) above will not adversely affect in any material respect the interests of any certificateholder or any third-party beneficiary of the pooling and servicing agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect and, in the case of any such amendment for the specific purposes described in clause (iii) above, a Rating Agency Confirmation; and

(b)           if any loan combination is then serviced and administered under the pooling and servicing agreement, no amendment may adversely affect the related Non-Trust Mortgage Loan Holder without the written consent of such Non-Trust Mortgage Loan Holder.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates entitled to not less than [66-2/3]% of the voting rights allocated to each class that is materially affected by the amendment and without the consent of the holder of any non-trust mortgage loan, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or modifying in any manner the rights of certificateholders or the holder of any non-trust mortgage loan; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the certificates without the consent of each affected certificateholder, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each class of certificates which are required to consent to any such amendment, without the consent of all the holders of each class of certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC under the Code, without the consent of 100% of the certificateholders, (iv) adversely affect the status of the grantor trust in which the Class [V] Certificates evidence the interests as a grantor trust under the Code, without the consent of 100% of the holders of the Class [V] Certificates, (v) amend any section of the pooling and servicing agreement that relates to the amendment thereof without the consent of all the holders of all certificates of the class(es) affected thereby and the consent of each affected holder of a non-trust mortgage loan, (vi) otherwise materially adversely affect any class of certificateholders without the consent of all of the certificateholders of that class, or (vii) adversely affect the holder of a non-trust mortgage loan without the consent of the holder.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the trustee and the certificate administrator.

Furthermore, no amendment of the pooling and servicing agreement may be effected in the absence of an opinion of counsel to the effect that the amendment is permitted under the pooling and servicing agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund,

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative, the master servicer or the special servicer, in that order of preference, and

3.	the exchange by any single holder of all the certificates for all of the mortgage loans and REO Properties remaining in the trust fund.

Written notice of termination of the pooling and servicing agreement will be given to each certificateholder.  The final distribution to the registered holder of each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

The right of the certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative, the master servicer and the special servicer to purchase all of the mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that—

•	the total Stated Principal Balance of the mortgage pool is [1.0]% or less of the cut-off date pool balance,

•
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the pooling and servicing agreement of its election to do so, and

•
if more than one holder or group of certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant class.

Any purchase by any single holder or group of certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

•	the sum of—

1.	the aggregate Purchase Price of all the mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

2.
the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee (or, in the case of any REO Property related to a loan combination, the value of the trust fund’s interest therein); minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

The purchase will result in early retirement of the then outstanding certificates.  The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.  Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the certificates for all of the mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange.  If an exchange is to occur as described above, then the holder of the certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the certificates is to occur, must deposit in the applicable collection account amounts that are together equal to all amounts then due and owing to the master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the pooling and servicing agreement.  No such exchange may occur until the aggregate principal balance of the Class [  ], [  ], [  ], [  ] and [  ] Certificates is reduced to zero.

The Trustee

Eligibility Requirements

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than “[P-1]” by [Moody’s ] and “[F1+]” by [Fitch] (if rated by [Fitch]) and whose long-term unsecured debt, is at all times rated not less than “A1” by [Moody’s] and “A+” by [Fitch] (if rated by [Fitch]), or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the pooling and servicing agreement or for investment of any such amounts.  The pooling and servicing agreement generally provides that (i) the trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement, (ii) if an Event of Default occurs and is continuing, the trustee must exercise such of the rights and powers vested in it by the pooling and servicing agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the trustee contained in the pooling and servicing agreement will not be construed as a duty and (iv) the trustee will be liable in accordance with the pooling and servicing agreement only to the extent of the obligations specifically imposed upon and undertaken by the trustee.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the pooling and servicing agreement.  The trustee is required to notify certificateholders of any termination of the master servicer or special servicer or appointment of a successor to the master servicer or the special servicer.  The trustee will be obligated to make any advance required to be made, and not made, by the master servicer or the special servicer under the pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.  The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, that an advance, if made, would be a nonrecoverable advance.  The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the master servicer.  See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Matters Regarding the Trustee

The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the pooling and servicing agreement, the mortgage loans or the certificates, other than (i) those resulting from the breach of the trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the trustee.

The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the pooling and servicing agreement.  The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the certificate administrator and the tax administrator.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicer, the special servicer, the Rating Agencies, and all certificateholders.  Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the pooling and servicing agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above.  Holders of the certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above.  Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

Suits, Actions and Proceedings by Certificateholders

No certificateholder will have any right by virtue of any provision of the pooling and servicing agreement to institute any suit, action or proceeding in equity or at law against any party to the pooling and servicing agreement or any borrower, unless that certificateholder shall have previously given to the trustee a written notice of default, and unless also (except in the case of a default by the trustee) the holders of certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  No one or more holders of certificates shall have any right in any manner whatsoever by virtue of any provision of the pooling and servicing agreement to affect, disturb or prejudice the rights of any other holders of certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the pooling and servicing agreement, except in the manner herein provided and for the equal, ratable and common benefit of all certificateholders.  For the protection and enforcement of the provisions described above, each and every certificateholder and the trustee shall be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any offered certificate will depend on—

•	the price at which that certificate is purchased by an investor, and

•	the rate, timing and amount of distributions on that certificate.

The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

•	the pass-through rate for that certificate,

•
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of defaulted mortgage loans and REO Properties, exercise of purchase options by holders of non-trust mortgage loans or mezzanine loans, and other principal collections on the mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

•
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

•
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, [as well as trust advisor expenses,] and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or result in reductions or shortfalls in interest distributable to that certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

Rate and Timing of Principal Payments.  The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those certificates.  In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of, the aggregate principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the mortgage loans.  Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund.  In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.  See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions”.

With respect to any class of offered certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of the Class [  ] and [  ] Certificates and any other class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through Rate, will) be adversely affected if mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than mortgage loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans.  This will tend to shorten the weighted average lives of the offered certificates.  Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed.  These delays will tend to lengthen the weighted average lives of the offered certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.  In addition, although the borrower under each ARD Loan may have certain incentives to prepay the related ARD Loan on its anticipated repayment date, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property.  Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.  Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.  The failure of a borrower to prepay an ARD Loan on its anticipated repayment date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the pooling and servicing agreement, the master servicer will not be permitted to take any enforcement action with respect to such borrower’s failure to pay Post-ARD Additional Interest, other than to make requests for collection, and the special servicer may do so only if (a) such mortgage loan is a specially serviced mortgage loan and (b) either (i) the taking of an enforcement action with respect to the payment of other amounts due under such mortgage loan is, in the reasonable judgment of the special servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such mortgage loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance the pooling and servicing agreement and, in the reasonable judgment of the special servicer, exercised in accordance with the Servicing Standard, the liquidation proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Post-ARD Additional Interest; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the related mortgage loan documents.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn paid in a reduction of the principal balance of the certificate.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase Class [  ] or [  ] Certificates or otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If you purchase Class [  ] or [  ] Certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the mortgage loans.  Each payment of principal in reduction of the aggregate principal balance of the Class [  ] or [  ] certificates will result in a reduction in the aggregate notional amount of the Class [  ] Certificates, and each payment of principal in reduction of the aggregate principal balance of the Class [  ], [  ], [  ], [  ], [  ] or [  ] Certificates will result in a reduction in the aggregate notional amount of the Class [  ] Certificates. Accordingly, if principal payments on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class [  ] Certificates will, and your actual yield to maturity with respect to the Class [  ] Certificates may, be lower than that assumed at the time of purchase.  Your yield to maturity would also be adversely affected by sales of mortgage loans following default, mortgage loan seller repurchases of mortgage loans in connection with a material breach or representation or warranty or other removals of mortgage loans from the trust fund.  Prior to investing in the Class [  ] or [  ] Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to fully recover your initial investment.  The rating(s) on the Class [  ] or [  ] Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of, the mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.  The rate and timing of delinquencies and defaults on the mortgage loans will affect—

•	the amount of distributions on your offered certificates,

•	the yield to maturity of your offered certificates,

•	if you are purchasing principal balance certificates, the rate of principal distributions on your offered certificates,

•	if you are purchasing Class [ ] or [ ] Certificates, the rate of reductions in the notional amount of your offered certificates, and

•	the weighted average life of your offered certificates.

Delinquencies on the mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month.  Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls.  Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

If—

•
you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the aggregate principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your certificates will also depend on the extent to which losses and expenses experienced by the trust fund are allocated to reduce your certificate principal balance or notional amount or otherwise reduce amounts distributable to you.  The notional amount of the Class [  ] and [  ] Certificates will be reduced by any Realized Losses with respect to the mortgage loans or Additional Trust Fund Expenses allocated to reduce the classes of principal balance certificates on which that notional amount is based.  [Because the Control-Eligible Certificates do not provide credit support to other classes of certificates in respect of trust advisor expenses other than Designated Trust Advisor Expenses, the yield on those other classes of offered certificates may be effected by losses arising from such trust advisor expenses at a time when other losses would not have effected their yield.]

Even if losses on the mortgage loans do not result in a reduction of the total distributions on, or the aggregate principal balance or notional amount of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

In addition, if the master servicer, the special servicer or the trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the certificates.  Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related mortgage loan), out of amounts in the collection account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph.  Any such reimbursement payments will reduce the amount of principal otherwise distributable on the certificates on the related distribution date.

Relevant Factors.  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.
the exercise of purchase options by tenants or others, including with respect to the property identified as Borgata Ground Leases, that can result in prepayments of principal, including during a Lockout Period for the mortgage loan; and

5.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement, the Summaries of the [      ] Largest Mortgage Loans attached as Annex A-3 to this prospectus supplement, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.  Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.  Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.  Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments.  In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

A number of the underlying borrowers are partnerships.  The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership.  The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

Neither we nor any of the underwriters makes any representation regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans;

•	the relative importance of those factors;

•	the percentage of the aggregate principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.  Because monthly distributions will not be made to certificateholders until, at the earliest, the [  ]th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of [            ], 201[ ] until each dollar to be applied in reduction of the aggregate principal balance of those certificates is paid to the investor.  For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any offered certificate is determined by:

•	multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

•	summing the results; and

•	dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

The tables set forth below show, with respect to each class of offered certificates with principal balances,

•	the weighted average life of that class, and

•	the percentage of the initial aggregate principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables below.  Neither we nor any of the underwriters makes any representation that the mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement.  The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios.  Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates.  You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the mortgage loans) for the life of those loans.  The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool.  We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class [  ] Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ] and thereafter
Weighted average life (years)

Percentages of Initial Certificate Principal Balance Outstanding for the
Class [  ] Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ] and thereafter
Weighted average life (years)

Percentages of Initial Certificate Principal Balance Outstanding for the
Class [  ] Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ] and thereafter
Weighted average life (years)

Percentages of Initial Certificate Principal Balance Outstanding for the
Class [  ] Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ] and thereafter
Weighted average life (years)

Percentages of Initial Certificate Principal Balance Outstanding for the
Class [  ] Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ] and thereafter
Weighted average life (years)

Percentages of Initial Certificate Principal Balance Outstanding for the
Class [  ] Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ] and thereafter
Weighted average life (years)

Percentages of Initial Certificate Principal Balance Outstanding for the
Class [  ] Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ] and thereafter
Weighted average life (years)

Yield Sensitivity of the Class [  ] Certificates

The yield to investors on the Class [  ] Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such prepayments are allocated to the Class [  ] or [  ] Certificates and the default and loss experience on the mortgage loans to the extent that losses reduce the principal balances of the Class [  ] or [  ] Certificates.  The yield to investors on the Class [  ] Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such prepayments are allocated to the Class [  ], [  ], [  ], [  ], [  ] or [  ] Certificates and the default and loss experience on the mortgage loans to the extent that losses reduce the principal balances of the Class [  ], [  ], [  ], [  ], [  ] or [  ] Certificates.  If you are contemplating an investment in the Class [  ] or [  ] Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the mortgage loans could result in your failure to fully recover your initial investment.  Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset the negative effects on yield caused by prepayments.  In addition, no Prepayment Premiums or Yield Maintenance Charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options and the optional termination of the trust.

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each class of offered certificates.  We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios.  The assumed purchase prices are expressed as a percentage of the initial total notional amount of the respective class of offered certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

•
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable class of offered certificates from and including [ ], 201[ ] to but excluding the assumed settlement date; and

•	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their certificates.  Consequently, they do not purport to reflect the return on any investment on a class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE)
of the Class [  ] Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class [  ] Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class [  ] Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class [  ] Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class [  ] Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class [  ] Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class [  ] Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

The characteristics of the mortgage loans will differ in some respects from those assumed in preparing the tables.  The tables are presented for illustrative purposes only.  Neither the mortgage pool nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with any designated scenario for the tables.  In addition, there can be no assurance that—

•	the mortgage loans will prepay at any particular rate,

•
the mortgage loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

•	the mortgage loans will not default or that the mortgage loans will default at any particular rate,

•	the actual pre-tax yields on, or any other distribution characteristics of, any class of offered certificates will correspond to any of the information shown in the tables set forth above, or

•	the total purchase prices of the offered certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount for an offered certificate will be that—

•	the mortgage loan with an anticipated repayment date will be paid in full on that date,

•	no mortgage loan will otherwise be prepaid prior to maturity, and

•	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used.  You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any offered certificates.

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the mortgage loans (whether constituting or relating to the mortgage loans) and any REO Properties will be governed by the pooling and servicing agreement.  In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties.  You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

The master servicer and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties for which it is responsible, directly or through sub-servicers, in accordance with the Servicing Standard.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the master servicer will be responsible for the servicing and administration of—

•	all mortgage loans as to which no Servicing Transfer Event has occurred, and

•	all worked-out mortgage loans as to which no new Servicing Transfer Event has occurred.

If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be “worked-out” until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of “Servicing Transfer Event” in the Glossary to this prospectus supplement.

The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and is continuing.  The special servicer will also be responsible for the administration of each REO Property.

The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan.  The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.  Notwithstanding the transfer of the servicing of any mortgage loan to the special servicer, the master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties.

Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its obligations and duties under the pooling and servicing agreement, unless the same party acts in all or any two such capacities.

[The trust advisor will generally conduct an annual review of the special servicer’s operational practices on a platform basis deployed against specially serviced mortgage loans to formulate an  opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the specially serviced mortgage loans.  In addition, during any Collective Consultation Period or Senior Consultation Period, the trust advisor may consult with the special servicer with regard to asset status reports and certain other matters in connection with the servicing of the specially serviced mortgage loans, as described more fully below.]

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.  The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

•	will be earned with respect to each and every mortgage loan, including—

1.	each such mortgage loan, if any, that is a specially serviced mortgage loan,

2.	each such mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property, and

3.	each such mortgage loan as to which defeasance has occurred; and

•	in the case of each such mortgage loan, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

4.	be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

[Each of [                 ] and [                 ] will be entitled to a primary servicing fee with respect to the mortgage loans for which it is the primary servicer.  The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.

With respect to each loan combination, a portion of such fee will be earned in respect of and the expense thereof borne by the holder of the related non-trust mortgage loan.

The master servicer will be entitled to designate a portion of the master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the master servicer to other parties.  That specified rate will be subject to reduction at any time following any resignation of the master servicer or any termination of the master servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor master servicer that satisfies the requirements of the pooling and servicing agreement.

Prepayment Interest Shortfalls.  The pooling and servicing agreement will require the master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary Principal Prepayments received in respect of the mortgage loans (other than specially serviced mortgage loans and mortgage loans on which the special servicer allowed or consented to the master servicer allowing a Principal Prepayment on a date other than the applicable due date) during the related collection period, and (ii) the aggregate of (A) that portion of its master servicing fees for the related distribution date that is, in the case of each and every mortgage loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at [    ]% per annum, and (B) all Prepayment Interest Excesses received by the master servicer during the related collection period; provided that the master servicer shall pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any Principal Prepayment received in respect of a mortgage loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the master servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (x) subsequent to a default under the related mortgage loan documents, (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the special servicer or, during any Subordinate Control Period, the subordinate class representative).

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement.  If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage loans during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the mortgage loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

Principal Special Servicing Compensation.  The principal compensation to be paid to the special servicer with respect to its special servicing activities will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

Special Servicing Fee.  The special servicing fee:

•	will be earned with respect to—

1.	each specially serviced mortgage loan [(in the case of each loan combination, including the related non-trust mortgage loan)], if any, and

2.	each mortgage loan [(in the case of each loan combination, including the related non-trust mortgage loan)], if any, as to which the corresponding mortgaged property has become an REO Property;

•	in the case of each mortgage loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate of [ ]% per annum, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

•
except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans and any related REO Properties that are on deposit in the collection account from time to time.

Notwithstanding the foregoing, any special servicing fees earned with respect to any loan combination will be payable out of any collections on or with respect to the related non-trust mortgage loan and/or the holder of such non-trust mortgage loan’s share of collections on any related REO Property then in the possession of the master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.

Workout Fee.  The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan (in the case of each loan combination, including the related non-trust mortgage loan) worked out by that special servicer.  Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of [1.00]% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.  [Notwithstanding the foregoing, any workout fees earned with respect to any loan combination will be payable out of any collections on or with respect to the related non-trust mortgage loan and/or the related Non-Trust Mortgage Loan Holder’s share of collections on any related REO Property then in the possession of the master servicer prior to payment out of any collections on the trust mortgage loan or any other mortgage loan.]

The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.  However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan (in the case of each loan combination, including the related non-trust mortgage loan) for which the amount of related Offsetting Modification Fees is greater than zero shall be adjusted in the following manner:  (i) the Workout Fee Rate shall be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii)

either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the special servicer shall not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the special servicer shall be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the pooling and servicing agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the special servicer shall not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation.  The successor to that special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the certificateholders.

Liquidation Fee.  The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan [(in the case of each loan combination, including the related non-trust mortgage loan)] for which a full, partial or discounted payoff is obtained from the related borrower.  The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property [(in the case of each loan combination, including the related non-trust mortgage loan)] as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of [1.00]% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund by (i) a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the mortgage loan seller must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the trust fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable.  In addition, no liquidation fee will be payable in connection with a purchase of any mortgage loan that forms part of a loan combination by the related Non-Trust Mortgage Loan Holder pursuant to its defaulted loan purchase option if the purchase occurs within 90 days after such Non-Trust Mortgage Loan Holder’s receipt of notice from the special servicer that such transfer to special servicing has occurred.

[Any liquidation fees earned with respect to any loan combination will be payable out of any collections on or with respect to the related non-trust mortgage loan and/or the related Non-Trust Mortgage Loan Holder’s share of proceeds or payments then in the possession of the master servicer prior to payment out of any collections on the related trust mortgage loan or any other mortgage loans.]

In addition, if a liquidation fee otherwise becomes payable with respect a mortgage loan, then such liquidation fee payable to the special servicer with respect to such mortgage loan in the aggregate shall be reduced by the amount of any Offsetting Modification Fees.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the certificateholders.

Additional Servicing Compensation.  [The master servicer will be entitled to the following items as additional master servicing compensation, to the extent that such items are actually collected on the mortgage loans:

•	[100]% of any defeasance fees;

•
(x) [50]% of Modification Fees actually collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans and paid in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement and (y) [100]% of Modification Fees actually collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans and paid in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•
[100]% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement, and [50]% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•	[100]% of Assumption Application Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans;

•
[100]% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent the master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement, and [50]% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•	any and all amounts collected for checks returned for insufficient funds on all mortgage loans;

•
to the extent provided in the pooling and servicing agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;

•	any Prepayment Interest Excesses arising from any principal prepayments on the mortgage loans;

•	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related mortgage loan); and

•	a portion of late payment charges and Default Interest.]

[The special servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the mortgage loans:

•	[100]% of Modification Fees actually collected during the related collection period with respect to any specially serviced mortgage loans or successor REO mortgage loans;

•
[50]% of Modification Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•
[100]% of Assumption Fees collected during the related collection period with respect to mortgage loans that are specially serviced mortgage loans, and [50]% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•	[100]% of Assumption Application Fees collected during the related collection period with respect to mortgage loans that are specially serviced mortgage loans;

•
[100]% of consent fees on mortgage loans that are specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan, and [50]% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•
to the extent provided in the pooling and servicing agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;

•
interest or other income earned on deposits in the REO account maintained by the special servicer (but only to the extent of the net investment earnings, if any, with respect to such REO account for each collection period); and

•	a portion of late payment charges and Default Interest.]

[                ], the special servicer, has advised the depositor that it may, and the pooling and servicing agreement will authorize the special servicer, to enter into one or more arrangements with the majority subordinate certificateholder, the subordinate class representative and/or any Controlling Non-Trust Mortgage Loan Holder, or any other person(s) that may be entitled to remove or replace the special servicer, to provide for the payment by the special servicer to such party or parties of certain of certain of the special servicer’s compensation hereunder, whether in consideration of the special servicer’s appointment or continuation of appointment as special servicer in connection with the pooling and servicing agreement or the related co-lender agreement, limitations on such parties’ right to terminate or replace the special servicer in connection with the pooling and servicing agreement or the related co-lender agreement or otherwise.  If the special servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement shall constitute obligations solely of the special servicer and not of any other party hereto.  If the special servicer enters into such an agreement and one or more other person(s) thereafter become the applicable majority subordinate certificateholder, the subordinate class representative and/or a Controlling Non-Trust Mortgage Loan Holder, or becomes entitled to remove or replace the special servicer, as applicable, such agreement shall not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the majority subordinate certificateholder, the subordinate class representative and/or the related Controlling Non-Trust Mortgage Loan Holder, as applicable, or as a party otherwise entitled to remove or replace the special servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

[Compensation of the Trust Advisor.  The principal compensation to be paid to the trust advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

•	will be earned with respect to each and every mortgage loan, including—

1.	each such mortgage loan, if any, that is a specially serviced mortgage loan,

2.	each such mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property, and

3.	each such mortgage loan as to which defeasance has occurred; and

•	in the case of each such mortgage loan, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a trust advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

4.	be payable monthly to the trust advisor from amounts received with respect to interest on that mortgage loan.

The trust advisor ongoing fee rate with respect to any distribution date will be [      ]% per annum.

In addition, as additional compensation for its activities under the pooling and servicing agreement, the trust advisor shall be entitled to receive the trust advisor consulting fee.  The trust advisor consulting fee shall be payable, subject to the limitations set forth below, in an amount equal to [               ] in connection with each Material Action for which the trust advisor engages in consultation under the pooling and servicing agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related borrower (and in no event shall such fee be paid from the trust fund); (ii) the trust advisor shall be entitled to waive all or any portion of such fee in its sole discretion and (iii) the master servicer or the special servicer, as applicable, shall be authorized to waive the borrower’s payment of such fee in whole or in part if the master servicer or the special servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the trust advisor prior to effecting such waiver.  In connection with each Material Action for which the trust advisor has consultation rights under the pooling and servicing agreement, the master servicer or the special servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related mortgage loan documents.  In no event may the master servicer or the special servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions shall not be construed to prohibit requests for payment of such trust advisor consulting fee.]

Investment of Accounts.  Each of the master servicer and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted Investments.  See “—Collection Account” below.  The master servicer or special servicer—

•	will be entitled to retain any interest or other income earned on those funds, and

•
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the master servicer or special servicer, as applicable.

Neither the master servicer nor the special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances.  Each of the master servicer, the special servicer and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the pooling and servicing agreement.  The master servicer, the special servicer and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances.  The pooling and servicing agreement may also designate certain other expenses as servicing advances.  Subject to the limitations described below, the master servicer will be required to make any servicing advances relating to any mortgage loan or REO Property, including any servicing advances relating to any loan combination or related mortgaged properties or REO Properties.  Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

The special servicer must notify the master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the master servicer must make the servicing advance unless the master servicer determines such advance to be a nonrecoverable advance, except that the special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.  If the special servicer makes an emergency servicing advance, the master servicer must reimburse the special servicer for such emergency servicing advance, upon which the master servicer will be deemed to have made the servicing advance.  Notwithstanding the foregoing, the master servicer need not so reimburse an emergency servicing advance that it determines to be a nonrecoverable advance but such servicing advance, like other nonrecoverable advances, may be reimbursed to the special servicer from amounts on deposit in the master servicer’s collection account.

If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

•	if the failure continues for one more business day, to make the servicing advance.

Except for the master servicer, the special servicer or the trustee as described above, no person – including the holder of any non-trust mortgage loan – will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that it determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property.  If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the collection account from time to time.  Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to any loan combination that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the non-trust mortgage loan are insufficient for that reimbursement.  The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance.  Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance).  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to certificateholders of their Interest Distribution Amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the offered certificates.  The master servicer or the trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the collection account or distribution account, as applicable, allocable to interest on the mortgage loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information requested by the master servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give each Rating Agency notice of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related mortgage loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the mortgage loans, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph).  The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

Insofar as the special servicer may make a servicing advances, it will have the same rights described above as the master servicer and the trustee.

The pooling and servicing agreement will also permit the master servicer, and require the master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property.  This is only to be done, however, when the master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the certificateholders (or, if a loan combination is involved, the best interest of the certificateholders and the related Non-Trust Mortgage Loan Holder), as a collective whole.  In addition, if the servicing expense relates to any loan combination, the master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund, except to the extent that amounts collected on or in respect of that loan combination are insufficient for that payment.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by that entity.  The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.  Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the collection account (or, alternatively, solely if the servicing advance relates to a loan combination, out of collections on the related non-trust mortgage loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

[Trust Advisor Expenses.  The trust advisor will be entitled to payments of indemnification amounts or Additional Trust Fund Expenses payable to the trust advisor pursuant to the pooling and servicing agreement (other than the trust advisor ongoing fee and the trust advisor consulting fee), which we refer to as “trust advisor expenses”.  In general, the amount of trust advisor expenses reimbursable to the trust advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the principal balance certificates that are not Control-Eligible Certificates and (ii) the aggregate amount of Distributable Certificate Interest (calculated without regard to the reduction of trust advisor expenses for such distribution date, in each case, allocable to the principal balance certificates (other than the Control-Eligible Certificates) other than the Class [  ] Certificates and Class [  ] Certificates, for such distribution date.  Amounts so reimbursed on each distribution date will be allocated and borne by the certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”.  Any amount of trust advisor expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  Notwithstanding these provisions, trust advisor expenses incurred in connection with legal proceedings that are pending or threatened against the trust advisor at the time of its discharge will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of payment by the trust fund and allocation between the various classes of certificateholders.]

Asset Status Reports

No later than approximately [45] days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the special servicer must, in general, deliver to the subordinate class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties.  That asset status report is required to include the following information to the extent reasonably determinable:

•	a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

•
a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related mortgaged property or properties;

•	a summary of the special servicer’s recommended action with respect to the specially serviced mortgage loan;

•	the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the subordinate class representative [(during a Subordinate Control Period or Collective Consultation Period),] [the trust advisor (during a Collective Consultation Period or Senior Consultation Period),] the master servicer, the certificate administrator (upon request), the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s website) and, on the second business day following delivery to the Rule 17g-5 Information Provider, the Rating Agencies.  [During a Subordinate Control Period, if the subordinate class representative does not disapprove an asset status report within ten business days, the special servicer will be required to implement the recommended action as outlined in the asset status report.  In addition, during a Subordinate Control Period, the subordinate class representative may object to any asset status report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the subordinate class representative disapproves the asset status report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  During a Subordinate Control Period, the special servicer will be required to revise the asset status report until the subordinate class representative fails to disapprove the revised asset status report as described above, until the subordinate class representative’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the certificateholders.  In the event that, during a Subordinate Control Period, the subordinate class representative and the special servicer have not agreed upon an asset status report within 90 days following the subordinate class representative’s receipt of the initial asset status report, the special servicer will implement the actions described in the most recent asset status report submitted by the special servicer to the subordinate class representative.]

[In addition, the special servicer will be required to deliver a summary (as approved by the subordinate class representative if a Subordinate Control Period is in effect) of each final asset status report to the certificate administrator.  Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.]

A “final asset status report”, with respect to any specially serviced mortgage loan, means each related asset status report, together with such other data or supporting information provided by the special servicer to the subordinate class representative, in each case prepared in connection with the workout or liquidation of such specially serviced mortgage loan and which, in any event, will not include any Privileged Information[; provided that no asset status report shall be considered to be a final asset status report unless, during a Subordinate Control Period, the subordinate class representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action].

[During any Collective Consultation Period, [each of] the subordinate class representative [and the trust advisor] will be entitled to consult with the special servicer and propose alternative courses of action in respect of any asset status report, and the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the subordinate class representative and/or the trust advisor.  The special servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the subordinate class representative [and/or the trust advisor].  [Consultation with the trust advisor will occur in the manner described under “—The Trust Advisor” below.]]

[During any Senior Consultation Period, [the trust advisor] will be entitled to consult with the special servicer and propose alternative courses of action in respect of any asset status report, and the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the trust advisor.  The special servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of [the trust advisor].  [The interaction with the trust advisor will occur in the manner described under “—The Trust Advisor” below.]

Also notwithstanding the provisions described above, in connection with any asset status report, the subordinate class representative [and the trust advisor] may not direct or advise the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would—

•
require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the trust fund;

•
expose the trust, the parties to the pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

•	materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the pooling and servicing agreement.

Notwithstanding the provisions described in the foregoing paragraphs with respect to any loan combination, for as long as no Non-Trust Mortgage Loan Control Appraisal Event is continuing with respect to that loan combination, the approval and consultation rights of the subordinate class representative described above will be exercised by the related Non-Trust Mortgage Note Holder [and the special servicer will have no obligation to consult with [the trust advisor]].  See “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement.

[The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder.  The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate class among the Class [  ], [  ] and [  ] Certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to [25]% of its total initial principal balance or (ii) during a Collective Consultation Period, the most subordinate class among the Class [  ], [  ] and [  ] Certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to [25]% of its total initial principal balance.  During any “subordinate control period”, the majority subordinate certificateholder, or the  subordinate class representative on  its behalf, will have the right to terminate the special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.  It will be a condition to such appointment that [         ] and [         ] confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates.  It is anticipated that [                                  ] or an affiliate, or one or more investment funds for which it is the manager, agent or other representative, will purchase all the Class [  ] and [  ] Certificates on the Closing Date and become the initial majority subordinate certificateholder.

Subordinate Class Representative.  The majority subordinate certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time.  The subordinate class representative may resign at any time.

Rights and Powers of Subordinate Class Representative.  During any Subordinate Control Period, (i) the subordinate class representative will be entitled to approve or disapprove asset status reports and (ii) the special servicer generally will not be permitted to take or consent to the master servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the special servicer has notified the subordinate class representative and the subordinate class representative has consented (or failed to object) thereto in writing within ten (10) business days (or, in connection with a leasing matter, five (5) business days) of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the master servicer has requested approval from the special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).  However, the special servicer may take any Material Action (or consent to the master servicer taking a Material Action) without waiting for the response of the subordinate class representative if the special servicer determines that immediate action is necessary to protect the interests of the certificateholders and, if affected thereby, the related Non-Trust Mortgage Loan Holder, as a collective whole.  Furthermore, during a Subordinate Control Period, the subordinate class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties or as to which provision is otherwise made in the pooling and servicing agreement.  During a Subordinate Control Period, the subordinate class representative will have the right to remove the existing special servicer, with or without cause, and appoint a successor to the special servicer as described under “—Replacement of the Special Servicer” below.

During any Collective Consultation Period, the subordinate class representative will have consultation rights [(in addition to those of the trust advisor)] with respect to Material Actions not otherwise covered by an asset status report as to which the subordinate class representative has been consulted.  During any Collective Consultation Period or Senior Consultation Period, the subordinate class representative will have no right to remove the existing special servicer.

Notwithstanding the provisions described in the preceding two paragraphs with respect to any loan combination, for as long as no Non-Trust Mortgage Loan Control Appraisal Event is continuing with respect to such loan combination, except to the limited extent described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” below, the subordinate class representative will not have the rights otherwise described above with respect to such loan combination, and the special servicer will be required to obtain the approval of or engage in consultation with the related Non-Trust Mortgage Loan Holder with respect to the servicing actions described under “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—[                ]”.

Also notwithstanding the provisions described above, the subordinate class representative may not direct or advise the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would—

•
require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the trust fund;

•
expose the trust, the parties to the pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

•	materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the pooling and servicing agreement.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the subordinate class representative discussed above could have on the actions of the special servicer and the effects that the rights and powers of any Non-Trust Mortgage Loan Holder discussed under “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” could have on the actions of the special servicer.

Liability to Borrowers.  In general, any and all expenses of the subordinate class representative are to be borne by the holders of the appointing class, in proportion to their respective percentage interests in that class, and not by the trust fund.  However, if a claim is made against the subordinate class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the subordinate class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders.  The pooling and servicing agreement will provide that each certificateholder, by its acceptance of its related certificate, will be deemed to have acknowledged and agreed that (i) the subordinate class representative may have special relationships and interests that conflict with those of holders and owners of one or more classes of certificates; (ii) the subordinate class representative may act solely in the interests of the holders of the Class [  ], [  ] or [  ] Certificates; (iii) the subordinate class representative does not have any duties to the trust fund or to the holders of any class of certificates; (iv) the subordinate class representative may take actions that favor the interests of the holders of the Class [  ], [  ] or [  ] Certificates over the interests of the holders of one or more other classes of certificates; (v) the subordinate class representative will have no liability whatsoever to the trust fund, the certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the pooling and servicing agreement; and (vi) no certificateholder may take any action whatsoever against the subordinate class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the subordinate class representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.]

[The Trust Advisor]

[General.  The trust advisor will agree in the pooling and servicing agreement to perform specified services for the benefit of the trustee on behalf of the trust.  The trust advisor will perform certain review duties on a platform basis that will generally include a limited annual review of and report regarding the special servicer to the certificate administrator.  The review and report generally will be based on one or more of: (a) during a Subordinate Control Period, a single, final “asset status report” (if any), (b) during a Collective Consultation Period or Senior Consultation Period, certain additional information and/or (c) during a Senior Consultation Period, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform basis in light of the Servicing Standard.  In addition, during any Collective Consultation Period or Senior Consultation Period, the trust advisor will consult with the special servicer with regard to certain matters with respect to its servicing of the specially serviced mortgage loans to the extent described in this prospectus supplement and the pooling and servicing agreement.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the trust advisor must consider the Servicing Standard in its analysis, the trust advisor will not itself be bound by the Servicing Standard.  The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement.  No other party to the pooling and servicing agreement, and no subordinate class representative, will have any duty to monitor or supervise the performance by the trust advisor of its duties under the pooling and servicing agreement. The trust advisor is not an “advisor” for any purpose other than as specifically set forth in the pooling and servicing agreement and is not an advisor to any person, including without limitation any certificateholder.  See “Risk Factors—Risks Relating to the Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this prospectus supplement and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement below.

The ability to perform the duties of the trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the trust advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information or the special servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the trust advisor from performing its annual reporting duties under the pooling and servicing agreement.

Annual Reports and Meeting.

Based on (a) the trust advisor’s review of (i) during any Subordinate Control Period, any previously identified “final asset status reports”, and (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the trust advisor by the special servicer and (b) during a Senior Consultation Period, the trust advisor’s meeting with the special servicer as described below, the trust advisor will prepare an annual report to be provided to the certificate administrator for the benefit of the certificateholders (and made available through the Certificate Administrator’s Website) setting forth its assessment of the special servicer’s overall performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans (or, during any Subordinate Control Period, with respect to the resolution and liquidation of specially serviced mortgage loans with respect to which a “final asset status report” has been issued) and with respect to each “final asset status report” during the prior calendar year.  The trust advisor will provide the master servicer, the special servicer and (during any Subordinate Control Period or Collective Consultation Period) the subordinate class representative with a copy of such annual report.  Each of the special servicer and the subordinate class representative must be given an opportunity to review any annual report produced by the trust advisor at least 10 days prior to the delivery thereof to the certificate administrator.

Forms of annual report are attached to this prospectus supplement as Annexes D-1 and D-2.  In each annual report, the trust advisor will identify any material deviations (i) from its understanding of the Servicing Standard and (ii) from the special servicer’s obligations under the pooling and servicing agreement with respect to the resolution and liquidation of specially serviced mortgage loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and set forth in the pooling and servicing agreement.

No annual report shall be required with respect to any calendar year in which no “asset status report” is prepared (or, during a Subordinate Control Period, finalized) in connection with a specially serviced mortgage loan or REO property.

As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the subordinate class representative and the special servicer related to any specially serviced mortgage loan or the exercise of the subordinate class representative’s consent or consultation rights under the pooling and servicing agreement, and (ii) any information that the special servicer has reasonably determined could compromise the trust fund’s position in any ongoing or future negotiations with the related borrower or other interested party.

Within sixty (60) days following the end of each calendar year during a Senior Consultation Period, the trust advisor will be required to meet with representatives of the special servicer and, subject to the limitations described in this prospectus supplement or as otherwise set forth in the pooling and servicing agreement, review certain operational activities related to specially serviced mortgage loans as described in the pooling and servicing agreement.  During such annual meeting, the trust advisor will discuss the special servicer’s operational practices in light of the Servicing Standard and the special servicer’s obligations under the pooling and servicing agreement and may discuss the special servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the special servicer’s reasoning for believing they are in compliance with the pooling and servicing agreement and other pertinent information the trust advisor may consider relevant, in each case, in so far as such information relates to the resolution or liquidation of specially serviced mortgage loans.  The trust advisor will be required to provide the special servicer with at least 30 days prior written notice of the date proposed for an annual meeting.  The trust advisor and the special servicer will determine a mutually acceptable date for the annual meeting and the trust advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the special servicer, including the identity, if any, of the final asset status report(s) that shall be discussed during the annual meeting.  During any Collective Consultation Period or Senior Consultation Period, the trust advisor and the special servicer may discuss any of the asset status reports produced with respect to any specially serviced mortgage loan as part of the trust advisor’s annual assessment of the special servicer.  The special servicer will be required to make available servicing officers with relevant knowledge regarding the applicable specially serviced mortgage loans and the related platform level information for each annual meeting.

Subordinate Control Period.  During a Subordinate Control Period, the trust advisor’s obligations will be limited to the general reviews described in this prospectus supplement and as set forth in the pooling and servicing agreement and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations described in this prospectus supplement or the pooling and servicing agreement.

The trust advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the special servicer may perform under the pooling and servicing agreement to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a specially serviced mortgage loan or REO property, and the trust advisor shall not be required, in connection with any annual report during a Subordinate Control Period, to consider any specially serviced mortgage loan or REO property with respect to which a “final asset status report” was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the special servicer will deliver to the trust advisor each “final asset status report”.  The trust advisor will be obligated to keep confidential any Privileged Information received from the special servicer or subordinate class representative in connection with the subordinate class representative’s exercise of any rights under the pooling and servicing agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the certificates.

The trust advisor will not disclose such Privileged Information so received from the special servicer or subordinate class representative to any other person (including any certificateholders which are not then holders of the Control-Eligible Certificates), other than to the other parties to the pooling and servicing agreement, to the extent expressly required by the pooling and servicing agreement, unless the trust advisor is, as evidenced by an opinion of counsel to [the trust advisor,] the special servicer, the subordinate class representative and the certificate administrator, otherwise required by applicable law, rule, regulation, order, judgment or decree to disclose such information.  If any party to the pooling and servicing agreement (other than the special servicer) so receives any such Privileged Information from the trust advisor and has been advised that such information is Privileged Information, then such party will be prohibited from disclosing such information received by it from the trust advisor to any other person, except to the extent that (a) the special servicer and the subordinate class representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such party, (c) it is reasonable and necessary for such party to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation, and/or (e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree.

In addition, during any Subordinate Control Period, the special servicer will forward any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the trust advisor after they have been finalized, and the trust advisor may review such calculations in support of its annual report on the special servicer’s activities but shall not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period.  During any Collective Consultation Period or Senior Consultation Period, the special servicer will promptly deliver each asset status report prepared in connection with the workout or liquidation of a specially serviced mortgage loan to the trust advisor and, during a Collective Consultation Period, the subordinate class representative.  The trust advisor will be required to provide comments to the special servicer in respect of the asset status reports, if any, within 10 business days of receipt, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the certificateholders (including any holders of Control-Eligible Certificates), as a collective whole in accordance with the Servicing Standard.

The special servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the trust advisor and, during any Collective Consultation Period, the subordinate class representative.  The special servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the special servicer determines that the trust advisor’s and/or subordinate class representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the certificateholders, taking into account the interests of all of the certificateholders as a collective whole.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the trust advisor or a recommendation of the trust advisor that would require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the trust fund.

Trust Advisor Ongoing Fees.  The ongoing fee of the trust advisor will be payable monthly from amounts received in respect of each Mortgage Loan as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.  The trust advisor consulting fee will be payable in connection with Material Actions on which the trust advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity.  The trust advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the pooling and servicing agreement or the certificates; provided, that the reimbursement of such indemnification and expenses will be subject to the limitations described under “Description of the Offered Certificates” in this prospectus supplement; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the trust advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement.]

Net Present Value Calculations

[The pooling and servicing agreement will require that all net present value calculations and determinations with respect to any mortgage loan, mortgage loan or REO property (including for purposes of the definition of “Servicing Standard”) be made using a discount rate (a) for principal and interest payments on a mortgage loan, or the sale of a mortgage loan or mortgage loan, the higher of (x) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable mortgage loan or mortgage loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal or appraisal update of the related mortgaged property obtained under the pooling and servicing agreement.]

[Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

[During any Collective Consultation Period or Senior Consultation Period,] the special servicer will forward any calculations of Appraisal Reduction Amount or net present value to [the trust advisor] and [(during any Collective Consultation Period)] the subordinate class representative, and (a) [the trust advisor] will be required (upon receipt of all information and supporting materials reasonably required to be provided to the trust advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan prior to the utilization by the special servicer, and (b) insofar as the calculation and/or application of the special servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the special servicer, [the trust advisor] will be required to assess the reasonableness of the determination made by the special servicer in the exercise of such discretion.  The special servicer will be required to deliver the foregoing calculations, together with information and supporting materials (including such additional information reasonably requested by [the trust advisor] to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to [the trust advisor] and [(during any Collective Consultation Period)] the subordinate class representative.  In the event [the trust advisor] does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any such determination made by the special servicer in the exercise of such discretion, [the trust advisor] and the special servicer will consult with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the special servicer in the exercise of its discretion.  [During any Collective Consultation Period,] the special servicer will also be required to send to the subordinate class representative copies of the special servicer’s calculations and the information and supporting materials and to engage in consultation with the subordinate class representative in connection with its calculations and determinations.  [During any Collective Consultation Period,] in the event that [the trust advisor] and the subordinate class representative agree on such matters, the special servicer shall perform its calculations in accordance with such agreement.  Otherwise, if [the trust advisor] and the subordinate class representative do not reach agreement on such matters following [the trust advisor]’s calculation and verification procedures, the special servicer shall proceed according to its determination, and [the trust advisor] will promptly prepare a report on the matter, which report shall set forth its calculations, and deliver such report to the certificate administrator, which must post the report to the Certificate Administrator’s Website.  No other action is required in connection with such circumstances.]

Replacement of the Special Servicer

[During any Subordinate Control Period, the subordinate class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer.  It will be a condition to such appointment that the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates.

During any Subordinate Control Period, the majority subordinate certificateholder will have the right to terminate the special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.  It will be a condition to such appointment that the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of principal balance certificates evidencing not less than [25]% of the voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the mortgage loans to notionally reduce the principal balances of the principal balance certificates) requesting a vote to terminate the special servicer and appoint a successor special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses shall not be paid from the trust fund) and (iii) delivery by such holders to the certificate administrator of a Rating Agency Confirmation from each of [         ] and [         ] (to be obtained at the expenses solely of such certificateholders), the certificate administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all certificates in such regard.  Upon the written direction of holders of principal balance certificates evidencing at least [75]% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the mortgage loans to notionally reduce the principal balances of the principal balance certificates) of all principal balance certificates on an aggregate basis, the certificate administrator will be required to terminate all of the rights and obligations of the special servicer under the pooling and servicing agreement and appoint the successor special servicer that was proposed by the certificateholders requesting the vote.  Such termination and replacement will be further conditioned, however, on such successor special servicer being a Qualified Replacement Special Servicer.  This will also be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the pooling and servicing agreement which survive termination.  If a proposed termination and replacement of the special servicer by certificateholders as described above is not consummated within 180 days following the initial request of the certificateholders who requested a vote, then the proposed termination and replacement shall have no further force or effect (except that the certificate administrator shall be entitled to apply any amounts prepaid by such certificateholders for expenses to pay any expenses incurred by the certificate administrator).]

[In addition, during any Senior Consultation Period, if the [trust advisor] determines that the special servicer is not performing its duties under the pooling and servicing agreement in accordance with the Servicing Standard, the [trust advisor] will have the right to recommend the replacement of the special servicer.  In such event, the [trust advisor] will be required to deliver to the trustee and the certificate administrator, with a copy to the then-current special servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement special servicer.  The certificate administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered certificateholders.  The [trust advisor]’s recommendation to replace the special servicer must be confirmed by an affirmative vote of certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the mortgage loans to notionally reduce the aggregate principal balances of the certificates) of all principal balance certificates on an aggregate basis.  In the event the holders of such principal balance certificates elect to remove and replace the special servicer, the certificate administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such certificateholders themselves deliver such Rating Agency Confirmation.  In the event the trustee and the certificate administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the pooling and servicing agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the pooling and servicing agreement and to appoint the successor special servicer that has been approved by the certificateholders and constitutes a Qualified Replacement Special Servicer.  This will be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the pooling and servicing agreement which survive termination.  The reasonable costs and expenses associated with the [trust advisor]’s identification of a Qualified Replacement Special Servicer, and the certificate administrator’s obtaining such Rating Agency Confirmations and administering the vote of the certificateholders will be an Additional Trust Fund Expense.  If a proposed termination and replacement of the special servicer recommended by the [trust advisor] as described above is not consummated within 180 days following the initial recommendation of [the trust advisor,] then the proposed termination and replacement shall have no further force or effect.]

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the pooling and servicing agreement, [(ii) is not an affiliate of the [trust advisor,]] (iii) is not obligated to pay the [trust advisor] (x) any fees or otherwise compensate the [trust advisor] in respect of its obligations under the pooling and servicing agreement, (y) for the appointment of the successor special servicer or the recommendation by the [trust advisor] for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the [trust advisor] or (v) is not entitled to receive any fee from the [trust advisor] for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the certificateholders.

Any termination and replacement of the special servicer pursuant to the provisions described above will be subject to the further condition that such termination and replacement may not occur with respect to any loan combination (but may occur with respect to all other mortgage loans) without the consent of the related Controlling Non-Trust Mortgage Loan Holder (if any).  In addition, so long as a Non-Trust Mortgage Loan Control Appraisal Event has not occurred with respect to a loan combination, the related Non-Trust Mortgage Loan Holder will be entitled to terminate the special servicer with respect to the special servicing of that loan combination at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the pooling and servicing agreement, including Rating Agency Confirmation.

Maintenance of Insurance

In the case of each mortgage loan (including any specially serviced mortgage loan), the master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the master servicer will be required, subject to certain limitations set forth in the pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

•
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

•	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

•
the master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates and the trustee has an insurable interest; and

•
the master servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the master servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of subordinate class representative or

(during any Collective Consultation Period or Senior Consultation Period) after having consulted with the [trust advisor] and (during any Collective Consultation Period) the subordinate class representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate.  The subordinate class representative and/or [trust advisor], as applicable, will have no more than 30 days to respond to the special servicer’s request for such consent or consultation; provided, however, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the subordinate class representative and/or [trust advisor], the special servicer will not be required to do so.

Each of the master servicer (at its own expense) and the special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property and (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months.  However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) the master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the master servicer or special servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A2” by [         ] and “A” by [         ], and the master servicer or special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a loan combination, to the extent that the corresponding trust mortgage loan is affected.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each mortgage loan, the master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.  However, subject to the related mortgage loan documents, if the subject mortgage loan (either alone or, if applicable, with other related mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those Rating Agencies, as the case may be, to the certificates.  Furthermore, except in limited circumstances, the master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the pooling and servicing agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” [and “—The Trust Advisor”].

Transfers of Interests in Borrowers

The master servicer will generally have the right to consent, without the approval of the special servicer, to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower.  However, subject to the terms of the related mortgage loan documents and applicable law, if—

•
the subject mortgage loan is a mortgage loan that alone – or together with all other mortgage loans that have the same or a known affiliated borrower – is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

•	the transfer is of an interest in the borrower of greater than 49%,

then the master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the certificates unless the mortgage loan documents grant the borrower a right to enter into such transaction without delivery of a Rating Agency Confirmation.  In addition, the pooling and servicing agreement may require the master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

Modifications, Waivers, Amendments and Consents

The special servicer, with respect to a specially serviced mortgage loan, or the master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard and the pooling and servicing agreement, agree to:

•	modify, waive or amend any term of any mortgage loan;

•	extend the maturity of any mortgage loan;

•	defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

•	defer or forgive the payment of late payment charges on any mortgage loan;

•	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

•	permit the release, addition or substitution of collateral securing any mortgage loan;

•	permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan; or

•	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor”] and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above [and “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

•
Unless the master servicer has obtained the consent of the special servicer, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan, (2) materially and adversely affect the security for that mortgage loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

•
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the special servicer may not agree to, or consent to the master servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer’s taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

2.	in the judgment of the special servicer, materially impair the security for the mortgage loan,

unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan at maturity or on an earlier date is reasonably foreseeable, or the special servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the certificateholders and, in the case of any loan combination, the related Non-Trust Mortgage Loan Holder as a collective whole, on a present value basis than would liquidation.

•	Neither the master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earlier of—

1.	two years prior to the rated final distribution date, and

2.
if the mortgage loan is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

•
Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would result in an Adverse REMIC Event.

•
Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

•
The special servicer may not permit or consent to the master servicer’s permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of certificates.

•
With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the master servicer’s releasing any material real property collateral securing a performing mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this  “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulation section 1.1001-3(c)(3)), provided, however, that in the case of transactions involving a release of a lien on real property that secures a mortgage loan, such a lien release shall be permitted only if the related mortgage loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is pursuant to a loan agreement executed before December 6, 2010, and is consequently a “grandfathered transaction” under Revenue Procedure 2010-30 or the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30.  Also, in no event will either the master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

[Also notwithstanding the foregoing, the master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any certificateholder or obtain any confirmation from the Rating Agencies in order to approve the following modifications, waivers or amendments of non-specially serviced mortgage loans:  (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a mortgaged property (including, without limitation, any such releases (A) to which the related loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related loan documents that do not include any other approval or exercise)) and such release is made as required by the related loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the mortgaged property); (iii) grants of easements or rights of way that do not materially affect the use or value of a mortgaged property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and nondisturbance and attornment agreements and consents involving routine leasing activities that affect less than the greater of (a) [30]% of the net rentable area of the mortgaged property and (b) [30,000] square feet of the mortgaged property; (v) approval of annual budgets to operate the mortgaged property; (vi) grants of any waiver or consent that the master servicer determines (in accordance with the Servicing Standard) to be immaterial; (vii) approving a change of the property manager at the request of the related borrower (provided that the related mortgaged property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the pooling and servicing agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related mortgage loan does not have a Stated Principal Balance that is greater than or equal to $[8,500,000] or [2]% of the then aggregate Stated Principal Balance of the mortgage pool, whichever is less, (viii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any mortgaged property securing a mortgage loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related loan documents that do not include any other approval or exercise) or (ix) modifications to cure any ambiguity in, or to correct or supplement any provision of the related co-lender agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that the subordinate class representative’s consent shall be required for any such modification during any Subordinate Control Period; provided that such modification, waiver, consent or amendment (x) would not constitute a “significant modification” of the subject mortgage loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any mortgage loan to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III, and (y) would be consistent with the Servicing Standard.  Notwithstanding the foregoing, in the case of any loan combination, for so long as a Non-Trust Mortgage Loan Control Appraisal Event has not occurred, if the related Non-Trust Mortgage Loan Holder’s consent is required in connection with such action under the terms of the related co-lender agreement as described under “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” in this prospectus supplement, then the master servicer must obtain the consent of the related Non-Trust Mortgage Loan Holder before taking such action.]

All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing.  Each of the master servicer and the special servicer must deliver to the certificate administrator for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, (A) the master servicer must promptly provide the special servicer with written notice of any borrower request for such modification, waiver or amendment, the master servicer’s written recommendations and analysis, and with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant any such consent, (B) the special servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the pooling and servicing agreement that require the special servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within fifteen (15) business days of the special servicer’s receipt from the master servicer of the master servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such consent shall be deemed to have been granted.  If approval is granted or deemed to have been granted by the special servicer, the master servicer will be responsible for entering into the relevant documentation.

Required Appraisals

Within approximately 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, the special servicer must use reasonable efforts to obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless—

•	an appraisal had previously been obtained within the prior [nine] months, and

•	the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.  An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the class of certificateholders whose members are entitled to appoint the subordinate class representative.

If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, every [nine] months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation.  Based upon that update, the special servicer is required to redetermine (in consultation with the subordinate class representative during any Subordinate Control Period, or in consultation with one or more of the subordinate class representative and the [trust advisor], under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the certificate administrator, the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan.  This ongoing obligation will cease if and when—

•	any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

•	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding [three] months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the class of certificateholders entitled to appoint the subordinate class representative), whenever the special servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative will have the right, exercisable within ten business days after the special servicer’s report of the resulting Appraisal Reduction Amount, to direct the special servicer to hire a qualified appraiser reasonably satisfactory to the subordinate class representative to prepare a second appraisal of the mortgaged property at the expense of the subordinate class representative.  The special servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the subordinate class representative.  Within ten business days following its receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal.  Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the class of certificates whose members are entitled to appoint the subordinate class representative:

•
the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related mortgage loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the pooling and servicing agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the class of certificates whose members are entitled to appoint the subordinate class representative) unless and until (a) the subordinate class representative fails to exercise its right to direct the special servicer to obtain a second appraisal within the exercise period described above or (b) if the subordinate class representative exercises its right to direct the special servicer to obtain a second appraisal, such second appraisal is not received by the special servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

•
if the subordinate class representative exercises its right to direct the special servicer to obtain a second appraisal and such second appraisal is received by the special servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the special servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

The right of the subordinate class representative otherwise described above shall not be effective in connection with any loan combination for as long as a Non-Trust Mortgage Loan Control Appraisal Event has not occurred with respect to such loan combination.  As long as a Non-Trust Mortgage Loan Control Appraisal Event has not occurred with respect to a loan combination, whenever the special servicer is required to obtain an appraisal or updated appraisal under the pooling and servicing agreement, the special servicer must use reasonable efforts to comply with the related co-lender agreement in connection with any exercise by the related Non-Trust Mortgage Loan Holder of its right under the related co-lender agreement to direct the special servicer to obtain a second appraisal of the mortgaged property (at the expense of such Non-Trust Mortgage Loan Holder) for the purpose of determining whether a Non-Trust Mortgage Loan Control Appraisal Event has occurred.

Appraisal Reduction Amounts (including those with respect to each loan combination) will be calculated in the manner described under the definition of “Appraisal Reduction Amount” in the Glossary to this prospectus supplement.

Collection Account

General.  The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans.  That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the offered certificates.

The funds held in the master servicer’s collection account may be held as cash or invested in Permitted Investments.  See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits.  The master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the mortgage loans that are received by or on behalf of the master servicer with respect to the related mortgage loans.  These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement.  Notwithstanding the foregoing, the master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals.  The master servicer may make withdrawals from the collection account for the purpose of making any Authorized Collection Account Withdrawals.

The pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above.  The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

Promptly upon a mortgage loan becoming a Defaulted Mortgage Loan, and, if the special servicer determines in accordance with the Servicing Standard that it would be in the best interests of the certificateholders (as a collective whole) to attempt to sell such Defaulted Mortgage Loan, the special servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the certificateholders in such manner as will be reasonably likely to realize a fair price.  In the case of each loan combination, the special servicer shall make such determination in a manner that considers only the interests of the certificateholders and not the related Non-Trust Mortgage Loan Holder.  The special servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.  The special servicer shall notify the subordinate class representative of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The special servicer will give the trustee, the certificate administrator, the master servicer, the subordinate class representative and any applicable Controlling Non-Trust Mortgage Loan Holder, not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan.  In no event shall the trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the special servicer, if the highest offeror is a person other than an Interested Person, and by the trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the trustee will be supplied with and will rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such Appraisal, on a new Appraisal.  The appraiser conducting any such new appraisal will be an appraiser selected by the special servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan and selected by the trustee if an Interested Person is so making an offer.  The cost of any such appraisal shall be covered by, and shall be reimbursable as, a servicing advance.  Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the special servicer shall require that all offers be submitted to the trustee in writing and be accompanied by a refundable deposit of cash in an amount equal to [5]% of the offer amount.  In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the special servicer will take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to the pooling and servicing agreement within the prior [nine] months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected mortgage loan, the occupancy level and physical condition of the related mortgaged property and the state of the local economy.  The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price.

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the special servicer will be required to obtain the approval of the subordinate class representative (during any Subordinate Control Period) or consult with the subordinate class representative (during any Collective Consultation Period) and the [trust advisor] (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the special servicer’s prevailing duty to comply with the Servicing Standard.  If a mortgage loan that is part of a loan combination is a Defaulted Mortgage Loan, the related Controlling Non-Trust Mortgage Loan Holder will have no right to approve or be consulted with respect to a sale of such Defaulted Mortgage Loan, and the special servicer will be required to obtain the approval or engage in the consultation as described in the immediately preceding sentence, whether or not a Non-Trust Mortgage Loan Control Appraisal Event has occurred or is continuing.  In addition, in considering such a sale, the special servicer will be required to consider the interests only of the certificateholders (as a collective whole, as if they together constituted a single lender), without any regard to the interests of the related Non-Trust Mortgage Loan Holder.  Any sale of a Defaulted Mortgage Loan that forms part of a loan combination, however, will be subject to the related Non-Trust Mortgage Loan Holder’s interest in such loan combination and will not limit the rights of such Non-Trust Mortgage Loan Holder under the related co-lender agreement.

The special servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale).  The special servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property.  If the special servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the special servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

No mortgage loan seller, certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the special servicer or, if such cash offer is from the special servicer or any affiliate of the special servicer, by the trustee.  In determining whether any offer received from the special servicer or an affiliate of the special servicer represents a fair price for any REO Property, the trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the pooling and servicing agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the special servicer, the cost of which will be covered by, and be reimbursable as, a servicing advance).  The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the special servicer if neither the special servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the trustee if either the special servicer or any affiliate thereof is so submitting an offer.  Where any mortgage loan seller, any certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the special servicer will require that all offers be submitted to it (or, if the special servicer or an affiliate thereof is submitting an offer, be submitted to the trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to [5]% of the offer amount.  In determining whether any offer from a person other than any mortgage loan seller, any certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the special servicer will be required to take into account the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior [nine] months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions).  The Purchase Price for any REO Property (which, in connection with an REO Property related to each loan combination, will be construed and calculated with respect to the entire loan combination) will in all cases be deemed a fair price.  No cash offer from the special servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received.  In the event the offer of the special servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited.  If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the special servicer or any affiliate thereof is the highest of all offers received, then the offer of the special servicer or such affiliate will be accepted, provided that the trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property.  Any offer by the special servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the special servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Subject to the provisions described above, the special servicer must act on behalf of the trust in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection with the sale of any Defaulted Mortgage Loan or REO Property, the special servicer may charge prospective offerors, and may retain, fees that approximate the special servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the collection account.  Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the trustee or the trust, and if such sale is consummated in accordance with the terms of the pooling and servicing agreement, neither the special servicer nor the trustee shall have any liability to any certificateholder with respect to the purchase price therefor accepted.

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures, or

•
the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the pooling and servicing agreement to liquidate the property.  If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only.  The special servicer in that capacity will have no authority to provide financing to the purchaser.

The special servicer may retain an independent contractor to operate and manage the REO Property.  The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Code, and

•
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property.  The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

•	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties.  Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.  The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate.  The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate.  Any tax imposed on the trust’s income from an REO Property would reduce the amount available for distribution to the certificateholders.

REO Account

If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property.  The funds held in each such REO account may be held as cash or invested in Permitted Investments.  Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

The special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property.  Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property securing a specially serviced mortgage loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a specially serviced mortgage loan (and the special servicer must continue to perform or cause to be performed a physical inspection of the subject mortgaged property at least once per calendar year thereafter for so long as the subject mortgage loan remains a specially serviced mortgage loan or if such mortgaged property becomes an REO Property).  The special servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as servicing advances.  The master servicer must, at its own expense, inspect or cause to be inspected each mortgaged property every calendar year beginning in 201[ ], or every second calendar year beginning in 201[ ] if the unpaid principal balance of the related mortgage loan (or the portion thereof allocated to such mortgaged property) is less than $2,000,000.  However, with respect to any mortgage loan (other than a specially serviced mortgage loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC Servicer Watch List, the master servicer must, at the request and expense of the subordinate class representative (or, if such mortgage loan forms part of a loan combination, at the request and expense of either the subordinate class representative or the related Controlling Non-Trust Mortgage Loan Holder if and to the extent required under the related co-lender agreement), inspect or cause to be inspected the related mortgaged property every calendar year beginning in 201[ ] so long as such mortgage loan continues to be on the CREFC Servicer Watch List.  Notwithstanding the provisions described above, the master servicer will not be obligated to inspect any particular mortgaged property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the special servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph.  Each of the master servicer and the special servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the certificate administrator and the trustee.

Commencing with respect to the calendar year ending December 31, 201[ ] (as to annual information) and the calendar quarter ending on June 30, 201[ ] (as to quarterly information), the special servicer, in the case of any specially serviced mortgage loan, and the master servicer, in the case of each non-specially serviced mortgage loan, must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and rent rolls of the related mortgaged property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related mortgage loan documents.  In addition, the special servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and collect all such items promptly following their preparation.  The master servicer or special servicer, as applicable, will be required to prepare CREFC Operating Statement Analysis Reports, CREFC Comparative Financial Status Reports and annual CREFC NOI Adjustment Worksheets on the basis of the information.

Rating Agency Confirmations

The pooling and servicing agreement will contain a provision to the effect that:

•	if all the following conditions are satisfied—

(a)
delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the loan documents related to a mortgage loan or the pooling and servicing agreement,

(b)
the party required to obtain such Rating Agency Confirmations under the pooling and servicing agreement (the “Requesting Party”) has made a request to either Rating Agency for such Rating Agency Confirmation, and

(c)
within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

•	then all the following provisions shall apply:

(i)
such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)
if there is no response to either such request for Rating Agency Confirmation within 3 business days following such second request, then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation or any other matter under the pooling and servicing agreement relating to the servicing of the mortgage loans (other than as described in clause (y) below), the Requesting Party shall determine (with the consent of the subordinate class representative, during any Subordinate Control Period, which consent will be deemed given if the subordinate class representative does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the pooling and servicing agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), and (y) with respect to a replacement or succession of the master servicer or special servicer, such condition will be deemed to be satisfied if the applicable replacement (i) is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if [         ] is the non-responding Rating Agency; and (ii) [         ] has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if [         ] in the non-responding Rating Agency;

(iii)
in connection with any determination made by the Requesting Party above, the special servicer will be required to obtain the consent of the subordinate class representative [(during any Subordinate Control Period)] or consult with the subordinate class representative (during any Collective Consultation Period) and the [trust advisor] [(during any Collective Consultation Period or Senior Consultation Period)], with consent or approval deemed to be granted by the subordinate class representative or [trust advisor], as applicable, if it does not respond within five business days of its receipt of a request for consideration from the special servicer; and

(iv)
promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the special servicer will be required to provide electronic notice to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s website pursuant to the pooling and servicing agreement) and, on the second business day following such electronic notice to the Rule 17g-5 Information Provider, to the Rating Agencies.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.  For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.  Notwithstanding anything to the contrary set forth in the pooling and servicing agreement, at any time during which the certificates are no longer rated by a Rating Agency, no Rating Agency Confirmation will be required under the pooling and servicing agreement.

The pooling and servicing agreement will provide that the depositor, the Rule 17g-5 Information Provider, the trustee, the certificate administrator, the master servicer and the special servicer may amend the pooling and servicing agreement to change the procedures regarding compliance with Rule 17g-5 of the Exchange Act, without any certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; and provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within two business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies.

Rights Upon the Occurrence of an Event of Default

If an Event of Default occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than [25]% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts), or, in the case of the special servicer, at the direction of the subordinate class representative during a subordinate control period, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a certificateholder or as holder of the non-trust mortgage loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination.  Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

•
appoint an established mortgage loan servicing institution reasonably acceptable to the subordinate class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

Upon an Event of Default, the holders of certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) or, alternatively, if an Event of Default involving the special servicer has occurred, the subordinate class representative during a subordinate control period, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of an Event of Default” section, if the master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the seventh, eighth or ninth bullet under the definition of “Event of Default” that appears in the Glossary to this prospectus supplement, the master servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as master servicer for a period of 45 days.

Notwithstanding the foregoing, the master servicer may not be terminated under the pooling and servicing agreement solely by reason of an Event of Default described in the tenth bullet under the definition of “Event of Default” or by reason of any other Event of Default that affects only a Non-Trust Mortgage Loan Holder.  If an Event of Default described in the tenth bullet under the definition of “Event of Default” occurs on the part of the master servicer, or if any other Event of Default occurs on the part of the master servicer affecting any loan combination and the master servicer is not terminated pursuant to the provisions set forth above, the related Non-Trust Mortgage Loan Holder, if affected thereby, will be entitled to require the master servicer to appoint, in accordance with the pooling and servicing agreement, a sub-servicer, to be selected by the master servicer, that will be responsible for primary servicing that loan combination.

The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of an Event of Default” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

In general, certificateholders entitled to at least [66-2/3]% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) allocated to each class of certificates affected by any Event of Default may waive the Event of Default.  However, the Events of Default described in the first, second, seventh and ninth bullets under the definition of “Event of Default” that appears in the Glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of certificates, and in any event such holders will not be entitled to waive any Event of Default described in the tenth bullet under the definition of “Event of Default” that appears in the Glossary to this prospectus supplement, which may be waived only by the affected Non-Trust Mortgage Loan Holder.  Furthermore, if the trustee and/or the certificate administrator is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee and/or the certificate administrator, as the case may be, has been reimbursed, with interest, by the party requesting the waiver.  Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

[Termination, Discharge and Resignation of the Trust Advisor

The trust advisor may be removed upon (i) the written direction of holders of certificates evidencing not less than [25]% of the aggregate principal balance of all classes of principal balance certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate principal balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the trust advisor with a replacement trust advisor selected by such certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) delivery by such holders to the certificate administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement trust advisor will not result in a downgrade of the certificates (which confirmations will be obtained at the expense of such holders).  In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the subordinate class representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the subordinate class representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.  Thereafter, the certificate administrator will be required to promptly provide written notice to all certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.  Upon the vote or written direction of holders of at least [75]% of the aggregate certificate principal balance of all classes of principal balance certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate principal balances of classes to which such Appraisal Reduction Amounts are allocable), the certificate administrator will immediately replace the trust advisor with the replacement trust advisor.  If a proposed termination and replacement of the trust advisor as described above is not consummated within 180 days following the initial request of the certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the pooling and servicing agreement, (ii) of the insolvency of the trust advisor, or (iii) the trust advisor acknowledges in writing its inability to perform its duties under the pooling and servicing agreement, then either the depositor or the trustee may, and upon the written direction of the certificateholders representing at least [51]% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate principal balances of the principal balance certificates), the trustee shall, terminate the trust advisor.  In the event that the trust advisor is terminated, the trustee is required to select a replacement trust advisor pursuant to the terms of the pooling and servicing agreement.  In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor shall be subject to the consent of the subordinate class representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the subordinate class representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class [  ], [  ], [  ], [  ] and [  ] Certificates has been reduced to zero.  If the trust advisor is so discharged, it will remain entitled to any accrued and unpaid fees, which shall be payable in accordance with the priorities described herein, and indemnification in respect of the period prior to its termination on the terms and conditions otherwise described herein.

The trust advisor may resign upon [30] days’ prior written notice if a replacement trust advisor meeting the eligibility requirements described in this prospectus supplement has accepted its appointment as the replacement trust advisor.  During a Subordinate Control Period, the identity of the replacement trust advisor will be subject to the reasonable approval of the subordinate class representative.

Any replacement trust advisor must (or the personnel responsible for supervising the obligations of the trust advisor must) meet the following criteria:  (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.]

Resignation of the Master Servicer and the Special Servicer

Each of the master servicer and the special servicer may resign from the obligations and duties imposed on it under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the master servicer or the special servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the master servicer or the special servicer, as the case may be, at the date of the pooling and servicing agreement).  Any such determination requiring the resignation of the master servicer or the special servicer must be evidenced by an opinion of counsel to such effect.  Unless applicable law requires the resignation of the master servicer or the special servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation shall become effective until the trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the pooling and servicing agreement; provided that, if no successor to the master servicer or the special servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the master servicer or the special servicer has given notice of such resignation, the resigning master servicer or special servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each of the master servicer and the special servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the special servicer if it is a resigning special servicer, acceptable to the subordinate class representative (during any Subordinate Control Period), (ii) solely in the case of the special servicer if it is the resigning party, the resigning party has consulted with the subordinate class representative [(during any Collective Consultation Period)] [and the trust advisor [(during any Collective Consultation Period or Senior Consultation Period)]] with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation, (iv) the resigning party pays all costs and expenses in connection with such transfer, and (v) the successor accepts appointment in writing prior to the effectiveness of such resignation.

Neither the master servicer nor the special servicer will be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer[, the Trust Advisor] and the Depositor

The pooling and servicing agreement will require each of the master servicer and special servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.  That requirement is considered to be satisfied if an affiliate of the master servicer or special servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the master servicer or the special servicer, as the case may be.  Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating.  In addition, so long as the long-term unsecured debt obligations of the master servicer or the special servicer, as the case may be, or that party’s corporate parent, are rated not lower than “Baa2” by [         ] and “A” by [         ], the master servicer or the special servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

In no event will the depositor, [the trust advisor,] the master servicer, the special servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the trust, the trustee, the certificateholders or any Non-Trust Mortgage Loan Holder for any action taken or not taken in good faith pursuant to the pooling and servicing agreement or for errors in judgment.  None of the depositor, [the trust advisor,] the master servicer, the special servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in, or by reason of willful misfeasance, bad faith or negligence (or, in the case of [the trust advisor,] gross negligence) in the performance of obligations or duties under, the pooling and servicing agreement or by reason of reckless disregard (or, in the case of [the trust advisor,] grossly negligent disregard) of those obligations and duties.

Furthermore, the pooling and servicing agreement will entitle the depositor, [the trust advisor,] the master servicer, special servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the trust fund for any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the pooling and servicing agreement, the certificates or the trust.  Such indemnification will not extend, however, to any loss, liability or expense (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the pooling and servicing agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in the pooling and servicing agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence (or, in the case of [the trust advisor,] gross negligence) in the performance of obligations and duties under the pooling and servicing agreement or resulting from negligent disregard (or, in the case of [the trust advisor,] grossly negligent disregard) of such obligations and duties.  For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the pooling and servicing agreement if the master servicer or special servicer, as applicable, fails to follow the terms of the mortgage loan documents because the master servicer or special servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any mortgage loan document would or potentially would result in an Adverse REMIC Event (for which determination, the master servicer and the special servicer shall be entitled to rely on advice of counsel, the cost of which shall be reimbursed as a trust expense), as such parties will be directed to do pursuant to the pooling and servicing agreement.  [Any indemnification payments to which the trust advisor may become entitled will constitute trust advisor expenses and be paid, and allocated to and borne by the certificateholders, at the times and in the manner described under “Description of the Offered Certificates” in this prospectus supplement.  The trust advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above.]

Notwithstanding the foregoing, if and to the extent that any loss, liability, cost or expense for which a party is entitled to indemnification as described above relates to any loan combination, such loss, liability, cost or expense will be payable out of amounts on deposit in the custodial account maintained by the master servicer for the benefit of the related Non-Trust Mortgage Loan Holder and will be payable out of the collection account or distribution account only to the extent that the amounts on deposit in a custodial account maintained with respect to collections on the non-trust mortgage loan are insufficient.  Insofar as any such loss, liability, cost or expense related to any loan combination is paid by withdrawal from the collection account or distribution account and funds are subsequently received and allocable to the related non-trust mortgage loan, then the amounts of that loss, liability, cost or expense must be redeposited into the collection account from such funds so received and allocable to the non-trust mortgage loan.

The depositor, the master servicer and the special servicer will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the depositor, the master servicer or the special servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders (or, if any loan combination is involved, the rights of the certificateholders and the related Non-Trust Mortgage Loan Holder (as a collective whole)).  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the trust, and the depositor, the master servicer or the special servicer, as the case may be, will be entitled to be reimbursed therefor from the collection account or the distribution account.  [In no event will the trust advisor have any duty to appear in any legal proceedings in connection with the pooling and servicing agreement.]

[Notwithstanding any other provisions of the pooling and servicing agreement to the contrary, the parties thereto will agree, and the certificateholders by their acceptance of their certificates shall be deemed to have agreed, that (i) the trust advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the pooling and servicing agreement, (ii) the agreements of the trust advisor set forth in the other provisions of the pooling and servicing agreement shall be construed solely as agreements to perform analytical and reporting services, (iii) the trust advisor shall have no authority or duty to make a determination on behalf of the trust fund, nor have any responsibility for decisions made by or on behalf of the trust fund, (iv) insofar as the words “consult”, “recommend” or words of similar import are used in the pooling and servicing agreement in respect of the trust advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the special servicer may determine not to accept, (v) the absence of a response by the trust advisor to an “asset status report” or other matter in which the pooling and servicing agreement contemplates consultation with the trust advisor shall be construed solely as a failure to perform an analytical or reporting service and not as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the special servicer (x) shall be deemed to have complied with the relevant provision that otherwise required consultation with the trust advisor and (y) shall be entitled to proceed as if consultation with the trust advisor had not initially been required in connection with such “asset status report” or other matter), (vi) any provision hereof that otherwise purports, or that may be construed, to impose on the trust advisor a duty to consider the Servicing Standard or the interests of the Certificateholders shall be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the special servicer and its determination of whether an action, recommendation or report by the special servicer is in compliance with the pooling and servicing agreement, and not to impose on the trust advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and such measurement basis shall be construed to refer to no particular class of Certificates or particular Certificateholders, and (vii) no other party to the pooling and servicing agreement, and no Subordinate Class Representative, shall have any duty to monitor or supervise the performance by the trust advisor of its services under the pooling and servicing agreement.]

With limited exception, any person into which the depositor, [the trust advisor,] the master servicer or the special servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the pooling and servicing agreement.

Evidence as to Compliance

Each of the master servicer, the special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement (and each Additional Servicer will be required under its subservicing agreement) to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an

Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any mortgage loan), each primary servicer, the certificate administrator and the trustee, at its own expense, is required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or before the Closing Date with respect to the mortgage loans and (b) cause, each Servicing Function Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

•
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Notwithstanding the foregoing, with respect to each year in respect of which the trust is not required to file reports with the SEC under the Securities Exchange Act of 1934, as amended, each master servicer, each primary servicer (but only with the consent of the master servicer) and the special servicer will be entitled at its option, in lieu of delivering or causing to be delivered an Assessment of Compliance and an Attestation Report otherwise described above, to cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that—

•
the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or such primary servicer, as the case may be, which includes an assertion that such master servicer or such primary servicer, as the case may be, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

•
on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers.

USE OF PROCEEDS

We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

[Identify states and geographic regions relating to 10% or more of the mortgage loans by principal balance, and describe unique legal aspects, to the extent material.]

[Identify any foreign countries in which mortgaged properties are located and describe unique legal aspects, to the extent material.  (Mortgage loans secured by properties located in foreign countries will not exceed 10% of the principal balance of the mortgage pool for any takedown.)]

[Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans and Leases” in the accompanying prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the offered certificates.]

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Sidley Austin llp, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code, and (ii) the portion of the trust that holds the Post-ARD Additional Interest and collections thereof (the “Class [V] Grantor Trust”) will be treated as a grantor trust under the Code.

The assets of REMIC I will generally include—

•	the mortgage loans (other than, in the case of an ARD Loan, any post-ARD additional interest and collections thereof),

•	any REO Properties acquired on behalf of the certificateholders (or a beneficial interest in a mortgaged property securing a loan combination),

•	the collection account maintained by the master servicer,

•	the REO account maintained by the special servicer, and

•	the certificate administrator’s distribution account and interest reserve account.

However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the Class [ ], [ ], [ ], [ ], [ ], [ ], [ ], [ ], [ ] and [ ] Certificates will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

•	the Class [V] Certificates will represent beneficial ownership of the assets of the Class [V] Grantor Trust, and

•	the Class [R] Certificates will evidence ownership of the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the trust fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status.  If so, the trust fund may become taxable as a corporation, and the offered certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for REMIC status are not satisfied.  The pooling and servicing agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

For federal income tax reporting purposes, we anticipate that the Class [   ], [   ], and [   ] Certificates will be treated as having been issued with a de minimis amount of original issue discount and that the Class [   ], [   ], [   ] and [   ] Certificates will be issued at a premium.  Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder.  If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	the mortgage loans with anticipated repayment dates will be paid in full on those dates,

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in each of this prospectus supplement and the accompanying prospectus.

Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement.  It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.  For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer’s actual receipt of those amounts.  The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates.  Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates.  If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received.  Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain.  However, the correct characterization of the income is not entirely clear.  We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, offered certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust would be so treated.  In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code.  Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent.  Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Therefore:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities.  Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied.  In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)
the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

See “Material Federal Income Tax Consequences” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of ERISA and Section 4975 of the Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Code.  ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code.  However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan.  That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan’s investment in offered certificates, such plan assets would include an undivided interest in the mortgage loans and any other assets of the trust.

The depositor, the underwriters, the master servicer, the primary servicers, the special servicer, [any party responsible for the servicing and administration of any mortgage loan (or related REO Property) not serviced under the pooling and servicing agreement,] and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans.  Moreover, the trustee, the certificate administrator, the [subordinate class representative], or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans.  In the absence of an applicable exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if offered certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the offered certificates, the DOL has granted the Exemption to [Wells Fargo Securities, LLC] and [                         ].  The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

•	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

The Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

•
the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody’s, S&P, Fitch or DBRS;

•	the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

•
the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the certificates must be an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

We expect that the third general condition set forth above will be satisfied with respect to the offered certificates.  A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.  A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

•	the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

•
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

•
in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

•	the Plan is not sponsored by a member of the Restricted Group.

Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute “securities” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).  Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least “BBB-” by Moody’s, S&P, Fitch or DBRS should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any offered certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the trustee, [the certificate administrator,] the master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the trustee, [the certificate administrator,] the master servicer, the special servicer or either primary servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.  Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The offered certificates [will][will not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, as amended[, if and for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization].  The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.  See “Risk Factors—Risks Relating to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the accompanying prospectus.

METHOD OF DISTRIBUTION

Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates.  The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates if any are purchased.

Underwriter	Class [ ]	Class [ ]	Class [ ]	Class [ ]
[Wells Fargo Securities, LLC]	$	$	$	$
[ ]	$	$	$	$
[ ]	$	$	$	$
[ ]	$	$	$	$
[ ]	$	$	$	$
Total	$	$	$	$

Underwriter	Class [ ]	Class [ ]	Class [ ]
[Wells Fargo Securities, LLC]	$	$	$
[ ]	$	$	$
[ ]	$	$	$
[ ]	$	$	$
[ ]	$	$	$
Total	$	$	$

[Wells Fargo Securities, LLC], [                       ], [                       ], [                       ] and [                       ] are the underwriters of this offering.  [Wells Fargo Securities, LLC] and [                       ] will act as co-lead and co-bookrunning managers.

The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased.  In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased.  We expect to receive from this offering approximately $[                       ] in sale proceeds, plus accrued interest on the offered certificates from and including [               ], 201[ ], before deducting expenses payable by us.

The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.  It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment for the offered certificates on or about [               ], 201[ ].

The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

[Wells Fargo Securities, LLC], one of the underwriters, is an affiliate of the depositor, Wells Fargo Bank, National Association, which is acting as a [mortgage loan seller, sponsor and originator, as well as the master servicer, [special servicer,] certificate administrator, tax administrator and custodian].  [[                              ], one of the underwriters, is an affiliate of [  ], a [mortgage loan seller, sponsor and originator].]

LEGAL MATTERS

The validity of the offered certificates and certain federal income tax matters will be passed upon for the depositor by [Sidley Austin llp, New York, New York][Cadwalader, Wickersham & Taft llp, Charlotte, North Carolina], and certain other legal matters will be passed upon for the underwriters by [                                    ].

[RATINGS]

[Although the Hired Agencies are not contractually obligated to monitor the ratings on the offered certificates, we believe that the Hired Agencies will continue to monitor the transaction while the offered certificates are outstanding. Ratings on the offered certificates may be lowered, qualified or withdrawn at any time.  In addition, a rating agency not hired by the depositor to rate the transaction that differs from (or is lower than) the ratings provided by the Hired Agencies.  A rating is based on the the rating agency’s independent evaluation of the mortgage loans and the availability of any credit enhancement for the offered certificates.  A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.  See “Risk Factors—Risks Related to the Offered Certificates—The Ratings of the Offered Certificates May Be Withdrawn or Lowered, or the Offered Certificates May Receive an Unsolicited Rating, Which May Have an Adverse Effect on the Liquidity or Market Price of the Offered Certificates” in this prospectus supplement.]

GLOSSARY

“30/360 Basis” means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

“Actual/360 Basis” means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

“ADA” has the meaning described under “Certain Legal Aspects of Mortgage Loans and Leases—Americans with Disabilities Act” in the accompanying prospectus.

“Additional Servicer” means each affiliate of the master servicer that services any of the mortgage loans and each person that is not an affiliate of the master servicer, other than the special servicer, and that, in either case, services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

“Additional Trust Fund Expense” means an expense of the trust fund that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not included in the calculation of a Realized Loss,

•	is not covered by a servicing advance or a corresponding collection from the related borrower, and

•	is not covered by late payment charges or Default Interest collected on the mortgage loans (to the extent such coverage is provided for in the pooling and servicing agreement).

We provide some examples of Additional Trust Fund Expenses under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Administrative Fee Rate” means, for each mortgage loan, the sum of the trustee fee rate, the certificate administrator fee rate[, the trust advisor fee rate] and the applicable master servicing fee rate.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

“Appraisal Reduction Amount” means for any mortgage loan (or, as described in the penultimate paragraph of this definition, for any mortgage loan relating to a mortgage loan) as to which an Appraisal Trigger Event has occurred, an amount that:

•	will be determined shortly following the later of—

1.
the date on which the relevant appraisal or other valuation is obtained or performed, as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this prospectus supplement; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

•	will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of:

(a)	the Stated Principal Balance of that mortgage loan;

(b)
to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that mortgage loan;

(d)	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to that mortgage loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses [(other than certain trust advisor expenses)] with respect to that mortgage loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related mortgaged property or REO Property, for which neither the master servicer nor the special servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting appraised value of the related mortgaged property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that mortgage loan;

(b)	the amount of escrow payments and reserve funds held by the master servicer or the special servicer with respect to the subject mortgage loan that—

•	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

•	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

•	may be applied toward the reduction of the principal balance of the mortgage loan;

(c)	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage loan; and

(d)	in the case of any loan combination, any [Threshold Event Collateral] posted by the related Controlling Non-Trust Mortgage Loan Holder pursuant to and within the meaning of the terms of the related co-lender agreement.

If, however—

•	an Appraisal Trigger Event occurs with respect to any mortgage loan,

•
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

•	either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan.  After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

Notwithstanding the foregoing, for purposes of determining whether a Subordinate Control Period is in effect, the determination of Appraisal Reduction Amounts will be subject to the provisions and procedures described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this prospectus supplement.

Notwithstanding the foregoing, as of any date of determination, in the case of each loan combination, (a) any Appraisal Reduction Amounts will be calculated with respect to the entirety of each loan combination, such amount shall be allocated, first, to the non-trust mortgage loan up to the full principal balance thereof and then to the related mortgage loan and (b) the resulting portion of such Appraisal Reduction Amount that is so allocated to the related mortgage loan shall be the “Appraisal Reduction Amount” of the mortgage loan for purposes of (i) advances of delinquent monthly debt service payments and (ii) the determination of whether a “Subordinate Control Period” is in effect under the pooling and servicing agreement.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.  No Appraisal Reduction Amount as calculated above will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

“Appraisal Trigger Event” means, with respect to any mortgage loan, any of the following events:

•	the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

2.
except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released; or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

•	the mortgaged property securing the mortgage loan becomes an REO Property;

•	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan;

•
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

•
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, an Appraisal Trigger Event will occur immediately).

With respect to each loan combination, none of the foregoing events will be considered to be an Appraisal Trigger Event so long as such event is being cured by the related Non-Trust Mortgage Loan Holder pursuant to the terms of the related co-lender agreement, the cure period has not expired pursuant to the terms of the related co-lender agreement and the related Non-Trust Mortgage Loan Holder is permitted pursuant to the terms of the related co-lender agreement to cure the related default.

“Appraised Value” has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“ARD” means anticipated repayment date.

“ARD Loan” means any mortgage loan that provides for the accrual of Post-ARD Additional Interest if the mortgage loan is not paid in full on or before its anticipated repayment date.

“Assessment of Compliance” has the meaning described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Evidence as to Compliance” in this prospectus supplement.

“Assumption Application Fees” means, with respect to any mortgage loan, any and all assumption application fees actually paid by the related borrower in accordance with the related mortgage loan documents, with respect to any application submitted to the master servicer or the special servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

“Assumption Fees” means, with respect to any mortgage loan,  any and all assumption fees actually paid by the related borrower in accordance with the related mortgage loan documents, with respect to any assumption or substitution agreement entered into by the master servicer or the special servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

“Attestation Report” has the meaning described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Evidence as to Compliance” in this prospectus supplement.

“Authorized Collection Account Withdrawals” means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

1.
to remit to the certificate administrator for deposit in the certificate administrator’s distribution account described under “Description of the Offered Certificates—Distribution Account” in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and the trust’s interest in any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the collection period for the subject distribution date;

(b)	with limited exception, payments and other collections received by or on behalf of the trust fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from that collection account to any person other than the certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement[, including, in the case of trust advisor expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement]);

3.
to pay or reimburse any other items that are payable or reimbursable out of the collection account or otherwise at the expense of the trust fund under the terms of the pooling and servicing agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions);

4.
to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a mortgage loan from the trust fund;

5.	to withdraw amounts deposited in the collection account in error; and

6.	to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the master servicer to the certificate administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

•	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

•	any collections of Post-ARD Additional Interest (which are distributable to the holders of the Class [V] Certificates); and

•
any amounts that may be withdrawn from the certificate administrator’s distribution account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 201[ ], the interest reserve amounts with respect to the mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s interest reserve account; plus

2.
if such distribution date occurs in March of any year subsequent to 201[ ] (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator’s interest reserve account in respect of each mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s distribution account.

The certificate administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement to distribute principal and accrued interest on the series 201[ ]-[  ] certificates on each distribution date.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction shall be equal to 1.0.

“CBD” means, with respect to a particular jurisdiction, its central business district.

“CERCLA” has the meaning described under “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations—CERCLA” in the accompanying prospectus.

“Certificate Administrator’s Website” means www.ctslink.com.

“Clearstream” means Clearstream Banking, société anonyme.

“Class [    ] Planned Principal Balance” means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement.  Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions, it is anticipated that the total principal balance of the Class [    ] Certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule II to this prospectus supplement.  We cannot assure you, however, that the mortgage loans will perform in conformity with the Structuring Assumptions.  Therefore, we cannot assure you that the total principal balance of the Class [   ] Certificates on any distribution date will be equal to (and, following retirement of the Class [   ], [   ] and [   ] Certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means [          ], 201[ ].

“Code” means the Internal Revenue Code of 1986.

[“Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class [  ] Certificates, reduced by any Appraisal Reduction Amounts allocable to that class, is less than [25]% of the initial principal balance of the Class [  ] Certificates and (ii) the aggregate principal balance of the Class [  ] Certificates, without regard to any Appraisal Reduction Amounts allocable to that class, is at least [25]% of the initial principal balance of the Class [  ] Certificates.]

[“Control-Eligible Certificates” means the Class [  ], [  ] and [  ] Certificates.]

[“Controlling Non-Trust Mortgage Loan Holder” has the meaning described under “Description of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures—[                         ]” in this prospectus supplement.]

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the mortgage loans) for the life of those loans.  The CPR model is the prepayment model that we use in this prospectus supplement.

“CREFC” has the meaning described under “Description of the Offered Certificates—Reports to Certificateholders; Additional Information—Information Available Electronically” in this prospectus supplement.

“CREFC Reports” has the meaning described under “Description of the Offered Certificates—Reports to Certificateholders; Additional Information—Information Available Electronically” in this prospectus supplement.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio”  has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“DBRS” means DBRS, Inc.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” or “U/W DSCR” has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Default Interest” means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest accrued on the mortgage loan at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

“Defaulted Mortgage Loan” means a mortgage loan that is or  relates to a mortgage loan that both (A) is a specially serviced mortgage loan and (B) either (i) is delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

[“Designated Trust Advisor Expenses” has the meaning described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.]

“Discount Rate” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•
if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

•
if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a mortgage loan that is an ARD Loan) of that mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Distribution Date Statement” has the meaning described under “Description of the Offered Certificates—Reports to certificateholders; Available Information—Certificate Administrator Reports” in this prospectus supplement.

“DOL” means the U.S. Department of Labor.

“DTC” means The Depository Trust Company.

“Eligible Account” means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than “[A2]” by [          ] and “[AA-]” by [          ] (or no less than “[A]” by [          ] so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “[F-1]” by [          ]), to the extent rated by [          ], if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than “[P-1]” by [          ] and “[F-1]” by [          ], to the extent rated by [          ], if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) for so long as Wells Fargo Bank, National Association serves as master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that the subsidiary’s or its parent’s (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated “[F-1]” by [          ] and “[P-1]” by [          ], if the deposits are to held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least “[AA-]” by [          ] (or “[A]” by [          ] so long as the short-term deposit or short-term unsecured debt obligations of the subsidiary or its parent are rated no less than “[F-1]” by [          ]) and “[Aa3]” by [          ], if the accounts are to be held in the account for more than 30 days, (iii) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long term unsecured debt rating are rated at least “[A2]” by [          ] and “[A]” by [          ], if the deposits are to be held in the account for more than thirty (30) days, or PNC Bank, National Association’s short term deposit or short term unsecured debt rating are rated at least “[P-1]” by Moody and “[F-1]” by [          ], if the deposits are to be held in the account for thirty (30) days or less, or (iv) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (iv), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b).

“EPA” has the meaning described under “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations—CERCLA” in the accompanying prospectus.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

“Euroclear” means The Euroclear System.

“Euroclear Operator” means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

“Event of Default” means, with respect to the master servicer or the special servicer, notwithstanding the discussion under “Description of the Pooling and Servicing Agreements—Events of Default” in the accompanying prospectus, each of the following events, circumstances and conditions:

•
the master servicer or the special servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the collection account, the non-trust mortgage loan custodial account or the REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

•	any failure by the master servicer to remit to the certificate administrator for deposit in the certificate administrator’s distribution account any amount required to be so remitted,

which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

•
any failure by the master servicer or the special servicer, as the case may be, to timely make any servicing advance required to be made by that party under the pooling and servicing agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, two business days) following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

•
any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than [25]% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) or, if affected by the failure, by the related Non-Trust Mortgage Loan Holder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

•
any breach on the part of the master servicer or special servicer, as the case may be, of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders or any Non-Trust Mortgage Loan Holder, which breach continues unremedied for 30 days after written notice of it has been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement, by certificateholders entitled to not less than [25]% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) or, if affected by the breach, by the related Non-Trust Mortgage Loan Holder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, the master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

•
the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the master servicer or the special servicer, as the case may be, or the taking by the master servicer or the special servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•
[[Moody’s] has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by [Moody’s] within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or such special servicer as the sole or a material factor in such rating action;]

•	[the master servicer ceases to have a master servicer rating of at least “CMS3” from [Fitch] and that rating is not reinstated within 30 days or the special servicer ceases to have a special servicer rating of at least “CSS3” from [Fitch] and that rating is not reinstated within 30 days, as the case may be;]

•
[both (i) the trustee receives written notice from [Fitch] (which the trustee shall forward to the master servicer or the special servicer, as the case may be, and the certificate administrator) that the continuation of such master servicer or special servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by [Fitch] to any class of certificates and citing servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action and (ii) such notice is not withdrawn, terminated or rescinded within 60 days following the trustee’s receipt of such notice;] or

•
any failure by the master servicer to timely make any monthly remittance required to be made by it under the pooling and servicing agreement to any holder of a non-trust mortgage loan, which failure continues for one business day.

When a single entity acts as two or more of the capacities of the master servicer and the special servicer, an Event of Default (other than an event described in the seventh, eighth, ninth and tenth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exemption” means PTE [96-22] issued to [Wells Fargo Securities, LLC] or a predecessor thereto and PTE [    ] issued to [              ] or a predecessor thereto, each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

•	[Wells Fargo Securities, LLC],

•	[ ],

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with [Wells Fargo Securities, LLC] or [ ], and

•
any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

“FEMA” has the meaning described under “Description of the Mortgage Pool—Other Additional Financing—Hazard Insurance” in this prospectus supplement.

“FF&E” means furniture, fixtures and equipment.

“FIEL” means the Financial Instruments and Exchange Law of Japan.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Fitch” means Fitch, Inc.

“Florida Act” has the meaning described under “Notice to Florida Residents” in this prospectus supplement.

“FSMA” has the meaning described under “Notice to United Kingdom Investors” and “Method of Distribution” in this prospectus supplement.

“Garn-St Germain Act” has the meaning described under “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in the accompanying prospectus.

“Government Securities” means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Interested Person” means the depositor, the master servicer, the special servicer, any borrower, any manager of a mortgaged property, any independent contractor engaged by the special servicer, [the trust advisor,] or, in connection with any individual mortgage loan, in the case of any loan combination, the holder of the related non-trust mortgage loan, a holder of a related mezzanine loan, or any known affiliate of any such party described above.

[[“Investor Certification” has the meaning described under “Description of the Offered Certificates—Reports to Certificateholders; Additional Information—Information Available Electronically” in this prospectus supplement.  As a condition to an investor’s access to information made available by the master servicer or the special servicer, such investor’s Investor Certification shall be accompanied by or include an Investor Confidentiality Agreement.]]

“IRS” means the Internal Revenue Service.

“Lender Liability Act” has the meaning described under “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations—CERCLA” in the accompanying prospectus.

“Lock-out Period” means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

“LTV Ratio at Maturity” has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Material Action” means, for any mortgage loan, any of the following actions except as otherwise described below:

1.	any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

2.	any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

3.	any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

4.	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

5.	any release of collateral for any mortgage loan, other than in accordance with the terms of the loan documents;

6.	any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of the loan documents;

7.	any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;

8.	any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

9.	any approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

10.	any sale of a mortgage loan or REO Property by the special servicer for less than the related Purchase Price;

11.
any renewal or replacement of the then existing insurance policies on a specially serviced mortgage loan (to the extent that the lender’s approval is required under the loan documents) or any waiver, modification or amendment on a specially serviced mortgage loan of any material insurance requirements under the loan documents; or

12.
any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at a mortgaged property if (a) the lease affects an area greater than or equal to the greater of (a) [30]% of the net rentable area of the mortgaged property and (b) [30,000] square feet of the mortgaged property and (b) either such transaction is not a routine leasing matter or such transaction relates to a specially serviced mortgage loan.

“Modification Fees” means, with respect to any mortgage loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the mortgage loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided, however, that (A) in connection with each modification, extension, waiver or amendment that constitutes a workout of a specially serviced mortgage loan, the Modification Fees collected from the related borrower will be subject to a cap of [1]% of the outstanding principal balance of such mortgage loan immediately after giving effect to such transaction; (B) the preceding clause (A) shall be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a specially serviced mortgage loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee shall be deemed to have been collected in connection with a workout of a specially serviced mortgage loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Pass-Through Rate” means, with respect to any mortgage loan for any distribution date, an annual rate generally equal to:

•
in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that mortgage loan.

•	in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that mortgage loan, and

2.	the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator’s distribution account to the certificate administrator’s interest reserve account during that month.  Furthermore, if the subject distribution date occurs in March of any year subsequent to 201[ ] (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator’s interest reserve account to the certificate administrator’s distribution account during that month.

The Mortgage Pass-Through Rate of each mortgage loan:

•
will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Closing Date (whether entered into by the master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

•	in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

•	the total Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period; over

•	the sum of the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

“NRA” means net rentable area.

“NRSF” means net rentable square feet.

“NRSRO” means a nationally recognized statistical rating organization; provided, however, that, when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” shall mean a nationally recognized statistical rating organization that has delivered an NRSRO Certification.

“NRSRO Certification” has the meaning described under “Description of the Offered Certificates—Reports to Certificateholders; Additional Information—Information Available Electronically” in this prospectus supplement.

“OCC” has the meaning described under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Wells Fargo Bank, National Association—General” in this prospectus supplement.

“Occupancy”  has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Occupancy As Of Date” has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the special servicer in connection with any mortgage loan or REO mortgage loan, any and all Modification Fees collected by the special servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the special servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the specially serviced mortgage loan or REO mortgage loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such mortgage loan while it was previously a specially serviced mortgage loan, provided that (in the case of this clause (B)) the Servicing Transfer Event that resulted in its again becoming a specially serviced mortgage loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there shall be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a Workout Fee or Liquidation Fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such mortgage loan was a specially serviced mortgage loan.

“Party in Interest” means any person that is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code.

“Permitted Encumbrances” means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following—

•	the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

•
covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•
exceptions and exclusions specifically referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•
other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•
the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

•	if the related mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage instrument for that other mortgage loan, and

•	if the related mortgaged property is a unit in a condominium, the related condominium declaration.

“Permitted Investments” means the United States government securities and other investment grade obligations specified in the pooling and servicing agreement.

“Plan” means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh Plan.

“PML” has the meaning described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Seismic Review Process” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting—Seismic Report” in this prospectus supplement.

“Post-ARD Additional Interest” means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

“Prepayment Interest Excess” means, with respect to any mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that mortgage loan in any collection period, any payment of interest (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

“Prepayment Interest Shortfall” means, with respect to any mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

“Prepayment Premium” means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related mortgage loan or on a due date for the related mortgage loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the trust fund with respect to the mortgage loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related mortgage loan, and

4.	all advances of principal made with respect to the mortgage loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any mortgage loan, or if any mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a defaulted mortgage loan that remained unreimbursed at the time of the loan’s modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

[Furthermore, unless and until all classes of certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class [  ], [  ], [  ], [  ] or [  ] Certificates) for each distribution date will be reduced to the extent of any trust advisor expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class [  ], [  ] and [  ] Certificates on that distribution date.]

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

[[“Privileged Person” includes the depositor and its designees, the underwriters, the master servicer, the special servicer, the sponsors, the subordinate class representative, [the trust advisor,] any person who provides the certificate administrator with an Investor Certification and any Rating Agency or NRSRO that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website.]]

[“Privileged Information” has the meaning described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” in this prospectus supplement.]

“PSF” means per square foot.

“PTCE 95-60” has the meaning described under “ERISA Considerations” in this prospectus supplement.

“PTE” means prohibited transaction exemption.

[“PTE 96-22” means Prohibited Transaction Exemption 96-22, as amended (“PTE 96-22”), issued to Wells Fargo Securities, LLC.]

“Purchase Price” means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

•	the outstanding principal balance of that mortgage loan;

•	all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Additional Interest;

•	all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

•	all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

•	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

•
in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the custodian or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Qualified Replacement Special Servicer” has the meaning described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement.

“Rating Agency” means each of [         ] and [         ].

“Rating Agency Confirmation” has the meaning described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this prospectus supplement.

“RCRA” has the meaning described under “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations—CERCLA” in the accompanying prospectus.

“Realized Losses” means losses on or with respect to the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Regulation AB”  means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red.  Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Relevant Implementation Date” has the meaning described under “European Economic Area” in this prospectus supplement.

“Relevant Member State” has the meaning described under “European Economic Area” in this prospectus supplement.

“Relevant Persons” has the meaning described under “Notice to United Kingdom Investors” in this prospectus supplement.

“REMIC” means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Code.

“REO Property” means any mortgaged property that is acquired for the benefit of the certificateholders  through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

“Requesting Party” has the meaning described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this prospectus supplement.

“Required Claims-Paying Ratings” means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, “[A2]” by [         ] and “[A]” by [         ], (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, “[A2]” by [         ] and “[A]” by [         ] and (c) in the case of any other insurance coverage provided by such insurance carrier, “[A2]” by [         ] and “[A]” by [         ] (in the case of this clause (c), if rated by [         ] or [         ], as the case may be, and if not rated by [         ] or [         ], as the case may be, then “[A]” (or the equivalent) by at least one other NRSRO (or “[A:IX]” by [A.M. Best]).  However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

“Restricted Group” means, collectively, the following persons and entities—

•	the trustee,

•	the Exemption-Favored Parties,

•	us,

•	the master servicer,

•	the special servicer,

•	[the primary servicers,]

•	any sub-servicers,

•	any other person considered a “sponsor” under the Exemption,

•	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the cut-off date pool balance, and

•	any and all affiliates of any of the aforementioned persons.

“RevPAR” has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Rule 17g-5 Information Provider” means the certificate administrator acting in the capacity as “Rule 17g-5 Information Provider” under the pooling and servicing agreement.

“Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SEL” has the meaning described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Seismic Review Process” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting—Seismic Report” in this prospectus supplement.

“Senior Consultation Period” means a period when the aggregate principal balance of the Class [  ] Certificates, without regard to the allocation of any Appraisal Reduction Amounts to that class, is less than [25]% of the initial principal balance of the Class [  ] Certificates.

“Servicing Function Participant” means any person, other than the master servicers and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

“Servicing Standard” means, with respect to the master servicer and the special servicer, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the pooling and servicing agreement:

•
in the best interests and for the benefit of the certificateholders (or, in the case of any, for the benefit of the certificateholders and the related Non-Trust Mortgage Loan Holder) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of each loan combination, that the interests of the related Non-Trust Mortgage Loan Holder are junior and are subject to the related co-lender agreement),

•
in accordance with any and all applicable laws, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of each loan combination, the terms of the related co-lender agreement (provided, that in the event the master servicer or special servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any mortgage loan document would or potentially ould result in an Adverse REMIC Event (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a trust expense), the master servicer or the special servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event) and, in the case of each loan combination, the terms of the related co-lender agreement, and

•	to the extent consistent with the foregoing, in accordance with the following standards:

•
with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the pooling and servicing agreement;

•	with a view to—

1.	in the case of the master servicer, the timely collection of all scheduled payments of principal and interest under those mortgage loans,

2.	in the case of the master servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

3.
in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to the certificateholders (or, in the case of each loan combination, for the benefit of the certificateholders and the related Non-Trust Mortgage Loan Holder), as a collective whole, on a present value basis (it being understood, in the case of each loan combination, that the interests of the related Non-Trust Mortgage Loan Holder are junior and are subject to the terms and conditions of the related co-lender agreement); and

•	without regard to—

1.
any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers or any other party to the pooling and servicing agreement,

2.	the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

3.
the obligation of the master servicer to make advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the pooling and servicing agreement,

4.
the obligation of the special servicer to make, or to direct the master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the pooling and servicing agreement,

5.
the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

7.
the ownership by the master servicer or special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

8.
the obligations of the master servicer or special servicer, as the case may be, or any of its affiliates to repurchase any mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

“Servicing Transfer Event” means, with respect to any mortgage loan, any of the following events:

1.
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

2.
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.
the master servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, the master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.
the master servicer determines that a non-payment default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days; maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days; maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

5.
various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

6.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

A Servicing Transfer Event that may otherwise occur with respect to a loan combination will be deemed not to exist for so long as the related default is being cured by the related Non-Trust Mortgage Loan Holder pursuant to the terms of the related co-lender agreement, the cure period has not expired pursuant to the terms of the related co-lender agreement and the related Non-Trust Mortgage Loan Holder is permitted pursuant to the terms of the related co-lender agreement to cure the related default.

A Servicing Transfer Event will cease to exist, if and when:

•
with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

•	with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the special servicer; and

•	with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

“SF” means square feet.

“Stated Principal Balance” means, for each mortgage loan in the trust fund, a principal amount that:

•
will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

•
will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that mortgage loan during the related collection period.

However, the “Stated Principal Balance” of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

“Structuring Assumptions” means, collectively, the following assumptions regarding the certificates and the mortgage loans in the trust fund:

•
except as otherwise set forth below, the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement and the cut-off date pool balance is as described in this prospectus supplement;

•	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus supplement;

•	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus supplement;

•	no delinquencies, defaults or losses occur with respect to any of the mortgage loans;

•
no Additional Trust Fund Expenses [(including trust advisor expenses)] arise, no servicing advances are made under the pooling and servicing agreement and the only expenses of the trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) [and the trust advisor fees];

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

•
each of the mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•
all monthly debt service payments on the mortgage loans are timely received by the master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•	each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

•
except as described in the next succeeding bullet, no involuntary prepayments are received as to any mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•
except as described in the next succeeding bullet, no voluntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

•
except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•
no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

•	no mortgage loan is required to be repurchased by a mortgage loan seller, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

•	distributions on the offered certificates are made on the [ ]th day of each month, commencing in [ ] 201[ ]; and

•	the offered certificates are settled with investors on [ ], 201[ ].

[“Subordinate Control Period” means any period when the aggregate principal balance of the Class [  ] Certificates, net of any Appraisal Reduction Amounts allocable to that class, is at least [25]% of the initial principal balance of the Class [  ] Certificates.]

“TRIPRA” has the meaning described under “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

“Underwriter Entities” has the meaning described under “Risk Factors—Risks Related to the Offered Certificates— Potential Conflicts of Interest of the Underwriters” in this prospectus supplement.

“Underwritten Net Cash Flow” or “Underwritten NCF” has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” has the meaning described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

“USA Patriot Act” has the meaning described under “Certain Legal Aspects of Mortgage Loans and Leases—Forfeiture in Drug, RICO and Money Laundering Proceedings” in the accompanying prospectus.

“Wachovia” has the meaning described under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Wells Fargo Bank, National Association—General” and “Transaction Parties—The Master Servicer—Wells Fargo Bank, National Association” in this prospectus supplement.

“Weighted Average Pool Pass-Through Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Wells Fargo Bank” means Wells Fargo Bank, National Association.

“Yield Maintenance Charge” means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

[Schedule I]

Amortization Schedule for [                  ]

I-1

[Schedule II]

Class [  ] Planned Principal Balance

II-1

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #1

Mortgage Loan Number	Property Name	Mortgage Loan Seller	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type

A-1-1

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #2

Mortgage Loan Number	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Cut-off Date Balance Per Unit/SF	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Payment Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Mortgage Rate

A-1-2

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #3

Mortgage Loan Number	Property Name	Loan Administrative Cost Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning

A-1-3

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #4

Mortgage Loan Number	Property Name	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)	Appraisal Date	U/W NOI DSCR (x)	U/W NCF DSCR (x)	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield	Cut-off Date U/W NCF Debt Yield

A-1-4

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #5

Mortgage Loan Number	Property Name	U/W Revenues ($)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate	Occupancy as-of Date	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NCF ($)

A-1-5

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #6

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NCF ($)	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NCF ($)

A-1-6

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #7

Mortgage Loan Number	Property Name	Largest Tenant Name	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date

A-1-7

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #8

Mortgage Loan Number	Property Name	3rd Largest Tenant Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose

A-1-8

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #9

Mortgage Loan Number	Property Name	Engineering Escrow / Deferred Maintenance ($)	Monthly Tax Escrow ($)	Monthly Insurance Escrow ($)	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)	Replacement Reserve Cap ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)

A-1-9

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #10

Mortgage Loan Number	Property Name	Other Reserve Description	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Ownership Interest	Ground Lease Initial Expiration Date	Lockbox

A-1-10

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #11

Mortgage Loan Number	Property Name	Subordinate Secured Debt Cut-off Date Balance ($)	Loan Combination U/W NOI DSCR (x)	Loan Combination U/W NCF DSCR (x)	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield	Loan Combination Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)

A-1-11

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties

Table #12

Mortgage Loan Number	Property Name	Sponsor	Affiliated Sponsors	Mortgage Loan Number

A-1-12

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-1:
Footnotes to Certain Characteristics of the Mortgage Loans and Mortgaged Properties

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the prospectus supplement.

(1)	[ ].

A-1-13

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-1

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Mortgage Properties by Property Type(1)(2)

Weighted Average
Property Type	Number of Mortgage Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)
Retail
Office
Mixed Use
Industrial
Self Storage
Multifamily
Hospitality
Healthcare
Credit Lease Loan
Manufactured Housing Community
Other

Total/Weighted Average:		$	%	%			x	%	%	%	%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

A-2-2

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Mortgage Properties by Location(1)(2)

Weighted Average
State	Number of Mortgage Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)
For purposes of determining whether a Mortgaged Property is in Northern California or Southern California; Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

A-2-3

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Cut-off Date Balances

Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)
[ ] – 2,000,000
2,000,001 – 4,000,000
4,000,001 – 6,000,000
6,000,001 – 8,000,000
8,000,001 – 10,000,000
10,000,001 – 15,000,000
15,000,001 – 20,000,000
20,000,001 – 25,000,000
25,000,001 – 30,000,000
30,000,001 – 50,000,000
50,000,001 – 75,000,000
75,000,001 – 100,000,000
100,000,001 – 125,000,000
125,000,001 – 150,000,000
125,000,001 – 150,000,000
150,000,001 – 200,000,000
200,000,001 – 250,000,000
Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-4

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-5

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-6

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Yields

Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-7

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-8

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or Anticipated Repayment Date

Weighted Average
Range of Maturity or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-9

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Mortgage Rates

Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-10

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Original Terms to Maturity or Anticipated Repayment Date

Weighted Average
Range of Original Terms to Maturity or ARD (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-11

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Remaining Terms to Maturity or Anticipated Repayment Date as of the Cut-off Date

Weighted Average
Range of Remaining Terms to Maturity or ARD (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-12

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Original Amortization Terms

Weighted Average
Range of Original Amortization Terms (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-13

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date*

Weighted Average
Range of Remaining Amortization Terms (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

*
The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

A-2-14

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Mortgage Loans by Amortization Type

Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-15

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Mortgage Loans by Financing Purpose

Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-16

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Mortgage Loans by Lockbox Type

Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Maturity or ARD LTV (%)

Total/Weighted Average:		$	%	%			x	%	%	%	%

A-2-17

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)

c

A-2-18

[Wells Fargo] Commercial Mortgage Trust 201[ ]-[ ]

Annex A-2:  Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction*

Prepayment Restriction	March 2011	March 2012	March 2013	March 2014	March 2015	March 2016	March 2017	March 2018	March 2019	March 2020	March 2021

Total:	%	%	%	%	%	%	%	%	%	%	%

Mortgage Pool Balance Outstanding (in Millions)	$	$	$	$	$	$	$	$	$	$	$
Percent of Aggregate Cut-off Date Pool Balance	%	%	%	%	%	%	%	%	%	%	%

*	Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

A-2-19

Annex A-3

Summaries of the [      ] Largest Mortgage Loans

A-3-1

[Form of Large Loan Description]

[Property Name]

Loan Information

Mortgage Loan Seller:
Credit Assessment:
Original Principal Balance:
Cut-off Date Principal Balance:
% of Initial Pool Balance:
Loan Purpose:
Borrower Name:
Sponsor:
Mortgage Rate:
Note Date:
Anticipated Repayment Date:
Maturity Date:
IO Period:
Loan Term (Original):
Seasoning:
Amortization Term (Original):
Loan Amortization Type:
Interest Accrual Method:
Call Protection:
Lockbox Type:
Additional Debt[1]:
Additional Debt Type[1]:

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes			
Insurance			
Replacement Reserves			
TI/LC			

Property Information

Single Asset/ Portfolio:
Property Type:
Specific Property Type:
Location:
Size:
Cut-off Date Principal
Balance Per Unit/SF:
Year Built/Renovated:
Occupancy%[4]:
Occupancy % Source Date:
Title Vesting:
Property Manager:

3rd Most Recent NOI (As of):
2nd Most Recent NOI (As of):
Most Recent NOI (As of):

U/W Revenues:
U/W Expenses:
U/W NOI:
U/W NCF:
U/W NOI DSCR:
U/W NCF DSCR:
U/W NOI Debt Yield:
U/W NCF Debt Yield:
As-Is Appraised Value:
As-Is Appraisal Valuation Date:
Cut-off Date LTV Ratio:
LTV Ratio at Maturity or ARD:

(1) See description of permitted additional debt under "Subordinate and Mezzanine Indebtedness" below.
[(2) [ ]

The Mortgage Loan. The mortgage loan (the " **Mortgage Loan**") is evidenced by a promissory note that is secured by a first mortgage encumbering a [ ] located in [ ] (the " **Property**"). The Mortgage Loan was originated on [ ] by [ ]. The Mortgage Loan had an original principal balance of $[ ], has an outstanding principal balance as of the Cut-off Date of $[ ] and accrues interest at an interest rate of [ ]% per annum. The Mortgage Loan had an initial term of [ ] months, has a remaining term of [ ] months as of the Cut-off Date [and requires payments of interest and principal based on a [30]-year amortization schedule]. The Mortgage Loan matures on [ ]. [The proceeds from the Mortgage Loan were used to [purchase][refinance existing debt on] the Property.]

Following the defeasance lockout period, the borrower has the right to defease the Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date; provided, however, that the Mortgage Loan is prepayable without penalty on or after [ ].

The Property. The Property is a [ ] containing approximately [ ] [rentable square feet] located in [ ]. The Property consists of [ ]. The Property was first developed in [ ] and most recently expanded in [ ] and is situated on [ ] acres. As of [ ], the Property was [ ]% occupied with no tenant comprising more than [ ] % of the total underwritten rent.

The following table presents certain information relating to the tenancies at the Property:

[Top [Three][Five]][Major] Tenants

Tenant Name	Credit Rating (Fitch/ Moody's/ S&P)[(1)]	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	[Sales PSF]	Occupancy Cost	Lease Expiration Date
Anchor Tenants - Collateral									
Total Anchor - Collateral									
Other Major Tenants - Collateral									
Total Other Major Tenants - Collateral									
Non-Major Tenants									
Occupied Collateral Total						**100.0%**			
Vacant Space									
Collateral Total			**100.0%**						

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
[(2) .]

The following table presents certain information relating to the lease rollover schedule at the Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM							
2011							
2012							
2013							
2014							
2015							
2016							
2017							
2018							
2019							
2020							
Thereafter							
Vacant					100.0%	$0	$0.00
Total / Weighted Average			**100.0%**				

* Source: Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the Property:

Historical Occupancy Percentages*

[12/31/20[ ]]	[12/31/20[ ]]	[12/31/20[ ]]
[ ]%	[ ]%	[ ]%

* Source: [Information obtained from borrower rent roll.]

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Property:

Cash Flow Analysis

	20[ ]	20[ ]	20[ ]	U/W	U/W $ per SF
Gross Potential Rent					
Percentage Rent					
Total Reimbursables					
Other Income					
Less Vacancy & Credit Loss					
Effective Gross Income					
Total Operating Expenses					
Net Operating Income					
TI/LC					
Capital Expenditures					
Net Cash Flow					
NOI DSCR	x	x	x	x	
NCF DSCR	x	x	x	x	
NOI DY	%	%	%	%	
NCF DY	%	%	%	%	

Appraisal. According to the appraisal performed by [ ], the Property had an "as-is" appraised value of $[ ] as of an effective date of [ ] [and an "as stabilized" appraised value of $[ ] as of an effective date of [ ]].

Environmental Matters. According to the Phase I environmental site assessment performed by [ ] on [ ], [there are no recommendations for further action at the Property].

Market Overview and Competition. The Property is located in the [ ], approximately [ ] miles [ ] of [ ]. The Property is located at [ ] and situated on [ ]. The population of the [ ] [grew] at an average rate of [ ]% over the [ten]-year period between 20[ ] and 20[ ] and the population is projected to [grow] at an average annual rate of [ ]% over the next [ ] years. Unemployment was at [ ]% in [ ]. Over the next [five] years, [ ] is projected to see an average unemployment rate of roughly [ ]%. The major employers in the [ ] area are [ ] ( ), [ ] ( ) and [ ] ( ). [Average income per household within a [ ]-mile radius of the Property is $[ ].

[According to a [ ] appraisal, the Property is located in the [ ], which contained approximately [ ] [million] [square feet] of [ ] space as of 20[ ]. The submarket has maintained [ ] vacancy rates with overall vacancy at approximately [ ]% as of 20[ ] and reported asking rents of $[ ] per square foot.]

The Borrower. The borrower is a [Delaware] [limited liability company] [and a single-purpose entity]. [Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mortgage Loan.] [ ],[the indirect owner of the borrower] is the guarantor of certain non-recourse carve-outs under the Mortgage Loan. Under the terms of the non-recourse carve-out guaranty, the Mortgage Loan becomes fully recourse to the non-recourse carve-out guarantor if, among other circumstances, the borrower files a voluntary bankruptcy petition or the non-recourse carve-out guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor. The borrower, , is owned by [ ] [Describe sponsor history/experience and portfolio.]

Escrows. [The loan documents provide for monthly escrows of $[ ] for real estate taxes, $[ ] for insurance, $[ ] for capital expenditures and $[ ] for tenant improvements and leasing commissions. Upon origination, the borrower was also required to make an initial deposit of $[ ] into the [ ] escrow.]

Lockbox and Cash Management. [The Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues relating to the Property and all other money received by the borrower or the property manager be deposited into the lockbox account within [ ] business days after receipt. Prior to the occurrence of an event of default or a [Cash Trap Event Period (as defined below)] all funds on deposit in the lockbox account must be swept to certain restricted and other accounts, and account funds shall be disbursed in the following priority as defined in the cash management agreement: [describe allocation]. Upon the occurrence of a [Cash Trap Event Period (as defined below)] and provided that no event of default has occurred, all excess cash remaining after any required escrow and reserve deposits, debt service payments and payments for other expenses for the Property, will be held by the lender in the excess cash flow reserve account as additional collateral for the Mortgage Loan (unless a [Cash Trap Event Period] no longer exists).

[Following an event of default, and until such default is cured in accordance with the loan documents, (i) the borrower shall have no right to have funds deposited into the borrower's operating account, (ii) lender may liquidate and transfer funds as provided by the loan documents to exercise and enforce lender's remedies, and (iii) lender may apply lockbox funds in its sole discretion, including to payment of the debt.]

[A **"Cash Trap Event Period"** will exist upon the earlier of (i) the occurrence and continuance of default or (ii) the debt service coverage ratio (as calculated in accordance with the loan documents) being less than [ ]x, and ending on the date that such debt service coverage ratio is at least [ ]x for [the immediately preceding two consecutive calendar quarters], provided that no default shall have occurred and be continuing during and at the time of the expiration of such period.]

Property Management. [The Property is currently managed by [ ], [an affiliate of the borrower,] pursuant to a management agreement. The property manager is currently entitled to [a base management fee] in an amount equal to [ ]% of [total gross income] from the Property. [The borrower may not enter into third party property or asset management contracts without prior written consent of the lender.]]

Assumption. [Describe.]

Release. [Describe.]

Real Estate Substitution. [Not permitted.][Describe]

Subordinate and Mezzanine Indebtedness. [Describe.]

Ground Lease. [Describe.]

Terrorism Insurance. [The loan documents require that the "all risk" insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.]

Annex B-1

Mortgage Loan Representations and Warranties

The Mortgage Loan Seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex B-2.  Such exceptions will be set forth on Schedule C referred to in the representations and warranties.  Capitalized terms used but not otherwise defined in this Annex B-1 shall have the meanings set forth in the main body of the prospectus supplement or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related mortgage loan seller, on the one hand, and the trust fund, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the mortgage loans, mortgaged properties or other matters.  We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

[the following representations and warranties will be conformed to reflect the representations and warranties made by the mortgage loan sellers for the relevant series]

1.           Mortgage Loan Schedule.  The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is true, complete (in accordance with the requirements of the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of the Mortgage Loan Purchase Agreement.

2.           Ownership of Mortgage Loan.  Immediately prior to the transfer of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan.  The Mortgage Loan Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Depositor free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances.  Upon consummation of transactions contemplated by the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will have validly and effectively conveyed to the Depositor all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance.  The sale of the Mortgage Loans to the Depositor or its designee does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

3.           Payment Record.  As of the Closing Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment without giving effect to any applicable grace period.  If the Mortgage Loan Seller was the originator of the

B-1-1

Mortgage Loan, the Mortgage Loan has not been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination.  If the Mortgage Loan Seller was not the originator of the Mortgage Loan, the Mortgage Loan has not, to the Mortgage Loan Seller’s knowledge, been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination.

4.           Lien; Valid Assignment.  The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions, or a “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not  (individually or in the aggregate) materially interfere with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (f) condominium declarations of record and identified in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer) and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the “Permitted Encumbrances”).  Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments and UCC Financing Statements, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower’s business on the related Mortgaged Property.  The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller).  Such assignment of Mortgage (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

5.           Assignment of Leases and Rents.  There exists, to be included in the related Mortgage File as otherwise contemplated by the Mortgage Loan Purchase Agreement, an Assignment of Leases, either as a separate instrument or as part of the Mortgage, related to and delivered in connection with each Mortgage Loan that establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of or first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same.  The related assignment of any

B-1-2

Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller).  Such assignment of Assignment of Leases (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.  The Assignment of Leases (whether as a separate instrument or as part of the Mortgage), subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

6.           Mortgage Status; Waivers and Modifications.  In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Depositor or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

7.           Condition of Property; Condemnation.  In the case of each Mortgage Loan, except as set forth in an engineering report prepared by a third party engineering consultant and included in the Servicing File and which has been delivered to the initial Subordinate Class Representative, the related Mortgaged Property is, to the Mortgage Loan Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where:  (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance; or (2) such repairs and maintenance have been completed; or (3) such repairs and maintenance are required to be completed and the amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance does not exceed 5% of the original principal balance of the related Mortgage Loan).  None of the engineering reports referred to in the first sentence of this Paragraph 7 was prepared more than 18 months prior to the Closing Date.  As of the date hereof, the Mortgage Loan Seller has no knowledge of any proceeding pending or written notice of any proceeding threatened for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan.  To the Mortgage Loan Seller’s knowledge (based solely on surveys (if any) and/or the lender’s title policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the improvements on the related Mortgaged Property considered material in determining the appraised value of the Mortgaged Property at origination lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current principal use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below.

8.           Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction (the “Title Policy”) (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to any Permitted Encumbrances.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Mortgage Loan Seller’s knowledge, no material claims have been made thereunder and no claims have been paid thereunder.  Neither the Mortgage Loan Seller, nor to the

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Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Depositor and recording of the related Assignment of Mortgage in favor of Depositor in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer.  Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), the following:  (a) access to a public road; and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

9.           No Holdback.  The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

10.           Mortgage Provisions.  The Mortgage Loan Documents for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

11.           Trustee under Deed of Trust.  If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Mortgage Loan Seller, the Depositor or any transferee thereof except in connection with a trustee’s sale after default by the related Borrower or such customary fee, as may be payable, in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

12.           Environmental Conditions.  Except in the case of the Mortgage Loans identified on Schedule C to the Mortgage Loan Purchase Agreement as Property Condition or Engineering Report Loans, where the environmental assessment with respect to lead based paint, asbestos containing materials, and radon gas was included in the Property Condition or Engineering Report, with respect to each Mortgaged Property (a) an environmental site assessment or an environmental site assessment update (each, an “Environmental Assessment”) was performed by an independent third party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such Environmental Assessment or, in the case of a Property Condition or Engineering Report Loan, the applicable Property Condition or Engineering Report, if any (each, an “Environmental Report”), is dated no earlier than twelve (12) months prior to the Closing Date and has been delivered to the Depositor, and (c) either (i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property and the same has not been subsequently remediated in all material respects, then one or more of the following are true:  (A) a party or parties not related to the related Borrower was identified as a responsible party for such condition or circumstance, (B) the related Borrower was required to provide additional security in an amount reasonably estimated by the Mortgage Loan Seller  to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Borrower provided a “no further action” letter or other evidence acceptable to the Mortgage Loan Seller in its reasonable business judgment, that applicable federal, state or local governmental authorities had no current intention of taking any

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action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated by the Mortgage Loan Seller to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower and/or the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Mortgage Loan Seller’s sole discretion, an appropriate net worth, or the financial ability to pay or perform all of its  obligations under such guaranty or indemnity, in light of such material violation of applicable environmental laws with respect to such known circumstances or conditions relating to the related Mortgaged Property.  To the Mortgage Loan Seller’s knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Mortgage Loan Seller in connection with the issuance of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws.  For the Mortgaged Properties identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller required the related Borrower to deliver, or the Mortgage Loan Seller itself obtained, a secured creditor impaired property insurance policy naming the Mortgage Loan Seller and its successors and/or assigns as a loss payee (a “Secured Creditor Policy”) or a pollution legal liability policy naming the Mortgage Loan Seller and its successors and/or assigns as an additional insured (a “PLL Policy”; a Secured Creditor Policy or a PLL Policy, an “Environmental Policy”) (provided that a Mortgaged Property will not be identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement unless the applicable Environmental Policy was obtained to specifically address an environmental concern or in lieu of obtaining a Phase I environmental assessment or conducting additional environmental testing); such Environmental Policy has been issued by an insurer with a claims paying ability rating or a financial strength rating, as applicable, of no less than “AA” (or the equivalent) by at least two nationally recognized statistical rating organizations registered with the Securities and Exchange Commission; such Environmental Policy is in full force and effect and all premiums required to be paid in connection with the issuance of such Environmental Policy have been so paid; and either such Environmental Policy, by its terms, inures to the benefit of the holder of the related Mortgage Loan or, subject to the Seller’s compliance with the Mortgage Loan Purchase Agreement, such Environmental Policy will be assigned to the Trustee within a reasonable period of time following the Closing Date.  All Environmental Reports that were in the possession of the Mortgage Loan Seller and that relate to a Mortgaged Property identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement have been delivered to or disclosed to the environmental insurance carrier issuing the related Environmental Policy prior to the issuance of such Environmental Policy.  Each Environmental Policy covering a Mortgaged Property identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement that constitutes a Secured Creditor Policy is in an amount either (1) at least equal to 125% of the outstanding principal balance of the related Mortgage Loan or (2) equal to the lesser of cleanup costs and the outstanding principal balance of the related Mortgage Loan and, in either case, such policy has a term ending no sooner than the date which is five years after the Stated Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the Mortgage Loan to which it relates and either (x) does not provide for a deductible or (y) provides for a deductible and the amount of that deductible is held in escrow.  Each Environmental Policy covering a Mortgaged Property identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement that constitutes a PLL Policy (1) has a term that is coterminous with the Stated Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, (2) provides for a deductible in an amount reasonably acceptable to the Mortgage Loan Seller and (3) is in an amount reasonably acceptable to the Mortgage Loan Seller.  The Mortgage for each Mortgage Loan encumbering the related Mortgaged Property or other related loan documents require the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

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13.           Loan Document Status.  Each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby.  Except as set forth in the immediately preceding sentence, there was no valid offset, defense, counter-claim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other loan documents, including, without limitation, any such valid offset, defense, counter-claim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other loan documents.

14.           Insurance.  Except in certain cases where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.  Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (18 months for Mortgage Loans above $35 million) (or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than twelve (12) months (18 months for Mortgage Loans above $35 million) of rental income).  Set forth on Schedule C (Representation 14) to the Mortgage Loan Purchase Agreement is a list of those Mortgaged Properties as to which a tenant having a net worth of at least $50,000,000 or an investment grade rating provided self-insurance, as contemplated by the second preceding sentence, as of the date of origination of the subject Mortgage Loan.  All such hazard insurance policies described above contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee as an additional insured in the case of liability insurance policies or as a loss payee in the case of property insurance policies, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.  Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender’s option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below).  Each Mortgage requires that the Borrower or a tenant of the Borrower maintain insurance as described above or permits the mortgagee to require insurance or self-insurance as described above, and permits the mortgagee to purchase such insurance at the Borrower’s expense if Borrower fails to do so or provides that the mortgagee has the general right to cure defaults of the Borrower.  Each Mortgaged Property is also covered by comprehensive general liability insurance in an amount at least equal to $1 million.  If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain flood insurance in respect thereof to the extent such flood insurance is available.

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15.           Taxes and Assessments.  To the Mortgage Loan Seller’s knowledge, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage, or if there are such delinquent charges or taxes, or if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge.  For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

16.           Borrower Bankruptcy.  To the Mortgage Loan Seller’s knowledge, no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.  To the Mortgage Loan Seller’s knowledge, as of the origination of the Mortgage Loan, none of (x) the nonrecourse carveout guarantors or nonrecourse carveout indemnitors under the Mortgage Loan, (y) any tenant with respect to more than 75% of the net rentable area at the related Mortgaged Property that is an Affiliate of the Borrower or (z) the sole tenant at the Mortgaged Property (in the case of this clause (z), if substantially all of the Mortgaged Property is leased to a single tenant and the tenant was the owner of the Mortgaged Property immediately prior to the origination of the Mortgage Loan) was a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

17.           Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan; or (ii) the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan).  As of the date of origination, with respect to each legal non-conforming use or structure, the originator determined (based on either (x) any of a review of the applicable zoning law, a letter from a governmental authority, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy or a combination of the foregoing or (y) due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located) that if a casualty occurred at that time, the Mortgaged Property could have been restored or repaired to such an extent that the use or structure of the restored or repaired property would be substantially the same use or structure, or law and ordinance insurance has been obtained, or a holdback has been established and the Borrower is required to take steps necessary to cause the Mortgaged Property to become a conforming use or structure.

18.           Leasehold Estate Only.  If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a “Ground Lease”), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the “Fee Interest”), then:

(a)           Such Ground Lease or a memorandum thereof has been submitted for recording; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

(b)           The related lessee’s leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of

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equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

(c)           The Borrower’s interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Depositor upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld; provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid).  If required by such Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease;

(d)           The related ground lessor has agreed to provide the holder of the Mortgage Loan notice and the holder of such Mortgage Loan is permitted a reasonable time to cure any default or breach by the lessee thereunder, including such time as is necessary to gain possession of the Mortgaged Property, by foreclosure or otherwise, if possession is necessary to effect such cure, before the lessor thereunder may terminate such Ground Lease;

(e)           In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related Borrower was not then in default under such Ground Lease; such Ground Lease provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to the mortgagee; the Mortgage Loan Seller has not received any written notice of default under or termination of such Ground Lease; to the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease; and, to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(f)           Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years if such Mortgage Loan fully or substantially amortizes by the stated maturity;

(g)           Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower, unless the mortgagee under such Mortgage Loan fails to cure a curable default of the lessee under such Ground Lease following notice thereof from the lessor;

(h)           Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

(i)           Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender on a similar mortgaged property in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

(j)           Such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns, provided that such mortgagee has

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provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.

19.           Qualified Mortgage.  Such Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2)).

20.           Advancement of Funds.  In the case of each Mortgage Loan, neither the Mortgage Loan Seller nor, to the Mortgage Loan Seller’s knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under a related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

21.           No Equity Interest, Equity Participation or Contingent Interest.  No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

22.           Legal Proceedings.  To the Mortgage Loan Seller’s knowledge, there are no pending actions, suits, governmental investigations or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property, the principal benefit of the security intended to be provided by the Mortgage Loan Documents, the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or the current principal use of the Mortgaged Property.

23.           Other Mortgage Liens.  None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or other underwriting criteria specified therein.  To the Mortgage Loan Seller’s knowledge, except for cases involving Cross-Collateralized Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage.  Each of the related Mortgage Loan Documents requires the Borrower to pay all reasonable costs and expenses related to obtaining consent to an encumbrance.

24.           No Mechanics’ Liens.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and, to the Mortgage Loan Seller’s knowledge, no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

25.           Compliance.  Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

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26.           Licenses and Permits.  To the Mortgage Loan Seller’s knowledge, as of the date of origination of each Mortgage Loan, and based on any of:  (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued, and, as of the Cut-off Date, the Mortgage Loan Seller has no written notice that the related Borrower was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued.

27.           Cross-Collateralization.  No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

28.           Releases of Mortgaged Properties.  No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. ”government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans and the other individual Mortgage Loans secured by multiple parcels may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price and, if so provided in the related Mortgage Loan Documents, prepayment consideration in connection therewith or (iii) the substitution of real property collateral; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Mortgage Loan Seller did not give any material value in underwriting the Mortgage Loan.  With respect to any full or partial release or substitution of collateral, as contemplated by the provisos to the immediately preceding sentence, either:  (a) such release or substitution of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and either (II) (a) would not cause the subject Mortgage Loan to fail to be “principally secured” by an interest in real property within the meaning of Section 1.860G-2(b)(7)(ii) or (iii) of the Treasury Regulations, except as may be permitted under Rev. Proc. 2010-30, 2010-36 I.R.B. 316, or (II)(b) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (b) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release or substitution of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (a).

29.           Defeasance.  If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan either (A) (1) permits defeasance no earlier than two years after the Closing Date, (2) permits defeasance only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Mortgage Note and (3) has been transferred by the Mortgage Loan Seller with the intent that the defeasance provision not be utilized (x) for any reason other than to facilitate the disposition of the Mortgaged Property or any other customary commercial transaction or (y) as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages or (B) requires that a legal opinion or opinions be delivered with respect to the defeasance that states subject to customary assumptions and qualifications that the holder of such Mortgage Loan has a first priority perfected security interest in the defeasance collateral and that the defeasance will not  cause the Trust to fail to qualify as a REMIC as defined in the REMIC Provisions (the “Legal Opinion”).  The related Mortgage Loan Documents enable the lender to charge the Borrower for the expenses associated with permitting a defeasance and provide for the following items (or otherwise contain provisions pursuant to which the holder can require such items):  (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) the Legal

B-1-10

Opinion, and (c) a letter or other written evidence from the Rating Agencies to the effect that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.

30.           Fixed Rate Loan.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

31.           Inspection.  Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

32.           No Material Default.  To the Mortgage Loan Seller’s knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan and no event has occurred which, with the passing of time or giving of notice and the expiration of any grace or cure period, would constitute such a material default or breach; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Mortgage Loan Seller in this Exhibit C.  Neither the Mortgage Loan Seller nor any servicer on behalf of the Mortgage Loan Seller has accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan.

33.           Due-on-Sale.  Except for transfers to specific parties that are identified and pre-approved in the Mortgage Loan Documents and except with respect to certain transfers by reason of family and estate planning and/or a substitution or release of collateral within the parameters of Paragraph 28 above, each Mortgage contains a “due on sale” clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage and/or the satisfaction of specified criteria set forth in the related Mortgage Loan Documents, the property subject to the Mortgage or any material portion thereof, or any controlling interest in the Borrower (except for a transfer of a controlling interest in the Borrower to a Person where one or more individuals specified in the Mortgage (i) own and control at least 50% of the same type of ownership interests in such Person and the Mortgaged Property as such individuals held in the original Borrower and the Mortgaged Property and (ii) such individuals continue to control the management of such Person and the Mortgaged Property), is directly or indirectly transferred or sold; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Borrower or constituent entities of the Borrower to a third party or parties related to the Borrower upon the Borrower’s satisfaction of certain conditions precedent.

34.           Single Purpose Entity.  The Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $10,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity.  For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other  related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm’s-length basis.

35.           Whole Loan.  Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

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36.           Security Interests in Hospitality Properties.  If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph 13 above) first priority security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower’s business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law).  The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Mortgage Loan Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

37.           Prepayment Premiums.  Prepayment Premiums payable with respect to each Mortgage Loan, if any, constitute “customary prepayment penalties” within meaning of Treasury Regulations Section 1.860G-1(b)(2).

38.           Recourse.  The related Mortgage Loan Documents contain provisions providing for recourse against the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, or a natural person, for damages sustained in connection with the Borrower’s fraud, willful misrepresentation (unless the Mortgage Loan Documents refer to material misrepresentation without also referring to willful misrepresentation), failure to deliver insurance or condemnation proceeds or awards or security deposits to lender or to apply such sums as required under the Mortgage Loan Documents, failure to apply rents and other income during a default or after acceleration to either amounts owing under the loan or normal and necessary operating expenses of the property or commission of material physical waste at the Mortgaged Property.  The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, or a natural person, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental covenants.

39.           Assignment of Collateral.  There is no material collateral securing any Mortgage Loan that has not been assigned to the Depositor.

40.           Fee Simple or Leasehold Interests.  The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

41.           Escrows.  All escrow deposits (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Mortgage Loan Seller or its agents (which shall include the applicable Master Servicer).  All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Depositor.  Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

42.           Operating Statements.  In the case of each Mortgage Loan, the related Mortgage Loan Documents require the related Borrower, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and rent rolls not less frequently than quarterly

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and annually and financial statements of the Borrower not less frequently than annually (except if the Mortgage Loan has an outstanding principal balance of less than or equal to $4,000,000 as of the Cut-off Date or the related Mortgaged Property has only one tenant, in either of which cases the Mortgage Loan Documents require the Borrower, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and (if there is more than one tenant) rent rolls and/or financial statements of the Borrower annually), and such other information as may be required therein.

43.           Appraisals.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

44.           No Capital Contributions.  The Mortgage Loan Seller has no obligation to make any capital contributions to the related Borrower under the Mortgage Loan.

45.           Grace Periods.  The related Mortgage or Mortgage Note provides a grace period for Monthly Payments no longer than ten (10) days from the applicable Due Date.

46.           Access Routes.  Based solely on surveys, title insurance reports, the Title Policy, the engineering report, the appraisal and/or other relevant documents included in the Mortgage File, at the time of origination of the Mortgage Loan, the Mortgaged Property had access to a public road.

47.           Tax Parcels.  Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part.

48.           Loan Servicing.  The servicing practices used with respect to each Mortgage Loan have been in all material respects legal, proper, and prudent.

49.           Terrorism Insurance.  With respect to each Mortgage Loan that has a Stated Principal Balance as of the Cut-off Date that is greater than or equal to $20,000,000, the related all risk insurance policy and business interruption policy do not specifically exclude acts of terrorism from coverage or a separate policy has been obtained covering acts of terrorism.  As of the date of origination of the Mortgage Loan the related all risk insurance policy and business interruption policy did not, and as of the date hereof, to the Mortgage Loan Seller’s knowledge, the related all risk insurance policy and business interruption policy does not, specifically exclude acts of terrorism from coverage.  The knowledge of the Mortgage Loan Seller referred to in the preceding sentence is based on the procedures described on Schedule C hereto.  With respect to each of the Mortgage Loans, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability, or as otherwise indicated on Schedule C to the Mortgage Loan Purchase Agreement.

50.           Mortgaged Property Release upon Condemnation.   In the event of a taking of any portion of the Mortgaged Property by a state, political subdivision or authority thereof, whether by condemnation, similar legal proceeding or by agreement in anticipation of such condemnation or other similar legal proceeding, if immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the Mortgage Loan would no longer be “principally secured by an interest in real property” within the meaning of Section 1.860G-2(b)(7) of the Treasury Regulations (except as may be permitted by Rev. Proc. 2010-30, 2010-36 I.R.B. 316), the terms of such Mortgage Loan and the related Mortgage require or permit the

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Mortgagee to apply the net proceeds of the condemnation or other similar award to pay down the principal balance of the Mortgage Loan rather than to be applied to the restoration of the Mortgaged Property or to be released to the Borrower.

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Annex B-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by mortgage loan seller and listed by the number of the related representation and warranty set forth on Annex B-1 and the mortgage loan name and number identified on Annex A-1.  Capitalized terms used but not otherwise defined in this Annex B-2 shall have the meanings set forth in Annex B-1 or, if not defined therein, in the main body of the prospectus supplement or, if not defined therein, in the related mortgage loan purchase agreement.

Wells Fargo Bank, National Association

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

[                                ]

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

B-2-1

Annex C

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered Commercial Mortgage Pass-Through Certificates, Series 201[ ]-[  ], Class [  ], [  ], [  ], [  ], [  ], [  ], [  ] and [  ], will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including [          ], 201[ ]) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including [          ], 201[ ]) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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[Annex D-1

Form of Trust Advisor Annual Report1
[(Subordinate Control Period)]

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  [Wells Fargo] Commercial Mortgage Trust 201[ ]-[  ], Commercial Mortgage Pass-Through Certificates, Series 201[ ]-[  ]
Trust Advisor:  [                ]
Special Servicer:  [                ]
Special Servicer Location Visited:  [INSERT LOCATION]
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report.
[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.
[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report.  This report does not include work activity related to those open cases.

b.
[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports.  This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued.  The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Mortgage Loans in accordance with the Servicing Standard.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF INFORMATION].

In connection with the assessment set forth in this report the Trust Advisor:

1.
Reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

1
This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

D-1-1

2.
Met with the Special Servicer for an onsite visit on [DATE].  Participants from the Special Servicer included:  [IDENTIFY PARTICIPANTS’ NAME AND TITLE].  The Final Asset Status Report of one Specially Serviced Mortgage Loan (the “Case Study Loan”) was referenced in the meeting.  The discussion focused on Special Servicer’s execution of its resolution and liquidation procedures in general terms as well as in specific reference to the Case Study Loan.  The Case Study Loan selected for discussion was the [IDENTIFY MORTGAGE LOAN] and was chosen because [STATE REASONS].

a.
Trust Advisor’s analysis of the Final Asset Status Report related to the Case Study Loan and onsite meeting with the Special Servicer should be considered a limited investigation and background discussion and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
During the visit with the Special Servicer, the Trust Advisor referenced mortgage loans from other assignments (where applicable) unrelated to this Trust to explore techniques or approaches that may be useful to the Special Servicer’s activities with respect to certain of the Specially Serviced Mortgage Loans.  Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in

D-1-2

connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in discussions regarding such actions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement.  The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of [          ], 201[ ].]

D-1-3

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[Annex D-2

Form of Trust Advisor Annual Report2
[(Collective Consultation Period and Senior Consultation Period)]

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  [Wells Fargo] Commercial Mortgage Trust 201[ ]-[  ], Commercial Mortgage Pass-Through Certificates, Series 201[ ]-[  ]
Trust Advisor:  [                ]
Special Servicer:  [                ]
Special Servicer Location Visited:  [INSERT LOCATION]
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.
[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports.  This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued.  The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.
Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:]  Met with the Special Servicer on an onsite visit on [DATE].  Participants from the Special Servicer included:  [IDENTIFY PARTICIPANTS’ NAME AND TITLE].  The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value

2
This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

D-2-1

calculations and Appraisal Reduction Amount calculations) was referenced in the meeting.  The discussion focused on Special Servicer’s execution of its resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.
Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and onsite meeting with the Special Servicer] should be considered a limited investigation and background discussion and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
[[If report is rendered during a Senior Consultation Period:]During the visit with the Special Servicer, the Trust Advisor referenced mortgage loans from other assignments (where applicable) unrelated to this Trust to explore techniques or approaches that may be useful to the Special Servicer’s activities with respect to certain of the Specially Serviced Mortgage Loans.]  Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:]the annual meeting] and the generation of this report:  [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans:  [LIST].  The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.  The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor.  Such recommendations generally included the following:  [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.	The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable

D-2-2

non-discretionary portions of the formula] required to be utilized for such calculation.

c.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly.  [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in any of those discussions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement.  The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of [          ], 201[ ].]

D-2-3

Until [                      ], 201[ ], all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus.  This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$[                     ]
(Approximate)

[WELLS FARGO] COMMERCIAL MORTGAGE TRUST 201[ ]-[  ]
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 201[ ]-[  ]

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

[Wells Fargo Bank, National Association]

[                        ]
as Sponsors and Mortgage Loan Sellers

___________________

PROSPECTUS SUPPLEMENT
___________________

[Wells Fargo Securities]	[ ]

Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

[ ]	[ ]	[ ]
Co-Manager	Co-Manager	Co-Manager

[___________________]. 201[ ]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2011
PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series.  Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates.  Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks.  You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete.  Any representation to the contrary is unlawful.

      , 2011

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	V

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	VI

WHERE YOU CAN FIND MORE INFORMATION	VI

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	10
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	12
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	19
Special Risks of Mortgage Loans Secured by Health Care-Related Properties	20
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	22
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	23
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	24
The Servicer Will Have Discretion to Handle or Avoid Obligor Defgaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	25
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	25
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Some Actions Allowed by the Mortgage May Be Limited by Law	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	26
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	26
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26

i

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28
We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	29
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	29
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	33
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	34
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Certificate Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	47

General	47
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal of the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Reports to Certificateholders	52
Voting Rights	53
Termination	53
Book-Entry Registration and Definitive Certificates	54

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	56

General	56
Assignment of Mortgage Assets; Repurchases	57
Representations and Warranties; Repurchases	58
Certificate Account	58

ii

Collection and Other Servicing Procedures	61
Realization upon Defaulted Mortgage Loans	62
Hazard Insurance Policies	64
Due-on-Sale and Due-on-Encumbrance Provisions	65
Servicing Compensation and Payment of Expenses	65
Evidence as to Compliance	65
Certain Matters Regarding the Master Servicer and the Depositor	66
Events of Default	67
Rights upon Event of Default	68
Amendment	68
List of Certificateholders	69
The Trustee	69
Duties of the Trustee	69
Certain Matters Regarding the Trustee	69
Resignation and Removal of the Trustee	70

DESCRIPTION OF CREDIT SUPPORT	70

General	70
Subordinate Certificates	71
Cross-Support Provisions	71
Insurance or Guarantees with Respect to Mortgage Loans	71
Letter of Credit	71
Certificate Insurance and Surety Bonds	72
Reserve Funds	72
Credit Support with Respect to CMBS	72

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	73

General	73
Types of Mortgage Instruments	73
Leases and Rents	73
Personalty	74
Cooperative Loans	74
Junior Mortgages; Rights of Senior Lenders	75
Foreclosure	76
Bankruptcy Laws	80
Environmental Considerations	82
Due-on-Sale and Due-on-Encumbrance	84
Subordinate Financing	84
Default Interest and Limitations on Prepayments	84
Certain Laws and Regulations; Types of Mortgaged Properties	85
Applicability of Usury Laws	85
Servicemembers Civil Relief Act	85
Americans with Disabilities Act	86
Forfeiture in Drug, RICO and Money Laundering Proceedings	86
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	86

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	87

General	87
REMICs	88

Taxation of Owners of REMIC Regular Certificates.	90
Taxation of Owners of REMIC Residual Certificates.	97

Grantor Trusts	112

Characterization of Investments in Grantor Trust Certificates.	112
Taxation of Owners of Grantor Trust Fractional Interest Certificates.	113

iii

STATE AND OTHER TAX CONSEQUENCES	122

ERISA CONSIDERATIONS	123

General	123
Prohibited Transaction Exemptions	124
LEGAL INVESTMENT	126

METHOD OF DISTRIBUTION	128

LEGAL MATTERS	129

FINANCIAL INFORMATION	129

GLOSSARY	129

iv

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 129 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus.  This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates.  The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention:  Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

vi

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates.  For this reason, the summary does not contain all the information that may be important to you.  You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person.  The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels, motels and other hospitality properties;

•	office buildings;

•	nursing homes, assisted living facilities and similar properties;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	owner-occupied commercial properties;

•	warehouse, mini-warehouse, cold storage, or self storage facilities;

•	recreational vehicle and mobile home parks;

•	manufactured housing communities;

•	parking lots;

•	commercial properties occupied by one or more tenants;

•	entertainment or sports arenas;

•	restaurants;

•	marinas;

•	mixed use properties;

•	movie theaters;

•	amusement and theme parks;

•	destination resorts, golf courses and similar properties;

•	educational centers;

•	casinos;

•	bank branches; and

•	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties.  A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities.  Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders.  All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of one or more classes of certificates;

•	overcollateralization;

•	letters of credit;

•	insurance policies;

•	bonds;

•	repurchase obligations;

•	guarantees;

•	reserve funds; and/or

•	a combination of any of the above.

Cash Flow Agreements
Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be.  The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements; and/or

•	yield supplement agreements.

Pre-Funding Account;
Capitalized Interest Account
A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates.  The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.  The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account.  The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations.  Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates
Each series of certificates will include one or more classes.  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund.  The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement.  The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement.  Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount.  Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero.  Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances
A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable.  The trust fund may be charged interest for any advance.  We will not have any responsibility to make such advances.  One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates
One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company.  If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	“regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws.  The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The accompanying prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” herein.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates.  The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person.  No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series.  Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement.  The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates.  On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls.  The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled.  Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates.  The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates.  As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets.  A series of certificates may include one or more classes offered at a significant premium or discount.  Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium.  No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•
there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•
certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund.  We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor.  As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates.  Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.  The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest.  In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.  This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates.  Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.  The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.  Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•
the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.  Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties.  Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income.  In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•
the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•
a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan.  If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan.  Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets.  The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates.  The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties.  The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future.  The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.  See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism.  Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors.  In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•
in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry.  Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time.  Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.  Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund.  Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels.  Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•
the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs.  The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry.  Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time.  Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund.  In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center.  In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.  Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales.  Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property.  Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons.  In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property.  In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry.  In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center.  In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.  Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license.  Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry.  See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of office buildings include:

•	the quality of an office building’s tenants;

•
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building.  That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market.  Competition is affected by a property’s:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•
ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy.  A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities.  A central business district may have an economy which is markedly different from that of a suburb.  The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis.  In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate.  Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services.  Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments.  Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement.  Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund.  The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility.  In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities.  Therefore, such facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.  See “—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property” in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Health Care-Related Properties

The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•
Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•
Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments.  Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services.  In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.  Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services.  Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure.  Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states.  The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs.  In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license.  We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds.  The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility).  States also regulate nursing bed supply in other ways.  For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment.  In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency.  Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption.  In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license.  Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to health care-related facilities.  “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.  Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs.  The state law restrictions in this area vary considerably from state to state.  Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance.  Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators.  The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility’s age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself.  The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project.  The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•
planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan.  In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.  There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•
these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.  Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages.  When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied.  If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates.  Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement.  Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.  The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected.  None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals.  The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law

Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.  Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower.  Such clauses are not always enforceable.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default.  The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver.  Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund.  A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms.  In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates.  If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•
the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions.  This lien may be superior to the lien of an existing mortgage.  Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property.  The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner.  Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage.  In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances.  The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in the accompanying prospectus supplement, and “Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments” in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing.  In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•
either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•
an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•
the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks.  In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation.  Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property.  However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property.  See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws.  For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates.  Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders.  These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers.  In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “Description of the Mortgage Pool—

Representations and Warranties; Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure.  Any such tax would substantially reduce net proceeds available for distribution to that series of certificates.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it.  Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

•
such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.  See “Risk Factors—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals.  Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the property and the mortgage loan in the pool.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities.  In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”.  The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates.  See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:  (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases.  Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses.  Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.  Insurance proceeds may not be sufficient to pay off such mortgage loan in full.  In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements.  Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee.  There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower.  The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable.  However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates.  In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement.  It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii).  Each trust fund will be established by the depositor.  Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor.  The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person.  The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.  The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land.  The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property.  A mortgage may create a lien on a borrower’s leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years.  Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates.  In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.  To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties.  Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.  Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s).  A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent.  A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s).  A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor.  Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan.  To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee.  This is generally the case in bond-type leases and credit-type leases.  In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan.  To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan.  In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed.  As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.  As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.  As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.  The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time.  An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan.  As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation).  In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio.  With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan.  As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.  However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.  See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property.  Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.  The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods.  Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.  Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement.  A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement.  A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement.  If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following:  (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.  In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement.  The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the CMBS.  The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof.  The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates.  If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets.  Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date.  Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.  The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates.  Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account.  Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.  Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations.  Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement.  See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS.  If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment.  However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.  The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates.  If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls.  The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.  See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund).  In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate).  Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments.  As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be.  Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.  The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of

100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month.  Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.  The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes.  Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls.  For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class.  If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.  Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection.  A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure.  As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate.  Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class.  Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.  Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates.  In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.  Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall.  Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature.  A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans.  The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.  The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls.  In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement.  As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates.  The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.  In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement.  As specifically set forth in the accompanying prospectus supplement, “excess funds” generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series.  Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor.  Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations.  Wells Fargo may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates.  Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.  Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia

Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988.  The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets.  The depositor is generally not engaged in any activities except those related to the securitization of assets.  The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166.  Its telephone number is 704-715-6133.  There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement.  Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement.  Any such classes may include classes of offered certificates.  With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement.  As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC.  The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable.  The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class.  The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions.  Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date.  With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date.  Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series.  Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls.  The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement.  The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.  Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class.  See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund.  The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time.  In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above).  Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets.  In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates.  In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement.  See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds.  In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates.  See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date.  If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders.  As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)          the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)         the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)        the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)        the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)         the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)        the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)       the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)      with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)         with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)          the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)         the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)        the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)       the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date;

(xiv)       if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date; and

(xv)        any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments since the previous distribution date or cumulatively.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination.  The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS.  In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement.  See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer.  See “Description of the Pooling and Servicing Agreements—Events of Default”, “—Rights upon Event of Default” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement.  Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates.  Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company (“DTC”), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems.  Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants.  In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC.  Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants.  Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates.  Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.  The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.  However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party.  All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement.  However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued.  The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement.  As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date.  The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series.  Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series.  Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset.  In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases.  The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders.  With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example:  (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan.  Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders.  If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement.  This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party.  Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement.  In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.  The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series.  As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation.  If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)         all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)        all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)       all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)       any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)        any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)       any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii)      all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under “—Assignment of Mortgage Assets; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)     any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)        to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)         all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)        any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)       any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)          to make distributions to the certificateholders on each distribution date;

(ii)         to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)        to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)        to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)         if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)        to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)       to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)      if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)         to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)          to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)         to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)        if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)       to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)       to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)        to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)       to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)      to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.  The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans.  Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.  A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.  A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement.  Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees.  Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.  See “—Certificate Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.  If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans.  The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property.  In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement.  A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time.  See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.  In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)        either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)       either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the

Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.  If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference.  The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement.  Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account.  The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund.  If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund.  Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)           a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)           a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement.  Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.  The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.  Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement.  In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.  However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations.  Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to  assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement.  Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding.  The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder.  Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.  However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.  To the extent specified in the related prospectus supplement, a certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer.  If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.  As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor.  Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.  Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing.  If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement.  If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support.  Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB.  See “Description of the Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates.  If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates.  The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement.  Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates.  If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement.  The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund.  A copy of any such letter of credit will accompany the Current

Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement.  A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.  However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series.  If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus.  For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.  Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage:  a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender).  In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.  A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale.  A deed to secure debt typically has two parties.  The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Considerations” below.  In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders.  The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation.  As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine.  Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness.  Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance.  Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete.  Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants.  As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming.  In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property.  Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are:  the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security.  This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor.  Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.  A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility.  In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility.  Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law.  Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.  Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences thereof caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances.  For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years.  Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events.  This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate.  This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.  Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.  See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease.  To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset.  To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.  Such state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the mortgaged property could become property of the estate of such bankrupt general partner.  Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities.  Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan.  In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.  Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility.  This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.  However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower.  Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks.  The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.”  However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Lender Liability Act does not, among other things:  (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.  Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property.  While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof.  Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.  Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure).  Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.  By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator.  In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank.  If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).  Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise.  If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”).  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose “functional currency” is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue.  Investors should do so not only as to federal taxes, but also as to state and local taxes.  See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

•
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

•	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-

referenced sections of the Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.  The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

•	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC.  Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a “qualified floating rate,”

•	an “objective rate,”

•	a combination of a single fixed rate and one or more “qualified floating rates,”

•	a combination of a single fixed rate and one “qualified inverse floating rate,” or

•	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

•
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.
the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1.  of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•
using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

•	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC.  In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income.  You must recognize ordinary income to that extent.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election.  The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses.  Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Inducement Fees.  Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder.  Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability.  Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

•	See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain.  A Treasury Notice dated October 27, 2006, applies a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded.  These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor:  (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.  A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:  at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.  The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.  Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•
payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year.  A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status.  This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

•	Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements.  These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.  Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation.  As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts.  If  the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

•
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•
“loans. . .  secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•
“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . .  [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

•	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

•	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . .  [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

•
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses.  Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.  Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses.  Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules.  The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code.  Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis.  Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code.  This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.”  In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

•	However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a less than de minimis amount of original issue discount, or

•
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis.  Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans.  The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

•	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

•	However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing.  Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

•	However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

•	The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most grantor trust certificates meet this exception, section 1258 will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates.  We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code.  However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.  A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan.  Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.”  For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan.  If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) has received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied.  For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates.  See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one of several specified credit rating agencies.

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of:  (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date.  In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.  Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply.  The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements:  (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one of several specified credit rating agencies for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund.  If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for

the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one of several specified credit rating agencies and do not result in any certificates receiving a lower credit rating from such credit rating agency than the current rating.  The pooling and servicing agreements will each be a “Pooling and Servicing Agreement” as defined in the Exemption.  Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied.  Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one of several specified credit rating agencies.  In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law).  The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.  Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.  The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  The appropriate characterization of those offered certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “commercial mortgage-related securities” and “residential mortgage-related securities.”  As so defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.”  In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the offered certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” and Thrift Bulletin 73a (December 18, 2001) “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series.  The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor.  If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement.  Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC acting as agent.  If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance.  The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement.  To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC to one or more affiliates of the depositor.  This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin llp, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-Off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“Debt Service Coverage Ratio” means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“Loan-to-Value Ratio” means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

“Net Operating Income” means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.  In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses and costs expected to be incurred in connection with the issuance and distribution of the Certificates being registered hereby.

Registration Fee	$116.10
Rating Agency Fees	*
Printing and Engraving Expenses	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Trustee Fees and Expenses	*
Miscellaneous	*
Total	*

*	To be provided by amendment.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties under such Pooling and Servicing Agreements, or by reason of reckless disregard of such duties.  The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and related Certificates, other than any loss, liability or expense:  (i) specifically required to be borne thereby pursuant to the terms of such Pooling and Servicing Agreements, or otherwise incidental to the performance of obligations and duties thereunder; and (ii) incurred in connection with any violation of any state or federal securities law.

Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the “NCBCA”) contain specific provisions relating to indemnification of directors and officers of North Carolina corporations.  In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable in certain proceedings to the corporation or for improperly receiving personal benefit, the corporation may not indemnify him.  The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute.  The statute further provides that a corporation may in its articles of incorporation, by contract or by resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

The Articles of Incorporation of the Registrant provide that the personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the NCBCA, as presently in effect or as amended.  No amendment, modification or repeal of this provision of the Articles of Incorporation shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

Wells Fargo & Company maintains directors and officers liability insurance for the benefit of its subsidiaries.  In general, the policy insures (i) the Registrant’s directors and, in certain cases, its officers against loss by reason of any of their wrongful acts, and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and condition contained in the policy.

In connection with an agreement between the Registrant and Juliana C. Johnson, an independent director of the Registrant, the Registrant has agreed to indemnify and hold harmless Ms. Johnson from any and all loss, claim, damage or cause of action, including reasonable attorneys’ fees related thereto (collectively, “Claims”), incurred by Ms. Johnson in the performance of her duties as a director; provided, however, that Ms. Johnson shall not be so indemnified for such Claims if they arise from her own negligence or willful misconduct.

Under agreements which may be entered into by the Registrant, certain controlling persons, directors and officers of the Registrant may be entitled to indemnification by underwriters and agents who participate in the distribution of Certificates covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.

ITEM 16.	EXHIBITS.

EXHIBIT	DESCRIPTION OF DOCUMENT

1(a)	Form of Underwriting Agreement.*
3(i)	Articles of Incorporation
3(ii)	By-laws
4(a)	Form of Pooling and Servicing Agreement.*
4(b)	Form of Mortgage Loan Purchase Agreement.*
5(a)	Opinion of Sidley Austin LLP with respect to legality.*
5(b)	Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.*
8(a)	Opinion of Sidley Austin LLP with respect to certain tax matters (included as part of Exhibit 5(a)).*
8(b)	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5(b)).*
23(a)	Consent of Sidley Austin LLP (included as part of Exhibit 5(a) and Exhibit 8(a)).*
23(b)	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5(b) and Exhibit 8(b)).*
24(a)	Powers of Attorney (included on Page II-5).

*	To be filed by amendment.

ITEM 17.	UNDERTAKINGS

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A)       paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                 (B)       paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

(C)        that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in this Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(D)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(E)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(F)
The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on February 17, 2011.

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Brigid M. Mattingly
President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brigid M. Mattingly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

By: /s/Brigid M. Mattingly Brigid M. Mattingly	President and Director (Principal Executive Officer)	February 17, 2011

By: /s/ David L. Pitelka David L. Pitelka	Managing Director and Treasurer (Chief Financial Officer and Chief Accounting Officer)	February 17, 2011

By: /s/ Julie Caperton Julie Caperton	Managing Director and Director	February 14, 2011

By: /s/ Juliana C. Johnson Juliana C. Johnson	Director	February 17, 2011

By: /s/ John R. Shrewsberry John R. Shrewsberry	Senior Vice President and Director	February 14, 2011

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF DOCUMENT

1(a)	Form of Underwriting Agreement.*
3(i)	Articles of Incorporation
3(ii)	By-laws
4(a)	Form of Pooling and Servicing Agreement.*
4(b)	Form of Mortgage Loan Purchase Agreement.*
5(a)	Opinion of Sidley Austin LLP with respect to legality.*
5(b)	Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.*
8(a)	Opinion of Sidley Austin LLP with respect to certain tax matters (included as part of Exhibit 5(a)).*
8(b)	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5(b)).*
23(a)	Consent of Sidley Austin LLP (included as part of Exhibit 5(a) and Exhibit 8(a)).*
23(b)	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5(b) and Exhibit 8(b)).*
24(a)	Powers of Attorney (included on Page II-5).

*	To be filed by amendment.